                                                                       EX-10.19

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                                  REVLON, INC.
                      REVLON CONSUMER PRODUCTS CORPORATION
                                  REMEA 2 B.V.
                   REVLON EUROPE, MIDDLE EAST AND AFRICA, LTD.
                        REVLON INTERNATIONAL CORPORATION
                      EUROPEENNE DE PRODUITS DE BEAUTE S.A.
                         DEUTSCHE REVLON GmbH & CO. K.G.
                               REVLON CANADA, INC.
                          REVLON DE ARGENTINA, S.A.I.C.
                    REVLON SOUTH AFRICA (PROPRIETARY) LIMITED
                              REVLON (SUISSE) S.A.
                        REVLON OVERSEAS CORPORATION C.A.
                 CEIL - COMERCIAL, EXPORTADORA, INDUSTRIAL LTDA.
                            REVLON MANUFACTURING LTD.
                               REVLON BELGIUM N.V.
                               REVLON (CHILE) S.A.
                           REVLON (HONG KONG) LIMITED
                                  REVLON, S.A.
                              REVLON NEDERLAND B.V.
                           REVLON NEW ZEALAND LIMITED
                         EUROPEAN BEAUTY PRODUCTS S.p.A.

                                       AND

             BEAUTY CARE PROFESSIONAL PRODUCTS LUXEMBOURG, S.a.r.l.



                          DATED AS OF FEBRUARY 18, 2000

                                TABLE OF CONTENTS

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                         ARTICLE I CERTAIN DEFINED TERMS

Section 1.1   "A.P. Products Agreement" ....................................3
Section 1.2   "Acquired Assets" ............................................3
Section 1.3   "Acquired Books and Records" .................................5
Section 1.4   "Acquired Companies' Intellectual Property" ..................5
Section 1.5   "Acquired Contracts" .........................................7
Section 1.6   "Acquired Intellectual Property" .............................7
Section 1.7   "Acquired Intellectual Property Contracts" ...................8
Section 1.8   "Acquired Leases" ............................................8
Section 1.9   "Acquired Manufacturing Equipment" ...........................8
Section 1.10  "Acquired Personal Property" .................................9
Section 1.11  "Adjusted U.S. GAAP"..........................................9
Section 1.12  "American Crew Agreement" ....................................9
Section 1.13  "Assumed Liabilities" ........................................9
Section 1.14  "Business Intellectual Property" ............................10
Section 1.15  "Common" ....................................................10
Section 1.16  "Creative Nail Agreement" ...................................10
Section 1.17  "Excluded Assets" ...........................................11
Section 1.18  "Excluded Liabilities".......................................12
Section 1.19  "Funded Debt"................................................12
Section 1.20  "General Wig Agreement" .....................................12
Section 1.21  "Governmental Entity" .......................................12
Section 1.22  "Huber Agreement" ...........................................12
Section 1.23  "Income Taxes" ..............................................12
Section 1.24  "Non-Income Taxes" ..........................................12
Section 1.25  "Intercosmo Agreement" ......................................12
Section 1.26  "Liability" .................................................13
Section 1.27  "Licensed Intellectual Property" ............................13
Section 1.28  "Licensed Revlon Marks" .....................................13
Section 1.29  "Pan-African JV Agreement" ..................................13
Section 1.30  "Revlon Marks"...............................................13
Section 1.31  "Other Definitions"..........................................13

                          ARTICLE II PURCHASE AND SALE

Section 2.1   Purchase and Sale of Shares..................................20
Section 2.2   Purchase and Sale of Certain Assets..........................20
Section 2.3   Consideration................................................21

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                                                                          ----


Section 2.4   Closing......................................................21
Section 2.5   Deliveries by the Sellers....................................22
Section 2.6   Deliveries by Buyer..........................................24
Section 2.7   Determination of Estimated Purchase Price....................25
Section 2.8   Contingent Consideration.....................................27
Section 2.9   Post-Closing Adjustments.....................................29
Section 2.10  Intercompany Liabilities.....................................33

                           ARTICLE III RELATED MATTERS

Section 3.1   Books and Records of the Acquired Companies..................35
Section 3.2   No Ongoing or Transition Services............................35
Section 3.3   Distributions................................................36

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 4.1   Organization.................................................37
Section 4.2   Authorization; Validity of Agreement; Sellers Action.........38
Section 4.3   Capital Stock................................................38
Section 4.4   Ownership of the Shares......................................39
Section 4.5   Consents and Approvals; No Violations........................40
Section 4.6   Business Financial Statements................................41
Section 4.7   Assets Necessary to Business.................................42
Section 4.8   Title to Property and Assets.................................42
Section 4.9   Condition of Property........................................42
Section 4.10  No Undisclosed Liabilities...................................43
Section 4.11  Absence of Certain Changes...................................43
Section 4.12  Real Property................................................45
Section 4.13  Intellectual Property........................................48
Section 4.14  Litigation...................................................49
Section 4.15  No Default; Compliance with Applicable Laws..................50
Section 4.16  Certain Contracts and Arrangements...........................50
Section 4.17  Employee Benefit Plans; ERISA................................51
Section 4.19  Environmental Protection.....................................56
Section 4.20  Insurance....................................................57
Section 4.21  Labor Matters................................................58
Section 4.22  Affiliate Agreements.........................................58
Section 4.23  Brokers......................................................59
Section 4.24  Permits......................................................59
Section 4.25  Customers and Suppliers......................................59
Section 4.26  SEC Financial Statements.....................................60
Section 4.27  Anti-Loading.................................................60

                                                                          Page
                                                                          ----

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

Section 5.1   Organization.................................................61
Section 5.2   Authorization; Validity of Agreement;
              Necessary Action.............................................61
Section 5.3   Consents and Approvals; No Violations........................62
Section 5.4   Financing....................................................62
Section 5.5   Solvency of the Buyer, Acquired Companies
              and Subsidiaries at the Closing Date.........................63
Section 5.6   Litigation...................................................63
Section 5.7   Brokers......................................................63
Section 5.8   Acquisition of Capital Stock of Acquired
              Companies for Investment.....................................63

                              ARTICLE VI COVENANTS

Section 6.1   Interim Operations of the Business by Sellers................63
Section 6.2   Preservation of Business.....................................66
Section 6.3   Access to Information........................................67
Section 6.4   Consents and Approvals.......................................67
Section 6.5   Publicity....................................................69
Section 6.6   Notification of Certain Matters..............................70
Section 6.7   Further Assurances...........................................70
Section 6.8   Employees; Employee Benefits.................................70
Section 6.9   Certain Tax Matters..........................................79
Section 6.10  Supplemental Disclosure......................................90
Section 6.11  Licensing Arrangements.......................................90
Section 6.12  Transitional Use of Excluded Intellectual
              Property Rights..............................................92
Section 6.13  Insurance; Risk of Loss......................................93
Section 6.14  Separation of the Business from Sellers......................94
Section 6.15  Guarantees and Other Commitments.............................96
Section 6.16  Exclusivity..................................................97
Section 6.17  Noncompete and Nonsolicitation...............................97
Section 6.18  Confidentiality.............................................101
Section 6.19  Litigation Support..........................................103

                                                                          Page
                                                                          ----

Section 6.20  Restructuring...............................................103
Section 6.21  Estoppel Certificates.......................................103
Section 6.22  Right of Offset.............................................103
Section 6.23  Interim Operations of the Business by Buyers................104
Section 6.24  Transition Countries........................................104
Section 6.25  Preparation of GAAP Statement of Net Assets.................105
Section 6.26  Sellers Cooperation in Buyer Preparation
              of SEC Financial Statements.................................105
Section 6.27  Amend User Agreements.......................................106
Section 6.28  Cease and Desist............................................106
Section 6.29  Buyer Cooperation with Respect to Certain
              Books and Records...........................................106
Section 6.30  Sellers' Agreement to Indemnify for American
              Crew Earnouts...............................................107
Section 6.31  Third Party Beneficiary under Purchase Agreements...........107
Section 6.32  Revlon S.L. Tax Losses......................................107
Section 6.33  Creation of RPHC............................................107
Section 6.34  Research & Development Projects.............................108
Section 6.35  Delivery of Formula Documentation...........................108
Section 6.36  Spanish Headquarters........................................108
Section 6.37  MIS.........................................................108
Section 6.38  Revlon Coiffure.............................................109
Section 6.39  Transitional Services.......................................109
Section 6.40  Accrued Italian Severance...................................109
Section 6.41  Italian Receivables.........................................109

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF THE PARTIES.............110

Section 7.1   Conditions to Each Party's Obligation.......................110
Section 7.2   Conditions to Obligations of the Sellers....................111
Section 7.3   Conditions to Obligations of the Buyer......................111

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER ..................113

Section 8.1   Termination.................................................113
Section 8.2   Procedure and Effect of Termination.........................113
Section 8.3   Amendment, Modification and Waiver..........................114

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                                                                          Page
                                                                          ----

             ARTICLE IX SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION


Section 9.1   Survival of Representations and Warranties and
              Agreements...................................................114
Section 9.2   Sellers' Agreement to Indemnify..............................115
Section 9.3   Buyer's Agreement to Indemnify...............................118
Section 9.4   Third Party Indemnification..................................120
Section 9.5   Purchase Price Adjustment....................................122

                                    ARTICLE X MISCELLANEOUS

Section 10.1  Fees and Expenses............................................123
Section 10.2  Notices......................................................123
Section 10.3  Severability.................................................125
Section 10.4  Binding Effect; Assignment...................................125
Section 10.5  No Third Party Beneficiaries.................................126
Section 10.6  Appointment of Seller Representative.........................126
Section 10.7  Interpretation...............................................126
Section 10.8  Exclusive Jurisdiction and Consent to Service................127
Section 10.9  Entire Agreement.............................................127
Section 10.10 Governing Law................................................127
Section 10.11 Counterparts.................................................128

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

                                                                                                   Page
                                                                                                   ----

                                  EXHIBIT INDEX


A.  Reserved
B.  License Agreement (COLORLOCK).........................................................(Section)2.5(e)(i)
C.  Patent Formula and KnowHow License Agreement (Revlon to Buyer).......................(Section)2.5(e)(ii)
D.  License Agreement (Revlon Marks)....................................................(Section)2.5(e)(iii)
E.  License Agreement (INTERACTIVES).....................................................(Section)2.5(e)(iv)
F.  The Toiletries Agreement..............................................................(Section)2.5(e)(v)
G.  The Cosmetics Agreement..............................................................(Section)2.5(e)(vi)
H.  The South Africa Agreement..........................................................(Section)2.5(e)(vii)
I.  The Charlie Agreement..............................................................(Section)2.5(e)(viii)
J.  The Natural Honey Agreement..........................................................(Section)2.5(e)(ix)
K.  The Transitional Services Agreement......................................................(Section)2.5(j)
L.  Revlon Professional Holding Company Term Sheet.........................................(Section)6.33(a)
M.  Delivery of Formula Documentation..........................................................(Section)6.35
N.  MIS Agreement.............................................................................(Section)6.37
O.  Opinions (from Sellers' U.S. and Spain Counsel)..........................................(Section)7.3(g)

                               PURCHASE AGREEMENT

     PURCHASE AGREEMENT, dated as of February 18, 2000 (the "Agreement"), by and among Revlon, Inc., a Delaware corporation ("Revlon"), Revlon Consumer Products Corporation, a Delaware corporation and a wholly owned subsidiary of Revlon ("RCPC"), REMEA, 2 B.V., a Dutch corporation and an indirect wholly owned subsidiary of Revlon ("REMEA"), Revlon Europe, Middle East and Africa, Ltd., a corporation organized under the laws of Bermuda ("REMEA LTD"), Revlon International Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Revlon ("RIC"), Europeenne de Produits de Beaute S.A., a corporation organized under the laws of France and an indirect wholly owned subsidiary of Revlon ("EPB"), Deutsche Revlon GmbH & Co. K.G., a corporation organized under the laws of Germany and an indirect wholly owned subsidiary of Revlon ("Deutsche Revlon"), Revlon Canada, Inc., a corporation organized under the laws of Canada and an indirect wholly owned subsidiary of Revlon ("Revlon Canada"), Revlon de Argentina, S.A.I.C., a corporation organized under the laws of Argentina and an indirect wholly owned subsidiary of Revlon ("Revlon Argentina"), Revlon South Africa (Proprietary) Limited, a corporation organized under the laws of South Africa and an indirect wholly owned subsidiary of Revlon ("Revlon South Africa"), Revlon (Suisse) S.A., a corporation organized under the laws of Switzerland and an indirect wholly owned subsidiary of Revlon ("Revlon Suisse"), Revlon Overseas Corporation C.A., a corporation organized under the laws of Venezuela and an indirect wholly owned subsidiary of Revlon ("Revlon Venezuela"), CEIL - Comercial, Exportadora, Industrial Ltda., a corporation organized under the laws of Brazil and an indirect wholly owned subsidiary of Revlon ("CEIL"), Revlon Manufacturing Ltd., a corporation organized under the laws of Bermuda and an indirect wholly owned subsidiary of Revlon ("Revlon Manufacturing"), Revlon Belgium, N.V., a corporation organized under the laws of Belgium and an indirect wholly owned subsidiary of Revlon ("Revlon Belgium"), Revlon (Chile) S.A., a corporation organized under the laws of Chile and an indirect wholly owned subsidiary of Revlon ("Revlon Chile"), Revlon (Hong Kong) Limited, a corporation organized under the laws of Hong Kong and an indirect wholly owned subsidiary of Revlon ("Revlon Hong Kong"), Revlon, S.A., a corporation organized under the laws of Mexico and an indirect wholly owned subsidiary of Revlon ("Revlon Mexico"), Revlon Nederland B.V., a corporation organized under the laws of the Netherlands and an indirect wholly owned subsidiary of Revlon ("Revlon Nederland"), European Beauty Products S.p.A, a corporation organized under the laws of Italy ("EBP Italy"), Revlon New Zealand Limited, a corporation organized under the laws of New Zealand ("Revlon New Zealand," and together with Revlon, RCPC, REMEA, REMEA LTD, RIC, EPB,

Deutsche Revlon, Revlon Canada, Revlon Argentina, Revlon South Africa, Revlon Suisse, CEIL, Revlon Manufacturing, Revlon Belgium, Revlon Chile, Revlon Hong Kong, Revlon Mexico, Revlon Nederland, Revlon Venezuela and EBP Italy, the "Sellers"), and Beauty Care Professional Products Luxembourg, S.a.r.l., a Luxembourg corporation (the "Buyer").

     WHEREAS, the Sellers desire to sell, and the Buyer desires to purchase, the business as conducted by Sellers and their Affiliates, including the Acquired Companies and the Subsidiaries on or prior to the Closing Date, of manufacturing, distributing, advertising, promoting, marketing and selling (i) worldwide professional and salon hair care and other professional and salon personal care products (including professional cosmetics, skin care, body care, nail care, hard goods, implements and sundries) and professional and salon services (including schools and academies), (ii) worldwide ethnic hair care and other ethnic personal care products (including retail and professional channels), and (iii) retail branded hair care and other personal care products, in the case of subsection (iii) under those brands set forth on Annex A attached hereto and/or set forth on Sections 1.4(a) or 1.6(a) of the Disclosure Letter attached hereto (the "Disclosure Letter") which are used in retail channels on the date hereof (other than any business conducted under the brands "Bain de Soleil" and "Milk Plus 6") (the "Business"). Products referred to in clauses
(i), (ii) and (iii) above shall be collectively referred to herein as the "Products."

     WHEREAS, the Business (i) is presently conducted primarily by (a) Roux Laboratories, Inc., a New York corporation and a wholly owned subsidiary of RCPC ("Roux"), and Fermodyl Professionals Inc., a Delaware corporation and a wholly owned subsidiary of RCPC ("Fermodyl"), (b) Revlon Coiffure SNC, a company organized under the laws of France ("Revlon Coiffure"), (c) Revlon S.L., a corporation organized under the laws of Spain ("Revlon S.L.") (it being understood that the business conducted by Revlon S.L. will be restructured (the "Restructuring") as set forth in Section 4.11 of the Disclosure Letter; the companies conducting the Business upon completion of the Restructuring, together with their respective subsidiaries, and together with Roux, Fermodyl and Revlon Coiffure, which are identified in Section 4.3 of the Disclosure Letter, the "Acquired Companies"), and (d) the Sellers in the United Kingdom, Canada, Argentina, South Africa, Venezuela, Brazil, Mexico, Australia, New Zealand, Hong Kong, Chile, Indonesia, France, Italy, Belgium, the Netherlands, Luxembourg, Germany, Austria, Switzerland, and various African and other European countries in conjunction with their respective businesses other than the Business and (ii) includes certain other assets to be acquired and licensed, and certain other liabilities to be assumed, pursuant hereto; and

     WHEREAS, pursuant to the terms and conditions of this Agreement, (i) Sellers desire to sell, and Buyer desires to purchase (a) all of the outstanding shares of common stock of each of the Acquired Companies and, indirectly, each subsidiary of the Acquired Companies (the "Subsidiaries") owned, directly or indirectly, by Sellers (the "Shares") and (b) the Acquired Assets; and (ii) the Sellers desire to transfer, and the Buyer desires to assume, the Assumed Liabilities.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                              CERTAIN DEFINED TERMS

     As used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, each of the following terms shall have the meanings listed below. Singulars shall include plurals and vice versa, as appropriate.

         Section 1.1 "A.P. Products Agreement" means the stock purchase agreement dated as of May 13, 1998, as amended as of July 15, 1999, by and among Roux, a buyer, RCPC, as guarantor, and Brian K. Marks, as seller, in connection with the purchase by Roux of A.P. Products Ltd.

         Section 1.2 "Acquired Assets" means, to the extent not owned by the Acquired Companies or the Subsidiaries, all of the right, title and interest that the Sellers and their Affiliates possess in and to all of the assets, rights or property held for use or used exclusively or primarily in the Business (other than Excluded Assets) or, without duplication, as reflected on the Final Statement of Net Assets, including, without limitation, all of the following:

            (a) the Acquired Intellectual Property;

            (b) the Acquired Contracts;

            (c) the Acquired Leases and the Acquired Real Property Leases;

            (d) the Acquired Books and Records;

            (e) all finished goods, work-in-process, samples, displays, components, bulks, raw materials, and other inventories dedicated for use in the Business (or otherwise reflected in the Final Statement of Net Assets) and that portion of Common bulks, raw materials, components and other non-finished inventories of the Sellers allocable to the Business (to the extent reflected in the Final Statement of Net Assets), if any;

            (f) all warranties or claims against third parties to the extent arising out of the operation of the Business related exclusively or primarily to the Business, other than rights and claims, whether now existing or arising hereafter, for credits or refunds of (x) Income Taxes (with respect to pre-Closing periods) and (y) Non-Income Taxes (but only to the extent that the credits or refunds relate to a Non-Income Tax that is an Excluded Liability) and other than any such claims or warranties to the extent relating to Excluded Assets or Excluded Liabilities;

            (g) all permits, certificates, licenses, orders, registrations, approvals, concessions, franchises, and other authorizations of, and applications to, all Governmental Entities to the extent transferable and related exclusively or primarily to the ownership or use of any Acquired Assets or maintenance and operation of the Business;

            (h) all customers' files, correspondence, files, notes, invoices, price lists, distributor lists, supplier lists, parts lists and vendor lists and all Common items to the extent they relate to the Business, in each case, to the extent related exclusively or primarily to the Business;

            (i) all research and development equipment exclusively dedicated to the Business and projects (i) conducted at any of the facilities of the Acquired Companies or Subsidiaries and (ii) conducted at the Sellers' Edison, New Jersey property and exclusively dedicated to the Business as set forth in Section 1.2(i) of the Disclosure Letter (collectively, the "R&D Projects");

            (j) all marketing, advertising and promotional materials, point-of-sale and point-of-purchase materials, brochures and advertising copy relating exclusively or primarily to the Business subject, with respect to the use of the trademarks and copyrights therein not included in the Acquired Intellectual Property or the Acquired Companies' Intellectual Property, to the licenses contemplated under Section 6.11 and 6.12 hereof;

            (k) all receivables from third parties to the extent arising from the Business and all "Due From Sellers - - Receivable", to the extent reflected on the Final Statement of Net Assets, which items shall be dealt with in accordance with Section 2.7(d) hereof;

            (l) the Acquired Manufacturing Equipment and all office equipment and furniture located at the Sellers' 625 Madison Avenue offices and used primarily or exclusively by the Affected Employees; and

            (m) the Acquired Personal Property.

         Section 1.3 "Acquired Books and Records" means all of the Sellers' and their Affiliates' books and records to the extent related to the ownership or use of the Acquired Assets or operations of the Business (or copies of relevant portions thereof with respect to Common books and records used in the Sellers' other businesses), including without limitation, all books and records related to Affected Employees, the purchase of materials, supplies and services, the R&D Projects, Proprietary Information, advertising and media, manufacture, distribution and sale of Products and dealings with customers of the Business, and all stock books, stock ledgers and minute books of the Acquired Companies and the Subsidiaries. As used herein, books and records shall include without limitation all computerized books and records and other computerized storage media and the use of software used in connection therewith (to the extent such rights to use software are transferable under any related software license) except such books, records and software provided pursuant to the Transitional Services Agreements or is otherwise an Excluded Asset. To the extent that software relating to the Acquired Books and Records is not transferable or is otherwise an Excluded Asset, Sellers shall make reasonable best efforts to provide the relevant Acquired Books and Records in another format reasonably acceptable to Buyer.

         Section 1.4 "Acquired Companies' Intellectual Property" means all of the right, title and interest that the Acquired Companies and each of the Subsidiaries possess in, to and under the following rights, assets and properties of the Business, together with all income, royalties, damages and payments due or payable (including damages and payments for past, present and future infringements or misappropriations thereof and the right to sue and recover damages for past, present and future infringements or misappropriations thereof):

            (a) all trademarks, service marks, names, source identifiers, trade dress, corporate names, business names, fictional names or "d/b/a's", trade names, Internet domain names, logos, slogans and stylized renderings of any of the foregoing and any and all registrations and applications relating thereto (collectively, "Trademark Rights"), exclusively or primarily used or held for use in the Business, including those registrations and applications listed in Section 1.4(a) of the Disclosure Letter (taking into account the footnotes thereon), together with the goodwill of the Business symbolized thereby (in all cases, excluding the Revlon Marks, but including any portion of the Revlon Marks that is other than the word "REVLON" and/or the initial "R" (other than as part of an actual word that begins with "R"), any derivative thereof, such as "REVLONISSMO" or "RMEN", or any contractions, abbreviations, translations, or variations thereof);

            (b) all patents, patent applications and registrations, invention disclosures, utility models, inventors certificates, reissues, continuations, re-examinations, divisions, continuations-in-part, provisional applications, design registrations and applications for such property (collectively, "Patent Rights") exclusively or primarily used or held for use in the Business, including those listed in Section 1.4(b) of the Disclosure Letter;

            (c) all copyrights, copyrightable works, and registrations and applications for copyrights and all extensions and renewals thereof (collectively, "Copyrights") exclusively or primarily used or held for use in the Business, including those listed in Section 1.4(c) of the Disclosure Letter; provided, however, that the inclusion of a copyrighted work in the Acquired Companies' Intellectual Property does not transfer or license any rights to the Trademark Rights contained therein or imply any rights to use such work, to the extent it contains Trademark Rights, unless such Trademark Rights are otherwise included in the Business Intellectual Property or licensed pursuant to any other license agreements between the parties, including those license agreements set forth herein; and

            (d) except as to research and development material which is covered solely by Section 1.2(i), the intangible rights in all existing trade secrets and proprietary information (whether or not patentable) or whether or not to be reduced to practice, including but not limited to know-how, product formulas and formulations, product testing and manufacturing processes and procedures, material safety data sheets, testing specifications, and finished product specifications, and all books, records, drawings or other indicia of each of the foregoing in whatever form or medium ("Proprietary Information"), in each case relating exclusively to the Products or relating exclusively to the current manufacture of the Products (collectively, the "Acquired Companies' Proprietary Information").

         Section 1.5 "Acquired Contracts" means all contracts, agreements and commitments of the Sellers and their Affiliates to the extent related exclusively or primarily to the Business (except as otherwise noted in Section
4.16 of the Disclosure Letter or except as otherwise provided herein), including without limitation:

            (a) the Acquired Leases and the Acquired Real Property Leases;

            (b) the Acquired Intellectual Property Contracts;

            (c) all sales contracts, customer orders, supplier contracts, promotional commitments, advertising, media and customer commitments, service agreements, purchase orders, dealer and distributorship agreements, leases, licenses or other agreements; and

            (d) the contracts, agreements and commitments either listed in
Section 4.16 of the Disclosure Letter or of a similar nature to those listed in Section of the Disclosure Letter, but not listed therein because they do not meet the dollar limits or other standards set forth in Section 4.16 (Certain Contracts) of this Agreement but not including the employment contract of any Person who is not an Affected Employee.

            (e) Notwithstanding the foregoing, all contracts, agreements and commitments (i) for Common bulks, Common raw materials, Common componentry, other Common inventories and other Common assets shall be allocated in accordance with the Final Statement of Net Assets, (ii) which relate to the Business or the Acquired Assets and Sellers' other businesses shall be Acquired Contracts to the extent allocable to the Business or the Acquired Assets and
(iii) set forth in Section 1.5(e) of the Disclosure Letter shall be allocated as set forth in such Letter.

         Section 1.6 "Acquired Intellectual Property" means all of the right, title and interest of the Sellers and Sellers' Affiliates in, to and under the following rights, assets and properties of the Business, together with all income, royalties, damages and payments due or payable thereon (including damages and payments for past, present or future infringements or misappropriations thereof, and the right to sue and recover for past, present and future infringements or misappropriations thereof):

            (a) all Trademark Rights exclusively or primarily used or held for use in the Business, including those registrations and applications listed in
Section 1.6(a) of the Disclosure Letter (taking into account the footnotes thereon), together with the goodwill of the Business symbolized thereby, (in all cases, excluding the Revlon

Marks, but including any portion of the Revlon Marks that is other than the word "REVLON" and/or the initial "R" (other than as part of an actual word that begins with "R"), any derivative thereof, such as "REVLONISSMO" or "RMEN", or any contractions, abbreviations, translations, or variations thereof);

            (b) all Patent Rights exclusively or primarily used or held for use in the Business, as listed in Section 1.6(b) of the Disclosure Letter (taking into account the footnotes thereon);

            (c) all Copyrights exclusively or primarily used or held for use in the Business, including those listed in Section 1.6(c) of the Disclosure Letter provided, however, that the inclusion of a copyrighted work in the Acquired Intellectual Property does not transfer or license any rights to the Trademark Rights contained therein or imply any rights to use such work, to the extent it contains Trademark Rights, unless such Trademark Rights are otherwise included in the Business Intellectual Property or licensed pursuant to any other license agreements between the parties, including those license agreements set forth herein; and

            (d) Except as to research and development material which is covered solely by Section 1.2(i), the Proprietary Information relating exclusively to the Products or relating exclusively to the current manufacture of the Products (the "Acquired Proprietary Information").

         Section 1.7 "Acquired Intellectual Property Contracts" means all (i) licenses to third parties of the Acquired Intellectual Property or the Acquired Companies' Intellectual Property, including the license agreements as listed in
Section 1.7 of the Disclosure Letter, (ii) licenses to Sellers or their Affiliates or to the Acquired Companies of Intellectual Property owned by third parties which is exclusively or primarily used in or held for use in the Business, as listed in Section 1.7 of the Disclosure Letter, and (iii) other agreements to which any of the Sellers or their Affiliates or any of the Acquired Companies or Subsidiaries are parties, either as licensor or licensee, exclusively or primarily relating to the use of Acquired Intellectual Property or Acquired Companies' Intellectual Property, as listed in Section 1.7 of the Disclosure Letter.

         Section 1.8 "Acquired Leases" means the personal property leases listed in Section 1.8 of the Disclosure Letter.

         Section 1.9 "Acquired Manufacturing Equipment" means all production lines and equipment ("Equipment") which is used exclusively or primarily in the production of Products or which is set forth in Section 1.9 of the Disclosure Letter.

         Section 1.10 "Acquired Personal Property" means all right, title and interest of Sellers or their Affiliates in or to tools, dyes, molds and other personal property used exclusively or primarily in the Business or listed in
Section 1.10 of the Disclosure Letter.

         Section 1.11 "Adjusted U.S. GAAP" means the accounting principles set forth in (i) Section 1.11(a) of the Disclosure Letter with respect to the September 30, 1999 Statement of Net Assets, and (ii) Section 1.11(b) of the Disclosure Letter with respect to the Stub Period Operating Income Statement.

         Section 1.12 "American Crew Agreement" means the stock purchase agreement dated as of April 17, 1996 and among RCPC, as buyer, and the shareholders of American Crew, Inc. and Frank Gironda, as sellers, in connection with the purchase of American Crew, Inc. by RCPC.

         Section 1.13 "Assumed Liabilities" consist, without duplication, of:

            (a) (i) any Liability (other than Income Taxes) to the extent set forth on the September 30, 1999 Statement of Net Assets, (ii) any Liability (other than Income Taxes and other than interest and penalties in respect of Non-Income Taxes) set forth on the Final Statement of Net Assets, but only to the extent such Liability was accrued on such Final Statement of Net Assets and arose during the periods between October 1, 1999 and the Closing Date, and (iii) any Liability (other than Income Taxes, and for all periods prior to October 1, 1999, Non-Income Taxes, and for the periods between October 1, 1999 and the Closing Date, interest and penalties in respect of Non-Income Taxes) relating to the ownership, use or operation of the Business, the Acquired Companies, the Subsidiaries or the Acquired Assets prior to the Closing Date which (A) is not otherwise an Excluded Liability and (B) does not relate to, or arise out of, employees or employee benefits to the extent covered by Section 6.8 herein (other than those items which are accrued on the September 30, 1999 Statement of Net Assets and the Final Statement of Net Assets in the ordinary course of business consistent with past practices) and (C) is less than U.S. $150,000 individually or with respect to a series of related events and (D) is either (1) not set forth on the September 30, 1999 Statement of Net Assets or the Final Statement of Net Assets because it is not required by Adjusted U.S. GAAP to be so set forth or (2) under-accrued on either such Statements of Net Assets, to the extent of such under-accrual; provided that, the Liabilities assumed by Buyer under this clause (iii) shall not in the aggregate exceed the lesser of (x) U.S. $3,000,000 and (y) the amount of general reserves set forth on the Final Statement of Net Assets; and provided further that, all Liabilities assumed by Buyer under this Section 1.13(a)(iii)(x) for employee severance shall not, in the aggregate, exceed U.S. $150,000 and (y) shall not include Liabilities in respect of Funded Debt (as defined herein).

            (b) any Liability (other than Income Taxes) accruing or arising on or after October 1, 1999 and paid on or prior to the Closing Date;

            (c) except for Liabilities arising out of or relating to breach of any of the Sellers' representations, warranties or covenants under this Agreement or Ancillary Agreements, and except as otherwise expressly provided herein, any Liability arising from the ownership, use or operation of the Business, the Acquired Companies, the Subsidiaries or the Acquired Assets on or after, the Closing Date, other than any earnouts or indemnification obligations under the following agreements: (1) the American Crew Agreement, (2) the A.P. Products Agreement, (3) the Creative Nail Agreement, (4) Pan-African J.V. Agreement, (5) Stock Purchase Agreement dated as of September 5, 1998 and amended as of September 28, 1998 by and among Aderans Co., Ltd., as Buyer, Roux, as Seller, and RCPC, as Seller Guarantor, in connection with the sale by Roux of General Wig Manufacturers, Inc., (6) the Huber Agreement and (7) the Intercosmo Agreement; and

            (d) any Liability explicitly assumed by the Buyer hereunder or under any of the Ancillary Agreements.

         The assumption by the Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

         Section 1.14 "Business Intellectual Property" means (i) Acquired Intellectual Property, (ii) Acquired Companies' Intellectual Property and (iii) Licensed Intellectual Property.

         Section 1.15 "Common" means used or intended for use both in the Business and the Sellers' and their Affiliates' other businesses.

         Section 1.16 "Creative Nail Agreement" means the stock purchase agreement dated as of November 1, 1995 by and among RCPC, as buyer, and the shareholders of Creative Nail Design, Inc. and A. Nordstrom, Janet Nordstrom, Arnold Nordstrom and Thomas Nordstrom, as sellers, in connection with the purchase by RCPC of Creative Nail Design, Inc.

         Section 1.17 "Excluded Assets" means the assets and rights set forth in
Section 1.17 of the Disclosure Letter or, to the extent not owned by one or more of the Acquired Companies or the Subsidiaries as of the Closing Date or not reflected on the Final Statement of Net Assets:

            (a) any asset or right, tangible or intangible, of Sellers not used exclusively or primarily in the Business;

            (b) all rights and claims, whether now existing or arising hereafter, for credits or refunds of (x) Income Taxes (with respect to pre-Closing periods) and (y) Non-Income Taxes (but only to the extent that the credits or refunds relate to a Non-Income Tax that is an Excluded Liability);

            (c) all claims or warranties to the extent relating to Excluded Assets, as set forth in the other subclauses of this Section 1.17, or Excluded Liabilities;

            (d) cash and cash equivalents;

            (e) the Revlon Marks ((regardless of the record owner thereof), except for (i) the portion thereof that is other than the word "Revlon" and/or the initial "R" (other than as part of an actual word that begins with "R") assigned hereunder as set forth in Section 1.4(a) or Section 1.6(a), and (ii) the rights granted to Buyer under the License Agreement (Revlon Marks)), the Licensed Intellectual Property owned by Sellers or their Affiliates other than the Acquired Companies or the Subsidiaries (except for the rights granted to Buyer under the license agreements contemplated in Section 6.11), and all other Intellectual Property, other than, in each case, the Acquired Intellectual Property, the Acquired Companies' Intellectual Property and the Acquired Intellectual Property Contracts; and

            (f) the right to use any and all materials, including but not limited to advertisements, promotional materials, and packaging (regardless of their form and media) which embody or make reference to the names, likenesses, images, photographs, voices, signatures or biographical information of spokespersons and models under exclusive contracts with Sellers and their Affiliates, as follows: Halle Berry, Cindy Crawford, Kim Delaney, Karen Duffy, Emme Aronson, Melanie Griffith, Salma Hayek, Sarah O'Hare, Cybill Shepherd, Courtney Thorne-Smith, Vendela Thomesson, and Shania Twain.

         Section 1.18 "Excluded Liabilities" means (a) any Liability set forth in Section 1.18 of the Disclosure Letter and (b) any other Liability, whenever asserted, arising from the ownership, operations or use of the Acquired Assets, the Acquired Companies, the Subsidiaries or Sellers' operations of the Business prior to the Closing which is not expressly identified as an Assumed Liability hereunder, (c) any Liability explicitly assumed by Sellers hereunder or under any of the Ancillary Agreements or (d) any Liability to any employee who is not an Affected Employee except to the extent accrued on the September 30, 1999 Statement of Net Assets or the Final Statement of Net Assets.

         Section 1.19 "Funded Debt" means, without duplication, all obligations under indebtedness for borrowed money (including, without limitation, principal, interest, overdrafts, penalties, premiums, fees, expenses, indemnities and breakage costs), all obligations under capital leases, notes payable, guarantees, mortgages and drafts accepted representing extensions of credit, discounted receivables, any obligations under any security agreement, mortgage, pledge or similar arrangement in respect of indebtedness of the type described above.

         Section 1.20 "General Wig Agreement" means the stock purchase agreement dated as of September 5, 1998, as amended as of September 28, 1998, by and among Aderans Co., Ltd., as buyer, Roux, as seller, and RCPC, as seller guarantor, in connection with the sale of General Wig Manufacturers, Inc.

         Section 1.21 "Governmental Entity" means any public body or authority, including courts of competent jurisdiction, domestic or foreign.

         Section 1.22 "Huber Agreement" means the transfer and assignment agreement dated as of December 29, 1995, by and among Deutsche Revlon, as buyer, and Mr. B. Huber, as seller, in connection with the purchase by Deutsche Revlon of the Huber cosmetic distribution business.

         Section 1.23 "Income Taxes" means any and all Taxes based on or measured by income, net income, receipts, earnings or profits.

         Section 1.24 "Non-Income Taxes" means any and all Taxes other than Income Taxes.

         Section 1.25 "Intercosmo Agreement" means the stock purchase agreement dated as of May 26, 1993, by and among Revlon S.p.A. (changed to Europeenne de Produits de Beaute, S.A.), as buyer, and Fabio Venturi, Maria Luisa

Venturi and Ri. Fin. It, S.r.l., as seller, in connection with the purchase of Intercosmo S.p.A.

         Section 1.26 "Liability" means any and all claims, demands, Liens, charges, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities whatsoever, of whatever kind or nature, in law or equity, by contract, statute or otherwise, accrued, absolute or contingent, whether now known or unknown, vested or contingent, suspected or unsuspected, whether due or to become due, whether or not concealed or hidden and regardless of when and by whom asserted, which have existed or may have existed, which exist or which in the future may exist.

         Section 1.27 "Licensed Intellectual Property" means (a) the Intellectual Property listed in Section 1.27 of the Disclosure Letter that is owned by Sellers or their Affiliates (or by the Acquired Companies or the Subsidiaries that is to be assigned to Sellers or their Affiliates) that will be licensed to the Buyer, the Acquired Companies and/or the Subsidiaries by Sellers or their Affiliates, in each case pursuant to the license agreements contemplated by Section 6.11(a), and (b) the Licensed Revlon Marks.

         Section 1.28 "Licensed Revlon Marks" means the Currently Used Marks, as that term is defined in the License Agreement (Revlon Marks) and other Revlon Marks that are being licensed to Buyer pursuant to such license.

         Section 1.29 "Pan-African JV Agreement" means the joint venture agreement dated as of November 27, 1995 by and among RCPC, United Pan-African Beauty Establishment and Alan Wolowicz.

         Section 1.30 "Revlon Marks" means any and all trademarks, service marks, names, source identifiers, corporate names, business names, fictional names or d/b/a's, trade names, Internet domain names, logos, and stylized renderings of any of the foregoing and any and all registrations or applications therefor, whether now in existence, or hereinafter filed or issued, which include the word "REVLON" and/or the initial "R" (other than as part of an actual word that begins with an "R"), whether in block print or in logo form and whether alone, as part of a phrase or design, or in a derivative form such as "REVLONISSIMO", and any contractions, abbreviations, translations or variations thereof, together with the goodwill of the business symbolized thereby.

         Section 1.31 "Other Definitions": Other terms defined herein include:


60-Day Objection Period....................................................................................... (Section)2.9(b)
Accountant's Engagement Letter ................................................................................(Section)2.9(i)
Acquired Assets..................................................................................................(Section) 1.2
Acquired Books and Records.......................................................................................(Section) 1.3
Acquired Companies................................................................................................... recitals
Acquired Companies' Intellectual Property........................................................................(Section) 1.4
Acquired Companies' Proprietary Information...................................................................(Section) 1.4(d)
Acquired Contracts...............................................................................................(Section) 1.5
Acquired Intellectual Property...................................................................................(Section) 1.6
Acquired Intellectual Property Contracts.........................................................................(Section) 1.7
Acquired Leases..................................................................................................(Section) 1.8
Acquired Manufacturing Equipment.................................................................................(Section) 1.9
Acquired Personal Property......................................................................................(Section) 1.10
Acquired Proprietary Information..............................................................................(Section) 1.6(d)
Acquired Real Property Leases...........................................................................(Section) 4.12(d)(iii)
Act..............................................................................................................(Section) 5.8
Actual Statement of Net Assets................................................................................(Section) 2.9(a)
Actual Stub Period Operating Income Statement.................................................................(Section) 2.9(a)
Adjusted U.S. GAAP..............................................................................................(Section) 1.11
Affected Employees............................................................................................(Section) 6.8(a)
Affiliate ......................................................................................................(Section) 4.22
Affiliate Agreements............................................................................................(Section) 4.22
affiliated group..........................................................................................(Section) 6.9(a)(ii)
affiliation..................................................................................................(Section) 6.17(f)
Agreement.............................................................................................................recitals
American Crew Agreement.........................................................................................(Section) 1.12
Ancillary Agreements..........................................................................................(Section) 2.5(j)
A.P. Products Agreement..........................................................................................(Section) 1.1
Assumed Liabilities.............................................................................................(Section) 1.13
Auditor.......................................................................................................(Section) 2.9(c)
Balance Sheet Intercompany Liabilities........................................................................(Section) 2.7(d)
Benefit Plans................................................................................................(Section) 4.17(a)
Bill of Sale..................................................................................................(Section) 2.5(b)
Business..............................................................................................................recitals
Business Day..................................................................................................(Section) 2.4(a)
Business Intellectual Property..................................................................................(Section) 1.14
Business Material Adverse Effect..............................................................................(Section) 4.1(e)
Business Materials...........................................................................................(Section) 6.12(b)
Buyer.................................................................................................................recitals
Buyer Accountant..............................................................................................(Section) 2.9(a)

                                       14





Buyer Competitive Activity...................................................................................(Section) 6.17(b)
Buyer Covered Taxes........................................................................................(Section) 6.9(b)(i)
Buyer Damages.................................................................................................(Section) 9.2(a)
Buyer Indemnitees.............................................................................................(Section) 9.2(a)
Buyer Material Adverse Effect.................................................................................(Section) 5.1(d)
Buyer Plans...................................................................................................(Section) 6.8(a)
Buyer Savings Plan............................................................................................(Section) 6.8(c)
Buyer UAW DB Plan.............................................................................................(Section) 6.8(d)
Buyer UAW DC Plan.............................................................................................(Section) 6.8(d)
Canada Plan...................................................................................................(Section) 6.8(h)
CEIL..................................................................................................................recitals
CERCLA..................................................................................................(Section) 4.19(a)(iii)
Charlie Agreement.......................................................................................(Section) 2.5(e)(viii)
Claim............................................................................................................(Section) 9.4
claims made.....................................................................................................(Section) 6.13
Closing..........................................................................................................(Section) 2.1
closing agreement............................................................................................(Section) 4.18(j)
Closing Date..................................................................................................(Section) 2.4(b)
COBRA...................................................................................................(Section) 4.17(b)(vii)
Code......................................................................................................(Section) 6.9(a)(ii)
Commitment Letters...............................................................................................(Section) 5.4
Common..........................................................................................................(Section) 1.15
Company Permits.................................................................................................(Section) 4.24
Company Transaction.............................................................................................(Section) 6.16
Competition Laws..............................................................................................(Section) 6.4(a)
Confidential Information.....................................................................................(Section) 6.18(a)
Confidentiality Agreement........................................................................................(Section) 6.3
Continuation Period...........................................................................................(Section) 6.8(g)
control.........................................................................................................(Section) 4.22
controlled by...................................................................................................(Section) 4.22
Conveyance Taxes..............................................................................................(Section) 6.9(j)
Copyrights....................................................................................................(Section) 1.4(c)
Cosmetics Agreement.......................................................................................(Section) 2.5(e)(vi)
Creative Nail Agreement.........................................................................................(Section) 1.16
Current Skin Care Products................................................................................(Section) 6.17(a)(v)
Cut-off Date...............................................................................................(Section) 6.9(a)(i)
CVC..............................................................................................................(Section) 2.8
Deficiency Amount..........................................................................................(Section) 2.9(e)(i)
Deutsche Revlon.......................................................................................................recitals
Disclosure Letter.....................................................................................................recitals

                                       15





Due From Sellers-Receivable...................................................................................(Section) 1.2(k)
Due From Sellers-Receivables..................................................................................(Section) 2.7(d)
Due To Sellers-Inventories....................................................................................(Section) 2.7(d)
Due To Sellers-Receivables....................................................................................(Section) 2.7(d)
EBP Italy.............................................................................................................recitals
Election...................................................................................................(Section) 6.9(l)(i)
employee benefit plans........................................................................................(Section) 6.8(a)
Environmental Law............................................................................................(Section) 4.19(b)
EPB...................................................................................................................recitals
Equipment........................................................................................................(Section) 1.9
ERISA........................................................................................................(Section) 4.17(a)
ERISA Affiliate..............................................................................................(Section) 4.17(a)
Estimated Cash Deficieny................................................................................(Section) 2.9(f)(i)(y)
Estimated Purchase Price......................................................................................(Section) 2.7(a)
Estimated Statement of Net Assets.............................................................................(Section) 2.7(e)
Estimated Stub Period Operating Income Statement..............................................................(Section) 2.7(e)
Estoppel Certificate............................................................................................(Section) 6.21
Estoppel Certificates...........................................................................................(Section) 6.21
Excess Amount.............................................................................................(Section) 2.9(e)(ii)
Excluded Assets.................................................................................................(Section) 1.17
Excluded Liabilities............................................................................................(Section) 1.18
Fermodyl..............................................................................................................recitals
Final Cash Deficiency.................................................................................. (Section) 2.9(f)(i)(y)
Final Statement of Net Assets.................................................................................(Section) 2.9(d)
Final Net Assets..............................................................................................(Section) 2.9(d)
Final Stub Period Operating Income Statement..................................................................(Section) 2.9(d)
Final Stub Period Operating Income............................................................................(Section) 2.9(d)
Funded Debt.....................................................................................................(Section) 1.19
General Wig Agreement...........................................................................................(Section) 1.20
good reason...................................................................................................(Section) 6.8(f)
Governmental Entity.............................................................................................(Section) 1.21
Group Pension Plan............................................................................................(Section) 6.8(k)
Guaranty.....................................................................................................(Section) 6.15(a)
Guarantees...................................................................................................(Section) 6.15(a)
HSR Act.......................................................................................................(Section) 2.4(a)
Historical and Budgeted Financial Information.................................................................(Section) 4.6(b)
Huber Agreement.................................................................................................(Section) 1.22
Hypermarket Receivables.......................................................................................(Section) 2.7(d)
Improvements.................................................................................................(Section) 4.12(e)
including.......................................................................................................(Section) 10.7

                                       16


Incremental Tax Liability of Sellers and M&F..............................................................(Section) 6.9(l)(ii)
Indemnified Party................................................................................................(Section) 9.4
Indemnifying Party...............................................................................................(Section) 9.4
Indemnity Period..............................................................................................(Section) 9.1(a)
Instruments of Assumption.....................................................................................(Section) 2.6(b)
Intellectual Property........................................................................................(Section) 4.13(b)
Intercompany Liability Statement..............................................................................(Section) 2.9(a)
Intercosmo Agreement............................................................................................(Section) 1.25
Internal rate of return..........................................................................................(Section) 2.8
IRS.................................................................................................................4.17(b)(i)
Judgment........................................................................................................(Section) 6.22
Leased Real Property......................................................................................(Section) 4.12(d)(i)
Lessee...................................................................................................(Section) 4.12(d)(iv)
Liability.......................................................................................................(Section) 1.26
License Agreement (COLORLOCK)..............................................................................(Section) 2.5(e)(i)
License Agreement (INTERACTIVES)..........................................................................(Section) 2.5(e)(iv)
License Agreement (Revlon Marks).........................................................................(Section) 2.5(e)(iii)
Licensed Intellectual Property..................................................................................(Section) 1.27
Licensed Revlon Marks...........................................................................................(Section) 1.28
Liens.........................................................................................................(Section) 4.4(b)
Losses and Damages............................................................................................(Section) 9.2(a)
M&F.......................................................................................................(Section) 6.9(a)(ii)
Material Adverse Effect.......................................................................................(Section) 7.2(a)
Material Agreements..............................................................................................(Section) 4.5
materiality...................................................................................................(Section) 7.2(a)
MIS............................................................................................................ (Section) 6.37
MIS Agreement...................................................................................................(Section) 6.37
Monthly Fees..................................................................................................(Section) 6.8(g)
multiemployer pension plan..............................................................................(Section) 4.17(b)(iii)
Net Assets....................................................................................................(Section) 2.7(b)
Natural Honey Agreement...................................................................................(Section) 2.5(e)(ix)
Nederlanden Plan.............................................................................................(Section) 6.8 (j)
Noncompete Period............................................................................................(Section) 6.17(a)

Objection Notice..............................................................................................(Section) 2.9(b)
Off-Balance Sheet Intercompany Liabilities......................................................................(Section) 2.10
Off-Balance Sheet Intercompany Liability Settlement.............................................................(Section) 2.10
Offset Right....................................................................................................(Section) 6.22
Offsetting Party................................................................................................(Section) 6.22
Organizational Documents.........................................................................................(Section) 2.1


                                       17



Other Definitions .............................................................................................(Section) 1.31
Owned Real Property.........................................................................................(Section) 4.12(b)
Pan-African JV Agreement.......................................................................................(Section) 1.29
Patent Formula and Know-How License Agreement (Revlon to Buyer)..........................................(Section) 2.5(e)(ii)
Patent Rights................................................................................................(Section) 1.4(b)
PBO...........................................................................................................(Section)6.8(d)
pension.....................................................................................................(Section) 4.17(a)
Permitted Encumbrances......................................................................................(Section) 4.12(c)
Person.......................................................................................................(Section) 4.1(e)
Products............................................................................................................ recitals
Proprietary Information......................................................................................(Section) 1.4(d)
Public Company..............................................................................................(Section) 6.17(d)
Purchase Price...............................................................................................(Section) 2.7(a)
qualified...............................................................................................(Section) 4.17(b)(iv)
R&D Projects.................................................................................................(Section) 1.2(i)
RCPC.................................................................................................................recitals
Real Property...............................................................................................(Section) 4.12(e)
Real Property Leases....................................................................................(Section) 4.12(d)(ii)
REMEA................................................................................................................recitals
REMEA LTD............................................................................................................recitals
Restructuring........................................................................................................recitals retiree treatment............................................................................................(Section) 6.8(n)
Revlon...............................................................................................................recitals
Revlon Argentina.....................................................................................................recitals
Revlon Belgium.......................................................................................................recitals
Revlon Canada........................................................................................................recitals
Revlon Chile.........................................................................................................recitals
Revlon Coiffure......................................................................................................recitals
Revlon Hong Kong.....................................................................................................recitals
Revlon Manufacturing.................................................................................................recitals
Revlon Marks...................................................................................................(Section) 1.30
Revlon Mexico........................................................................................................recitals
Revlon Nederland.....................................................................................................recitals
Revlon New Zealand...................................................................................................recitals
Revlon South Africa..................................................................................................recitals
Revlon Suisse........................................................................................................recitals
Revlon Venezuela.....................................................................................................recitals
Revlon DC Plans..............................................................................................(Section) 6.8(c)
Revlon Pension Plans.........................................................................................(Section) 6.8(b)
Revlon Savings Plan..........................................................................................(Section) 6.8(c)

                                       18




Revlon S.L...........................................................................................................recitals
RIC..................................................................................................................recitals
Roux.................................................................................................................recitals
RPHC...........................................................................................................(Section) 6.27
RPHC Term Sheet.............................................................................................(Section) 6.33(a)
RRSP.........................................................................................................(Section) 6.8(h)
SEC Financial Statements.......................................................................................(Section) 4.26
Sellers' Consolidated Group Taxes........................................................................(Section) 6.9(a)(ii)
Sellers' Covered Taxes...................................................................................(Section) 6.9(a)(ii)
Sellers' Separate Return Taxes............................................................................(Section) 6.9(a)(i)
Sellers..............................................................................................................recitals
Sellers Affiliated Group.....................................................................................(Section) 6.9(f)
Sellers Damages..............................................................................................(Section) 9.3(a)
Sellers Indemnitees..........................................................................................(Section) 9.3(a)
Sellers Intellectual Property Rights........................................................................(Section) 6.12(b)
Sellers Representative.........................................................................................(Section) 10.6
Sellers UAW DB Plan..........................................................................................(Section) 6.8(d)
September 30, 1999 Statement of Net Assets...................................................................(Section) 4.6(a)
Settlement Accountants....................................................................................(Section) 6.9(c)(v)
Shares...............................................................................................................recitals single employer.............................................................................................(Section) 4.17(a)
South Africa Agreement..................................................................................(Section) 2.5(e)(vii)
South Africa Plan............................................................................................(Section) 6.8(i)
Spain Cosmetics Inventory....................................................................................(Section) 2.7(d)
Spanish Tax Loss Carryforwards..............................................................................(Section) 4.18(k)
Stub Period Operating Income.................................................................................(Section) 2.7(b)
Subsidiaries.........................................................................................................recitals
Target Net Assets............................................................................................(Section) 2.7(b)
Taxes.......................................................................................................(Section) 4.18(e)
Tax Claim.................................................................................................(Section) 6.9(c)(i)
Tax Indemnified Party.....................................................................................(Section) 6.9(c)(i)
Tax Indemnifying Party....................................................................................(Section) 6.9(c)(i)
Tax Return..................................................................................................(Section) 4.18(e)
Tax Sharing Agreements.......................................................................................(Section) 6.9(h)
Toiletries Agreement......................................................................................(Section) 2.5(e)(v)
Trademark Rights.............................................................................................(Section) 1.4(a)
transfer amount..............................................................................................(Section) 6.8(d)
Transition Country.............................................................................................(Section) 6.24
Transition Phase...............................................................................................(Section) 6.24
Transitional Services Agreements.............................................................................(Section) 2.5(j)

                                       19



UAW Affected Employees.......................................................................................(Section) 6.8(d)
UAW Agreement................................................................................................(Section) 6.8(d)
under common control with......................................................................................(Section) 4.22
U.S. GAAP .....................................................................................................(Section) 6.25
WARN........................................................................................................(Section) 4.21(b)
welfare.....................................................................................................(Section) 4.17(a)

                                   ARTICLE II

                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing provided for in Section 2.4 hereof (the "Closing"), the Sellers shall, directly or indirectly, sell, transfer and deliver to Buyer or its Affiliates, and Buyer or its Affiliates shall, directly or indirectly, purchase, acquire and accept from the Sellers, the Shares free and clear of all Liens and restrictions on transfer (other than such restrictions as set forth in the relevant certificate of incorporation, by-laws, or other organizational or analogous documents, excluding any shareholder agreement (the "Organizational Documents"). Notwithstanding the prior sentence, Buyer and Sellers intend that part of the purchase of Shares of Roux by Buyer or its Affiliates from Sellers shall actually occur as the result of a redemption transaction in which Roux and each of A.P. Products Ltd., Creative Nail Design, Inc., and American Crew, Inc. shall enter into loans with Buyer or its Affiliates in amounts to be mutually agreed to by Buyer and Sellers, and the proceeds of such loans shall be used at the Closing by Roux to redeem from Sellers an amount of shares held by Sellers in Roux.

         Section 2.2 Purchase and Sale of Certain Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing (a) the Sellers or their Affiliates shall sell, transfer and deliver to the Buyer or its Affiliates all of the Sellers' or their Affiliates' right, title and interest in and to the Acquired Assets free and clear of all Liens and restrictions on transfer (other than such restrictions as set forth in the Sellers' Organizational Documents and other than Permitted Encumbrances); and (b) the Buyer or its Affiliates shall purchase, acquire and accept from the Sellers or their Affiliates the Acquired Assets free and clear of all Liens and restrictions on transfer (other than such restrictions as set forth in the Sellers' Organizational Documents and other than Permitted Encumbrances) and shall assume the Assumed Liabilities.

         Section 2.3 Consideration. Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, transfer and delivery of the Shares contemplated by Section 2.1 (Purchase and Sale of Shares), the sale and transfer of Acquired Assets contemplated by Section 2.2 (Purchase and Sale of Certain Assets), and the rights and obligations of the parties under this Agreement and the Ancillary Agreements, at the Closing Buyer shall, by wire transfer of immediately available funds to the bank accounts set forth on Section 2.3 of the Disclosure Letter, paid in accordance with applicable law and allocated in a manner based in all material respects on the Purchase Price allocation set forth in Section 6.9(i) herein, pay the Estimated Purchase Price (as defined in Section 2.7 (Determination of Estimated Purchase Price) below) and shall assume the Assumed Liabilities.

         Section 2.4 Closing.

            (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York and at the other locations provided for in the Ancillary Agreements, as soon as practicable, but not later than three Business Days, following the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any consents, approvals or filings under other Competition Laws, provided that, the Buyer has had at least three Business Days to review any consents to be delivered pursuant to Section 2.5 (Deliveries by Sellers) and all bills of sale, Intellectual Property instruments of assignment, releases of all Liens on Acquired Assets (other than Permitted Encumbrances) and the Shares, deeds, consents to the assignment of contracts and leases, Acquired Companies and Subsidiaries stock powers, copies of Acquired Companies and Subsidiaries stock certificates, assignments of accounts receivable and any other material instruments or documents to be delivered at the Closing pursuant to Section 2.5 (Deliveries by Sellers) or at such other place or time or both as the parties may agree in writing. "Business Day" shall mean any day excluding (i) Saturday and Sunday, (ii) any day which shall be in New York State, England or Spain a legal holiday, or (iii) a day on which banking institutions in New York State, England or Spain are authorized or required by law or other government action to close.

            (b) Each of the parties hereto shall cause each of their respective Affiliates which is a party to any Ancillary Agreement in which Acquired Assets on the Closing Date are being transferred to the Buyer or its designated Affiliates, to consummate the closing contemplated under such Ancillary Agreement on the Closing Date, except as otherwise set forth therein. The date of the Closing is sometimes referred to herein as the "Closing Date."

         Section 2.5 Deliveries by the Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Buyer (unless delivered previously) the following:

            (a) The stock certificates representing all of the Shares, accompanied by stock powers duly executed in blank or duly executed stock transfer forms or instruments of transfer, with any applicable transfer stamps affixed, which validly transfer title to the Shares to Buyer (or its designated Affiliates) free and clear of any Liens and restrictions on transfer other than such restrictions set forth in the relevant Organizational Documents;

            (b) Duly executed bills of sale in a form to be agreed upon by Buyer and Sellers or pro forma purchase agreements and in the case of France and Argentina, such other purchase agreement as mutually agreed to by Buyer and RCPC (provided that, in no event shall such Argentinian and French agreements alter the Liability allocation of Buyer or Sellers under this Agreement), in each case modified or drafted as necessary to conform to local law (the "Bill of Sale") transferring to the Buyer or its designated Affiliates all of the assets which are included in the Acquired Assets;

            (c) Duly executed instruments of assignment relating to the Acquired Contracts;

            (d) A duly executed instrument of assignment relating to the Acquired Real Property Leases;

            (e) Duly executed counterparts of the license agreements contemplated in Section 6.11 including:

               (i) a License Agreement (COLORLOCK), having the material terms set forth on the term sheet attached hereto as Exhibit B (the "License Agreement (COLORLOCK)");

               (ii) a Patent and Formula and Know-How License Agreement having the material terms set forth on the term sheet attached hereto as Exhibit C (the "Patent Formula and Know-How License Agreement (Revlon to Buyer)");

               (iii) License Agreement (Revlon Marks), substantially in the form attached hereto as Exhibit D (collectively, the "License Agreement (Revlon Marks)");

               (iv) A License Agreement (INTERACTIVES) having the material terms set forth on the term sheet attached hereto as Exhibit E (the "License Agreement (INTERACTIVES)");

               (v) A Toiletries Manufacturing Distribution and License Agreement for Spain, Portugal and Andorra having the material terms set forth on the term sheet attached hereto as Exhibit F (the "Toiletries Agreement");

               (vi) a Cosmetics Distribution Agreement for Spain, Portugal and Andorra having the material terms set forth on the term sheet attached hereto as Exhibit G (the "Cosmetics Agreement");

               (vii) a Manufacturing and Distribution Services Agreement for South Africa having the material terms set forth on the term sheet attached hereto as Exhibit H (the "South Africa Agreement");

               (viii) a Distribution Agreement for Charlie Cosmetics in Italy having the material terms set forth on the term sheet attached hereto as
     Exhibit I (the "Charlie Agreement"); and

               (ix) a Manufacturing and Distribution License Agreement(s) for Natural Honey having the material terms set forth on the term sheet attached hereto as Exhibit J (the "Natural Honey Agreement").

            (f) Duly executed instruments of assignment relating to the Acquired Intellectual Property as a whole and additional separate assignments each in a form suitable for recording in the United States Patent and Trademark Office for the Acquired Intellectual Property which is the subject of registrations or applications in the U.S. and in the applicable Intellectual Property registry offices in such other country or countries as are required by any secured lender to Buyer as a condition of providing financing (as provided to Sellers in writing no later than one week prior to Closing) (the remaining assignments in recordable terms shall be delivered to Buyer post-Closing pursuant to Section 3.2(b));

            (g) The resignations, effective immediately prior to the Closing, of all officers and members of the Board of Directors of the Acquired Companies and the Subsidiaries other than those specified by Buyer at least five Business Days prior to the Closing Date;

            (h) The officer's certificates referred to in Section 7.3(e) (Conditions to Obligations of Buyer) hereof and the consents, approvals, terminations, and certificates set forth in Section 2.5(h) of the Disclosure Letter;

            (i) the documents, instruments and agreements contemplated by the RPHC Term Sheet (as defined herein);

            (j) One or more agreements, to be effective as of the Closing Date, between the Sellers or one or more of their respective Affiliates on the one hand, and the Buyer or one or more of its Affiliates or the Acquired Companies or Subsidiaries or one or more of their respective Affiliates on the other hand, pursuant to which (A) the Sellers or their Affiliates would obtain certain transitional services from the Acquired Companies or the Subsidiaries, and (B) the Acquired Companies or one or more of the Subsidiaries or Buyer or one or more of its Affiliates would obtain certain transitional services from the Sellers or their Affiliates, substantially on the terms of the term sheets annexed as Exhibits K attached hereto (collectively, the "Transitional Services Agreements" and together with the agreements identified in Section 2.5(e),
Section 2.5(i) and the MIS Agreement, the "Ancillary Agreements"), duly executed by the Sellers and/or their Affiliates; and

            (k) All other documents, instruments and writings required or reasonably requested to be delivered by the Sellers at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith or therewith.

         Section 2.6 Deliveries by Buyer. At the Closing, Buyer shall tender or cause to be tendered to the Sellers (unless previously delivered) the following:

            (a) The Estimated Purchase Price;

            (b) Instruments of assumption in a form to be agreed upon by Buyer and Sellers (the "Instruments of Assumption") under which the Buyer shall assume the Assumed Liabilities, duly executed by Buyer and one or more of the Acquired Companies or one or more of the Subsidiaries;

            (c) The officer's certificate referred to in Section 7.2(c) (Conditions to Obligations of the Sellers) hereof;

            (d) Duly executed counterparts of the license agreements contemplated in Section 6.11 including;

               (i) the License Agreement (COLORLOCK);

               (ii) the Patent Formula and Know-How License Agreement (Revlon to Buyer);

               (iii) the License Agreement (Revlon Marks);

               (iv) the License Agreement (INTERACTIVES);

               (v) the Toiletries Agreement;

               (vi) the Cosmetics Agreement;

               (vii) the South Africa Agreement;

               (viii) the Charlie Agreement; and

               (ix) the Natural Honey Agreement.

            (e) The Transitional Services Agreements, duly executed by Buyer or one or more of its Affiliates; and

            (f) All other documents, instruments or writings required or reasonably requested to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith or therewith.

         Section 2.7 Determination of Estimated Purchase Price.

            (a) The "Estimated Purchase Price" (and with respect to calculating the "Purchase Price" under Section 2.9 below, the "Purchase Price") shall be equal to: U.S. $315,000,000 minus the sum of (i) the amount, if any, by which the Net Assets as set forth on the Estimated Statement of Net Assets is less than the Target Net Assets; (ii) the aggregate "transfer amount" pursuant to
Section 6.8(d); and (iii) the amount of Funded Debt set forth on the Estimated Statement of Net Assets (net of the amount of cash and cash equivalents other than statutory requirements, if any as set forth on the Estimated Statement of Net Assets).

            (b) "Target Net Assets" means the sum of (A) U.S. $119,000,000, representing the Net Assets of the Business as set forth on the September 30, 1999 Statement of Net Assets plus (B) the Stub Period Operating Income for the purposes of Section 2.7, set forth on the Estimated Stub Period Operating Income Statement and for the purposes of Section 2.9, the Final Stub Period Operating Income. "Net Assets" means, with respect to the Business, the excess of total assets over total liabilities, calculated in accordance with Adjusted U.S. GAAP. "Stub Period Operating Income" means, the operating income of the Business (but not loss) for the period from October 1, 1999 to the Closing Date as set forth on the Estimated Stub Period Operating Income Statement prepared in accordance with Adjusted U.S. GAAP.

            (c) Sellers shall not allocate corporate overhead of the type reflected in Section 4.6(c) of the Disclosure Letter to the Business (as reflected on the Stub Period Operating Income Statement) on or prior to and including February 15, 2000; thereafter, Sellers shall allocate corporate overhead to the Business in an amount equal to U.S. $20,000 for each day from February 16, 2000 to and including the Closing Date.

            (d) Netting Adjustment. If, and to the extent that, the items set forth in (A) below are greater than the items set forth in (B) below, the Sellers shall pay to the Buyer or its Affiliates, or the Buyer or its Affiliates shall pay to the Sellers if, and to the extent that, the items set forth in (B) are greater than the items set forth in (A), in either case, in four equal installments on the 30th, 60th, 90th and 120th day following the Closing; provided, that the amounts under this Section 2.7(d) shall be adjusted, as appropriate, in accordance with the determination of the Final Balance Sheet Intercompany Liabilities in accordance with Section 2.9 and, for purposes of payment, the conversion from the U.S. dollar to the local currency will be done based on the rate as of September 30, 1999 in accordance with Adjusted U.S. GAAP. The items set forth in (A) are "Due From Sellers-Receivables" and "Due From Sellers-Inventories" reflected on the Estimated Statement of Net Assets. The items set forth in (B) are "Due to Sellers-Receivables" (other than those receivables related to sales of cosmetics in Spain and Portugal to Hypermarket accounts (the "Hypermarket Receivables")) and "Due to Sellers-Inventories"(other than one-third of the cosmetics inventory in Spain and Portugal (the "Spain Cosmetics Inventory")) set forth on the Estimated Statement of Net Assets. The items set forth in (A) and (B) are referred to herein as the "Balance Sheet Intercompany Liabilities." All Hypermarket Receivables shall be paid in cash by the Buyer or its Affiliates to the Sellers within five business days of collection thereof. All Spain Cosmetics Inventory shall be paid in cash by the Buyer or its Affiliates to the Sellers on the 120th day following the Closing.

            (e) Five days prior to the Closing Date, Revlon in good faith shall (and shall cause the other Sellers and the Acquired Companies to) prepare and deliver to the Buyer (i) an estimated unaudited statement setting forth an estimate of the

Net Assets as of the Closing Date, reflecting Net Assets of U.S. $117,300,000 (the "Estimated Statement of Net Assets") prepared in accordance with Adjusted U.S. GAAP and based on the Business' books and records and other information then available, (ii) an estimated unaudited operating income statement setting forth an estimate of the Stub Period Operating Income of not less than U.S. $7,500,000 (the "Estimated Stub Period Operating Income Statement") prepared in accordance with Adjusted U.S. GAAP and based on the Business' books and records and other information then available and (iii) a calculation of the Estimated Purchase Price.

         Section 2.8 Contingent Consideration. In addition to the Purchase Price, the Buyer or its Affiliates shall pay to RCPC via wire transfer in immediately available funds, U.S. $10,000,000 in cash within thirty business days after the "internal rate of return" has been achieved or exceeded by CVC Capital Partners Limited ("CVC") on its investment in Buyer common stock. "Internal rate of return" shall mean (i) if calculated on or prior to the third anniversary of the Closing, a compound rate of return of 25% per annum; or (ii) if calculated thereafter, that compound rate of return per annum that is the weighted average of a compound rate of return of 25% per annum for 36 months and a compound rate of return of 20% per annum for that number of months (calculated to the nearest whole month) from the third anniversary of the Closing to the date of such calculation, in either case, calculated based upon monthly cash outflows and inflows with respect thereto from the date of the investment through the date upon which the internal rate of return is achieved or exceeded. Cash outflows to and inflows from CVC used in the internal rate of return calculations will be documented by CVC through bank statements, and, in the event that bank statements are not available, other supporting evidence. For purposes of the foregoing, CVC's investment in Buyer common stock shall be determined using the consideration paid by CVC to acquire, directly or indirectly, Buyer common stock at or prior to the Closing or, in the event CVC purchases, directly or indirectly, Buyer common stock in the future, the consideration paid by CVC for such Buyer common stock.

            (a) In calculating CVC's internal rate of return, the following shall be taken into account as of the time of the occurrence of the specified event:

               (i) All dividends or other distributions, whether or not in cash, received in respect of Buyer common stock; provided that, any stock dividend made prior to an initial public offering of Buyer's equity shall be excluded from this clause (i);

               (ii) The fair market value of any securities of Buyer received as a result of the reclassification of, or in exchange for, Buyer common stock.

               (iii) Any cash or other consideration received by holders of Buyer common stock in the event of sale or merger of Buyer; and

               (iv) Any consideration received by CVC as a result of the sale of all or a portion of its shares of Buyer common stock. For purposes of the foregoing, in the event of an "initial public offering" of Buyer common stock and solely in order to calculate CVC's then internal rate of return, CVC shall be presumed to have sold all of its shares of Buyer Common Stock at the net offering price thereof and any other equity securities of the Buyer received in respect of the Buyer common stock and then held by CVC, at the fair market value thereof. An initial public offering shall mean the sale of at least 15% of Buyer common stock pursuant to a registration statement, or series of registration statements, filed under the Securities Act of 1933 with the Securities and Exchange Commission or any similar filings under applicable rules, laws or regulations of any foreign government or stock exchange.

            (b) CVC's internal rate of return shall be calculated upon the occurrence of each event set forth in subclause (a) above until the earlier of the time a payment is made to RCPC pursuant to this Section 2.8 and CVC no longer holds any shares of Buyer common stock.

            (c) Buyer and RCPC shall jointly determine in good faith the fair market value of any non-cash dividends or distributions of such securities or property and in the event of any disagreement in respect thereof, Buyer and RCPC shall engage an internationally recognized investment bank unaffiliated with either Buyer or RCPC for purposes of making such determination.

            (d) Buyer will promptly advise RCPC of the occurrence of any event listed under subclause (a) above.

            (e) Any amount paid pursuant to this Section 2.8 shall be treated as an adjustment to the Purchase Price for all Tax purposes.

         Section 2.9 Post-Closing Adjustments.

            (a) As promptly as practicable, but in no event later than 90 days after the Closing Date, the Sellers in good faith shall prepare and deliver to Buyer (i) an audited special purpose statement setting forth the Sellers' determination of the Net Assets as of the Closing Date prepared in accordance with Adjusted U.S. GAAP (the "Actual Statement of Net Assets") based on the Business' books and records and other information then available, (ii) the special purpose statement of operating income of the Business setting forth the Sellers' determination of Stub Period Operating Income accompanied by a review report (the "Actual Stub Period Operating Income Statement") prepared in accordance with Adjusted U.S. GAAP, (iii) a calculation of the Purchase Price and (iv) a statement of adjustments to the Balance Sheet Intercompany Liabilities, if any (the "Intercompany Liability Statement"). During the preparation of the Actual Statement of Net Assets and the Actual Stub Period Operating Income Statement and the Intercompany Liability Statement, and all activities in connection therewith, the Buyer shall be entitled to designate one or more representatives of Buyer's independent accounting firm (the "Buyer Accountant") to observe and comment on the preparation of the Actual Statement of Net Assets, the Actual Stub Period Operating Income Statement and the Intercompany Liability Statement and the calculation of the Purchase Price and procedures relating thereto.

            (b) After the Sellers' delivery of their calculation of the Actual Statement of Net Assets, the Actual Stub Period Operating Income Statement and the Intercompany Liability Statement and the Purchase Price to Buyer, the Sellers shall permit the Buyer, Buyer Accountant and their representatives to have reasonable access to the books, records and other documents (including work papers of the Sellers) pertaining to or used in connection with the Sellers' calculation of the Actual Statement of Net Assets, the Actual Stub Period Operating Income Statement and the Purchase Price and the Intercompany Liability Statement. If Buyer disagrees with the Sellers' calculation of the Actual Statement of Net Assets or the Actual Stub Period Operating Income Statement, or any adjustment to the Balance Sheet Intercompany Liabilities or absence thereof Buyer will notify the Sellers in writing of such disagreement (the "Objection Notice") (such Objection Notice setting forth the basis for such disagreement in reasonable detail) within 60 days after Buyer's receipt of the Actual Statement of Net Assets and the Actual Stub Period Operating Income Statement (the "60-Day Objection Period"). The Sellers and Buyer thereafter shall negotiate in good faith to resolve any such disagreements with respect to the calculation of the Actual Statement of Net Assets, the Purchase Price and the Actual Stub Period Operating Income Statement and the Intercompany Liability Statement. If the Buyer fails to notify the Sellers of any such dispute within the 60-Day Objection Period, the Actual Statement of Net Assets, the Purchase Price and the Actual Stub Period Operating Income Statement and the Intercompany Liability Statement shall be deemed accepted and approved by the Buyer.

            (c) If the Sellers and Buyer are unable to resolve any such disagreements within 15 days after Buyer's delivery of its Objection Notice to the Sellers, the Sellers and Buyer shall submit the dispute to a "Big Five" public accounting firm jointly selected by the Sellers and Buyer (the "Auditor") for resolution. If the Sellers and Buyer are unable to agree upon the Auditor, the Auditor shall be a "Big Five" accounting firm selected by lot (after the Sellers and the Buyer each exclude one such accounting firm).

            (d) The Sellers and Buyer shall use their respective commercially reasonable best efforts to cause the Auditor to resolve all disagreements over the Actual Statement of Net Assets, the Actual Stub Period Operating Income Statement and the Purchase Price and the Intercompany Liability Statement as soon as practicable, but in any event shall direct the Auditor to render a determination within 30 days of its retention. The parties shall make available to the Auditor all work papers and all other information and material in their possession relating to the matters in any dispute. The Auditor shall consider only those items and amounts which are identified in the Objection Notice which the Sellers and Buyer are unable to resolve. In addition, the Auditor's determination must be, with respect to each disputed item, (1) within the range of values established for such item as determined by reference to the value assigned to such amount by the Sellers, on the one hand, and Buyer, on the other hand, in the Actual Statement of Net Assets, the Actual Stub Period Operating Income Statement and the Intercompany Liability Statement and Objection Notice, respectively, and (2) determined in accordance with Adjusted U.S. GAAP, this
Section 2.9 and the other definitions in this Agreement. The determination of the Auditor shall be made promptly and, if made in accordance with the preceding sentence, shall be final, conclusive and binding upon the Sellers and the Buyer and shall be deemed a final arbitration award that is enforceable pursuant to all terms of the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et. seq. Any expenses relating to the engagement of the Auditor shall be shared equally by the Buyer and the Sellers. "Final Net Assets" means the Net Assets amount set forth on the Actual Statement of Net Assets where an Objection Notice has not been delivered in accordance with Section 2.9(b), or if such a notice has been so delivered, then "Final Net Assets" means the Net Assets amount (A) as determined by the Auditor in accordance with Section 2.9(d), or (B) as mutually agreed in writing between the Sellers and Buyer pursuant to Section 2.9(b), whereupon the Actual Statement of Net Assets as so adjusted shall become the "Final Statement of Net Assets." "Final Stub Period Operating Income" means the Stub Period Operating Income amount determined on the Actual Stub Period Operating Income Statement where an Objection Notice has not been delivered in accordance with Section 2.9(b), or if such a notice has been so delivered, then "Final Stub Period Operating Income" means the Stub Period Operating Income amount (A) as determined by the Auditor in accordance with Section 2.9(d), or (B) as mutually agreed in writing between the Sellers and Buyer pursuant to Section 2.9(b), whereupon the Actual Stub Period Operating Income Statement shall become the "Final Stub Period Operating Income Statement" or the "Stub Period Operating Income Statement."

            (e) Within five business days after the Final Net Assets and the Final Stub Period Operating Income are determined pursuant to this Section 2.9 then the Purchase Price shall be determined in accordance with Section 2.7(a) and the first sentence of Section 2.7(b) substituting (except for clause (A) of the first sentence of Section 2.7(b)) the Final Statement of Net Assets, Final Net Assets, Final Stub Period Operating Income and the Final Stub Period Operating Income Statement for the Estimated Statement of Net Assets, Net Assets, estimate of the Stub Period Operating Income and the Estimated Stub Period Operating Income Statement and shall be adjusted as follows:

               (i) if the final Purchase Price as determined above is less than the Estimated Purchase Price (the difference, with interest at the rate of 9.5% per annum from the Closing Date until the date of payment, being defined as the "Deficiency Amount"), the Sellers shall pay to the Buyer an amount equal to the Deficiency Amount by wire transfer of immediately available funds to an account designated by the Buyer; or

               (ii) if the final Purchase Price as determined above is greater than the Estimated Purchase Price (the difference, with interest at the rate of 9.5% per annum from the Closing Date until the date of payment, being defined as the "Excess Amount"), the Buyer shall pay to the Sellers an amount equal to the Excess Amount, by wire transfer of immediately available funds to an account designated by the Sellers.

     Any amount paid pursuant to Sections 2.9(e) and 2.9(f) shall be treated as an adjustment to the Purchase Price for all Tax purposes.

         (f) Within five business days after the Final Net Assets are determined pursuant to this Section 2.9:

               (i) if Final Net Assets exceed Target Net Assets, then Buyer shall pay to Sellers the lesser of (A) the amount calculated pursuant to subclause (x) or (y), as applicable, and (B) the amount of the excess of the Final Net Assets over the Target Net Assets.

                    (x) If the amount of cash and cash equivalents set forth on the Final Statement of Net Assets is greater than the amount of Funded Debt set forth on the Final Statement of Net Assets, the sum of (i) the amount by which such cash and cash equivalents (other than statutory requirements, if any) exceeds Funded Debt plus (ii) the amount (if any) by which the Estimated Purchase Price was reduced pursuant to Section 2.7(a)(iii).

                    (y) If the amount of cash and cash equivalents (other than statutory requirements, if any) set forth on the Final Statement of Net Assets is less than the amount of Funded Debt set forth on the Final Statement of Net Assets (the amount of such deficiency, the "Final Cash Deficiency") and, the amount of cash and cash equivalents (other than statutory requirements, if any) set forth on the Estimated Statement of Net Assets is less than the amount of Funded Debt set forth on the Estimated Statement of Net Assets (the amount of such deficiency, the "Estimated Cash Deficiency"), and the Final Cash Deficiency is less than the Estimated Cash Deficiency, an amount equal to the excess of the Estimated Cash Deficiency over the Final Cash Deficiency.

               (ii) If the Final Cash Deficiency is greater than the Estimated Cash Deficiency, then Sellers shall pay to Buyer an amount equal to the excess of the Final Cash Deficiency over the Estimated Cash Deficiency.

               (iii) If there is a Final Cash Deficiency and the amount of cash and cash equivalents (other than statutory requirements, if any) set forth on the Estimated Statement of Net Assets is greater than or equal to the amount of Funded Debt set forth on Estimated Statement of Net Assets, then Sellers shall pay to Buyer the amount of the Final Cash Deficiency.

            (g) All payments made pursuant to subclause (f), above, shall be without duplication of any other adjustment to the Purchase Price made pursuant to this Section 2.9; (ii) shall be paid within five business days after the Final Net Assets are determined pursuant to this Section 2.9 by wire transfer of immediately available funds to an account designated by the Buyer or the Sellers, as the case may be; and (iii) shall be accompanied by interest in the amount of 9-1/2% per annum from the Closing Date until the date of payment.

            (h) Buyer's and Sellers' rights to indemnification pursuant to
Article VI or Article IX hereof (and any limitations on such rights) shall not be deemed to limit, supersede or otherwise affect Buyer's or Sellers' rights to a full Purchase Price adjustment pursuant to this Section 2.9; provided however, that no party shall be entitled to indemnification pursuant to Article VI or Article IX hereof with respect to any matter that resulted in a Purchase Price adjustment, if and to the extent that such party is the beneficiary of a Purchase Price adjustment with respect to such matter pursuant to this Section 2.9.

            (i) Sellers acknowledge that Buyer's execution of an engagement letter with an independent public accounting firm to enable Buyer's review of Sellers' Books and Records pursuant to Section 3.1 herein (the "Accountant's Engagement Letter"), does not constitute a waiver of any claims Buyer may have under this Section 2.9, including Buyer's ability to object to the Actual Statement of Net Assets or the Actual Stub Period Operating Income Statement.

         Section 2.10 Intercompany Liabilities. Prior to the Closing, the Sellers and the Acquired Companies and the Subsidiaries shall settle or otherwise repay (and shall cause their respective Affiliates to settle or otherwise repay) all intercompany Liabilities between the Sellers and their respective Affiliates (other than the Acquired Companies and the Subsidiaries), on the one hand, and the Acquired Companies and the Subsidiaries on the other hand, other than the Balance Sheet Intercompany Liabilities (the "Off-Balance Sheet Intercompany Liabilities" and the foregoing procedures being the "Off-Balance Sheet Intercompany Liability Settlement") such that none of Buyer, the Acquired Companies or the Subsidiaries shall have any Off-Balance Sheet Intercompany Liabilities to any Seller or Affiliate of any Seller. To the extent there are any Off-Balance Sheet Intercompany Liabilities which are not fully settled as of the Closing Date, Buyer and Sellers shall cooperate in using their respective commercially reasonable efforts to complete the Off-Balance Sheet Intercompany Liability Settlement as to such remaining Liabilities through journal entries on the books and records of the Sellers, and their respective Affiliates, on the one hand, and the Acquired Companies and Subsidiaries, on the other hand, or through credits or other adjustments in continuing arrangements between the Sellers and their respective Affiliates, on the one hand, and the Acquired Companies and the Subsidiaries on the other hand, or contribution of cash to the Acquired Companies in amounts necessary to repay any outstanding Off-Balance Sheet Intercompany Liabilities owing from any of the Acquired Companies and Subsidiaries to Sellers or any of their Affiliates, provided that Buyer shall, at Sellers' sole expense, use reasonable efforts to cooperate with Sellers to settle such Off-Balance Sheet Intercompany Liabilities. In accordance with Section 9.2(a)(v) hereof, Sellers shall indemnify and hold harmless the Buyer, the Acquired Companies, the Subsidiaries and their Affiliates from any and all amounts incurred by the Buyer, the Acquired Companies and the Subsidiaries to complete the Off-Balance Sheet Intercompany Liability Settlement and for any Tax liabilities or other Liabilities arising out of the Off-Balance Sheet Intercompany Liability Settlement, in each case whether occurring before, on, or after the Closing.

                                   ARTICLE III

                                 RELATED MATTERS

         Section 3.1 Books and Records of the Acquired Companies. The Sellers shall deliver to Buyer at or as soon as practicable after the Closing, all Acquired Books and Records (including, but not limited to, correspondence, memoranda, minute books, books of account, personnel and payroll records and the like), except for books and records required pursuant to the performance of any of the Ancillary Agreements and preparation of the Tax Returns (as defined in Section 4.19(e) hereof) and any Letters, workpapers, memoranda, rulings or other documentation related to the preparation of such Tax Returns relating to the Acquired Companies or the Subsidiaries that contain material Tax information regarding operations other than the Business. Any books and records of the Acquired Companies or the Subsidiaries which are not delivered to Buyer hereunder shall be preserved by the Sellers for the longer of (i) seven years following the Closing, or (ii) 30 days past the end of the applicable statute of limitations for Taxes, including all extensions thereof, and Sellers shall permit Buyer and its authorized representatives to have reasonable access to, and examine and make copies of, all such books and records as reasonably requested by Buyer. All books and records delivered by the Sellers to Buyer shall be preserved by Buyer for the longer of (i) seven years following the Closing, or (ii) 30 days past the end of the applicable statute of limitations for Taxes, including all extensions thereof, and Buyer shall permit the Sellers and their authorized representatives to have reasonable access to, and examine and make copies of, all such books and records as reasonably requested by the Sellers. The Sellers, on the one hand, and Buyer, on the other hand, shall each provide the other with 30 days' notice before destroying any Tax records, and shall provide the other party with the opportunity to inspect, copy or reclaim the Tax records.

         Section 3.2 No Ongoing or Transition Services.

            (a) Except (i) as provided in Sections 6.7 and 6.19 hereof and in the Transitional Services Agreements, (ii) as otherwise agreed to in writing by Sellers and Buyer, at the Closing or (iii) as set forth in Section 3.2(b) and
Section 3.2(c) below, all manufacturing, distribution, warehousing, sales, administration, data processing, accounting, tax, treasury, insurance, banking, personnel, legal, communications and other products or services provided to the Acquired Companies or the Business by Sellers or any of their Affiliates, including any agreements or understandings (written or oral) with respect thereto, shall terminate on the Closing Date.

            (b) Sellers shall prepare and deliver to Buyer, no later than three months after Closing, assignments in recordable form, duly executed by Sellers or its appropriate Subsidiary or Affiliate, for the Acquired Intellectual Property in all jurisdictions in which registrations therefor are issued or applications therefor are pending, other than the jurisdictions as to which assignments in recordable form were delivered at Closing. Sellers shall provide reasonable assistance and shall cooperate with Buyer with respect to the transfer of the Acquired Intellectual Property including, but not limited to, the provision of copies of records and documents in Sellers' possession or under their control such as those required to fill in gaps in the chain of title, dockets, information regarding local prosecuting counsel, copies of notices received post-Closing from outside counsel and registry officials.

            (c) Upon Buyer's written request, Sellers shall promptly as practicable provide Buyer with such Transitional Services as are consistent with services provided to the Business by the Sellers prior to the Closing and as are reasonably necessary in the operation of the Business, which had not been identified prior to the Closing. Such Transitional Services shall be provided by Sellers to Buyer at the historical costs associated with the provision of such services and on terms substantially similar to that set forth in the Transitional Services Agreement, for a period not to exceed the lesser of (i) six months from the date upon which Buyer notifies Sellers of its request for such services and (ii) nine months following the Closing.

         Section 3.3 Distributions. The Sellers may, on or prior to the Closing Date, cause the Acquired Companies and/or the Subsidiaries to distribute cash to the Sellers or their Affiliates, by one or more dividends, repurchase of existing stock and other distributions, including payment of intercompany fees and Sellers' ordinary cash sweeping and consolidation, subject to (i) the obligations of the Sellers to deliver all of the Acquired Assets of the Business as provided herein, (ii) the delivery of, at a minimum, the Net Assets shown on the September 30, 1999 Statement of Net Assets, and (iii) the Purchase Price adjustments in Section 2.9 hereof.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the Sellers, jointly and severally, represents and warrants to Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (except for representations and warranties that speak as of a specific date) as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article IV, except as fully set forth in the Disclosure Letter. Nothing in the Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Letter identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item).

         Section 4.1 Organization.

            (a) As set forth on Section 4.1 of the Disclosure Letter, the Acquired Companies and the Subsidiaries are corporations or companies duly organized, validly existing and (except in such jurisdictions in which applicable law does not provide for a corporation to be in good standing) in good standing under the laws of their state or jurisdiction of incorporation or organization and have the requisite corporate and other power and corporate authority to own, lease and operate their properties and to carry on their business and operations and the Business as now being conducted, except where any such failure to be so organized, existing and in good standing or to have such power and authority would not individually or in the aggregate have a Business Material Adverse Effect.

            (b) Sellers are corporations or companies duly organized, validly existing and (except in such jurisdictions in which applicable laws do not provide for a corporation or company to be in good standing) in good standing under the laws of their state or jurisdiction of incorporation.

            (c) The Acquired Companies and the Subsidiaries are duly qualified or licensed and (except in jurisdictions in which applicable laws do not provide for a corporation or company to be in good standing) in good standing to do business in each jurisdiction in which property is owned, leased or operated by any of the Acquired Companies or the Subsidiaries or the nature of the Business conducted by any of the Acquired Companies or the Subsidiaries makes such qualification necessary, except where any such failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Business Material Adverse Effect and would not impair the ability of Sellers to consummate the transactions contemplated by this Agreement.

            (d) Sellers have heretofore made available to Buyer complete and correct copies of the Acquired Companies' and the Subsidiaries' certificates of incorporation and by-laws or analogous organizational documents, as currently in effect.

            (e) As used in this Agreement, "Business Material Adverse Effect" means any material adverse change in, or effect on, the business, financial condition or operations of the Business taken as a whole. As used in this Agreement, the term "Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization and a Governmental Entity or any other entity, whether domestic or foreign.

         Section 4.2 Authorization; Validity of Agreement; Sellers Action. The Sellers have all necessary corporate power to perform their obligations hereunder and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Sellers of this Agreement, and the consummation by them of the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of their respective Boards of Directors and no other corporate action on the part of the Sellers is necessary to authorize the execution, delivery and performance by the Sellers of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sellers and, assuming due and valid authorization, execution and delivery hereof by the Buyer, is a valid and binding obligation of the Sellers, enforceable against each of the Sellers in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.3 Capital Stock. Set forth in Section 4.3 of the Disclosure Letter is the number of authorized shares of capital stock of each of the Acquired Companies and each Subsidiary and the number of such shares which are issued and outstanding. No shares of capital stock of the Acquired Companies or the Subsidiaries are reserved for issuance or held in such Acquired Companies' or the Subsidiaries' treasury. All of the Shares and the shares of capital stock of each Acquired Company are validly issued, fully paid and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other commitments that require any of the Acquired Companies or the Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock, nor are there outstanding or authorized any stock appreciation rights, phantom stock, or similar rights or instruments. There is no action, suit, proceeding, hearing, charge, complaint, demand or notice pending, or, to the knowledge of Sellers, threatened by any present or former shareholder of the Acquired Companies or of the Subsidiaries with respect to any of the Acquired Companies' or Subsidiaries' capital stock, nor do any facts exist to Sellers' knowledge which could form the basis for any such claim.

         Section 4.4 Ownership of the Shares.

            (a) Sellers (or the Acquired Companies in the case of Shares of the Subsidiaries) are the record and beneficial owners of the Shares as and to the extent set forth in Section 4.4 of the Disclosure Letter, which comprise all of the issued and outstanding shares of all classes of capital stock of the Acquired Companies except as set forth in Section 4.4 of the Disclosure Letter. Sellers (or the Acquired Companies in the case of Shares of the Subsidiaries) have good title to the Shares, free and clear of all Liens (as defined hereafter) or restrictions on transfer (other than in the relevant Organizational Documents). Upon the transfer by Sellers to Buyer of the certificate or certificates evidencing the Shares (other than shares of the Subsidiaries owned by the Acquired Companies) or registration in the share transfer records of the Acquired Companies where such is the method of transfer, Sellers shall have transferred to Buyer good title to the Shares free and clear of all Liens or restrictions on transfer (other than in the relevant Organizational Documents).

            (b) As used herein, "Liens" shall mean any pledge, guarantees, mortgage, charge, claim, security interest, conditional and installment sales agreement, encumbrance or charge, of any kind.

            (c) Except as set forth in Section 4.4(c) of the Disclosure Letter, the Acquired Companies do not own, directly or indirectly, any capital stock or equity securities of any Person or have any direct or indirect equity or ownership interest in any business other than the Business.

            (d) Subsidiaries. Section 4.4(d) of the Disclosure Letter sets forth for each Subsidiary (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of each of the Acquired

Companies have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in Section 4.4 of the Disclosure Letter, the Acquired Companies hold of record and own beneficially all of the outstanding shares of each Subsidiary, free and clear of any Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that require any of the Acquired Companies or their Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of the Subsidiaries or any Subsidiary of any Acquired Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock or profit participation rights or other similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. None of the Acquired Companies and Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

         Section 4.5 Consents and Approvals; No Violations. Except as set forth in Section 4.5 of the Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated hereby nor compliance by the Sellers, the Acquired Companies or the Subsidiaries with any of the provisions hereof shall
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Sellers, the Acquired Companies or the Subsidiaries, (ii) require on the part of the Sellers, the Acquired Companies or the Subsidiaries any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (including those agreements and obligations set forth in Section 4.16 of the Disclosure Letter) to which the Sellers with respect to the Business, the Acquired Companies or the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (the "Material Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers, the Acquired Companies, the Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, individually or in the aggregate, have a Business Material Adverse Effect, and which shall not materially impair the ability of the Sellers to consummate the transactions contemplated hereby.

         Section 4.6 Business Financial Statements.

            (a) Annexed hereto as Section 4.6(a) of the Disclosure Letter is an audited special purpose statement of net assets as of September 30, 1999 (the "September 30, 1999 Statement of Net Assets"). The September 30, 1999 Statement of Net Assets has been derived from the books and records of the Sellers, the Acquired Companies and the Subsidiaries relating to the Business and fairly presents the assets and liabilities of the Business as of September 30, 1999 in accordance with Adjusted U.S. GAAP.

            (b) Annexed hereto as Section 4.6(b) of the Disclosure Letter is an unaudited summary of net sales, gross contribution, brand support, brand contribution, selling, general and administrative expenses, operating income and EBITDA (operating income before depreciation and amortization) relating to the Business (other than Natural Honey or as otherwise set forth in such summary) for the years ended December 31, 1997, 1998, and the 1999 budget (the "Historical and Budgeted Financial Information"). The Historical and Budgeted Financial Information was prepared from the books and records of the Sellers, the Acquired Companies and the Subsidiaries relating to the Business, including Sellers' Hyperion internal management reporting system. The Historical and Budgeted Financial Information does not include data relating to the Natural Honey brand. The Historical and Budgeted Financial Information presents the net sales, gross contribution, brand support, brand contribution, selling, general and administrative expenses, operating income and EBITDA for the years ended December 31, 1997, 1998, and the 1999 budget in accordance with Sellers' Hyperion internal management reporting system and as otherwise noted in the footnotes. The Historical and Budgeted Financial Information is not audited and was not prepared in accordance with Adjusted U.S. GAAP.

            (c) The special statement of certain corporate overhead and research and development expenses set forth in Section 4.6(c) of the Disclosure Letter reflects, within $500,000, the Sellers' budgeted amounts of certain corporate overhead and research and development allocation for the Business in 1999. Such allocation is not audited and was not prepared in accordance with Adjusted U.S. GAAP. Such statement was prepared from the books and records of the Sellers, the Acquired Companies and the Subsidiaries relating to the Business. Sellers make no representation or warranty as to the actual cost Buyer, the Acquired Companies or the Subsidiaries may incur for overhead, research and development and other services for the Business heretofore provided by Sellers.

         Section 4.7 Assets Necessary to Business. Except for the assets (a) disposed of or let to lapse in the ordinary course of business, (b) set forth in
Section 4.7 of the Disclosure Letter, (c) Excluded Assets (other than the Excluded Assets included in the Licensed Intellectual Property), or (d) the assets of the Sellers and their Affiliates which will be used in the provision of the transition services pursuant to the Transitional Services Agreements, the Acquired Assets, the assets of the Acquired Companies, and the Subsidiaries and the Licensed Intellectual Property comprise all of the assets, properties and rights used in the conduct of the Business (A) as conducted during the twelve-month period prior to the date hereof and (B) as presently conducted by the Acquired Companies and the Subsidiaries in the same manner as conducted prior to Closing, including, without limitation, in a manner consistent with such operations that generated the results of operations reflected in the financial statements included in Section 4.6(a) and (b) of the Disclosure Letter. Immediately following the Closing, neither Sellers nor any officer or director of Sellers shall own, license or lease any Acquired Assets, any assets of the Acquired Companies or any properties or rights which are used in the Business as presently conducted, except for (A) the Licensed Intellectual Property and the Intellectual Property to be licensed back to Sellers pursuant to the license agreements contemplated in Section 6.11(b), (B) the Excluded Assets, and (C) the assets of the Sellers and their Affiliates which will be used in the provision of the transition services pursuant to the Transitional Services Agreements.

         Section 4.8 Title to Property and Assets. Except (i) as set forth in
Section 4.8 of the Disclosure Letter; (ii) with respect to Real Property, which is covered by the provisions of Section 4.12 hereof; and (iii) with respect to Intellectual Property, which is covered by Section 4.13 hereof, Sellers have good, valid and merchantable or marketable title to all of the Acquired Assets and the Acquired Companies have good, valid and marketable title to the assets of the Acquired Companies and the Subsidiaries, free and clear of any Liens, except for Permitted Encumbrances.

         Section 4.9 Condition of Property. Other than real property covered by
Section 4.12, each material tangible asset, including the machinery and equipment included in the Acquired Assets and the machinery and equipment which are assets of the Acquired Companies is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used, except for any which are obsolete and reflected for no value on the Final Statements of Net Assets.

         Section 4.10 No Undisclosed Liabilities. Neither the Business, the Acquired Companies nor any of the Subsidiaries have any Liability of a kind required by Adjusted U.S. GAAP to be reflected on a net assets statement except for (i) Liabilities reflected on or reserved against on the September 30, 1999 Statement of Net Assets, (ii) Liabilities which have arisen since September 30, 1999 in the ordinary course of business which will be reflected on the Final Statement of Net Assets, if of a nature required to be so reflected by Adjusted U.S. GAAP, (iii) contractual obligations under the agreements set forth in
Section 4.11 (including obligations created pursuant hereto) and under the agreements set forth in Section 4.16 of the Disclosure Letter, and (iv) Liabilities disclosed in Section 4.10 of the Disclosure Letter.

         Section 4.11 Absence of Certain Changes.

            (a) Except as set forth on Section 4.11 of the Disclosure Letter, since September 30, 1999, and as of the date hereof, there has not been any change in the Business of the Acquired Companies and the Subsidiaries, taken as a whole, which would result in a Business Material Adverse Effect (excluding any change, event, effect or circumstance arising in connection with the announcement or performance of the transactions contemplated by this Agreement).

            (b) Without limiting the generality of the foregoing, since September 30, 1999, and as of the date hereof, except as set forth in Section
4.11 of the Disclosure Letter, neither the Business, any of the Acquired Companies nor any of the Subsidiaries have (except as otherwise contemplated by this Agreement and except as to Excluded Assets or Excluded Liabilities):

               (i) sold, leased, transferred, or assigned any assets, tangible or intangible, having a value, individually or in the aggregate in excess of U.S. $50,000 except for inventory sold in the ordinary course of business and obsolete assets sold or disposed of for fair value in the ordinary course of business;

               (ii) entered into a material agreement, contract, lease, or license (or series of related agreements, contracts, leases or licenses) involving more than U.S. $50,000, nor modified in writing the terms of any such existing contract or agreement;

               (iii) (nor has any other party thereto, to the Sellers' knowledge) accelerated, terminated, made material modifications to, or canceled in writing any Material Agreement to which the Acquired Companies or Sellers are a party or by which they are bound;

               (iv) engaged in any activity which has resulted in any acceleration or delay of the collection of its accounts or notes receivable or any delay in the payment of its accounts payable, in each case in an amount in excess of U.S. $50,000;

               (v) made or delayed (in relation to the budget of the Business) any capital expenditures in an amount in excess of U.S. $50,000 individually or in the aggregate;

               (vi) imposed any Liens upon any of its assets, tangible or intangible (other than under existing Liabilities or Permitted Encumbrances);

               (vii) made any equity or debt investment in, or any loan to, any other Person in an amount in excess of U.S. $50,000 individually or in the aggregate in each case;

               (viii) created, incurred, assumed, or guaranteed more than U.S. $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations, other than accounts payable for goods and services arising in each case in the ordinary course of business;

               (ix) granted any license or sublicense of any rights under, allowed to lapse, or disposed of any of the Acquired Intellectual Property, Acquired Companies' Intellectual Property or Licensed Revlon Marks, in each case, other than in the ordinary course of business;

               (x) made or authorized any change in its charter, by-laws or other analogous organizational documents;

               (xi) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

               (xii) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

               (xiii) experienced any damage, destruction or loss to its property having a book value, individually or in the aggregate, in excess of U.S. $50,000;

               (xiv) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, other than employment arrangements entered into, in each case, in the ordinary course of business;

               (xv) experienced any material adverse changes in the amount or scope of coverage of insurance now carried by it;

               (xvi) made or been subject to any change in its accounting practices, procedures or methods or in its cash management practices;

               (xvii) entered into any employment agreement or arrangement with senior management or collective bargaining agreement, or modified in writing in any material respect the terms of any such existing agreement;

               (xviii) adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Benefit Plan) or granted any increase in the base compensation of or made any other change in the employment terms of any of its directors, officers and senior employees;

               (xix) incurred any Tax liability other than in the ordinary course of business, amended any Tax Return, or made any elections with respect to Taxes except as otherwise disclosed; or

               (xx) committed in writing to do any of the foregoing.

         Section 4.12 Real Property.

            (a) Owned Real Property. Section 4.12 of the Disclosure Letter sets forth a list of all Owned Real Property (as hereinafter defined). With respect to each Owned Real Property, one of the Acquired Companies or Subsidiaries (as the case may be) has good and marketable fee simple title to the Owned Real Property located within the United States, and valid legal title to the Owned Real Property located outside the United States, free and clear of all Liens, except Permitted Encumbrances. Except as set forth in Section 4.12 of the Disclosure Letter (i) none of the Acquired Companies or the Subsidiaries is a party to any agreement or option to purchase any real property or interest therein; (ii) such Acquired Company or Subsidiary (as the case may be) has not leased, or except for Permitted Encumbrances otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (iii) there are no outstanding options, rights of first offer or rights of first refusal or other agreements to purchase such Owned Real Property or any portion thereof or interest therein; and (iv) neither the Sellers or any of their Affiliates (other than the Acquired Companies or the Subsidiaries) own any real property which is used exclusively or primarily in the Business.

            (b) "Owned Real Property" means all land (whether located within or outside the United States), together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any of the Acquired Companies or the Subsidiaries.

            (c) "Permitted Encumbrances" means (i) Liens for Taxes or other assessments or charges of Governmental Entities that are not yet due and payable or that are being contested in good faith through appropriate proceedings and as to which reserves have been established in accordance with Adjusted U.S. GAAP and that exist on the Estimated, Actual or Final Statement of Net Assets, as appropriate; (ii) mechanic's, carriers', workers', materialmen's, warehousemen's and similar Liens arising or incurred in the ordinary course of business for sums not due and payable or payments which are being contested in good faith by appropriate proceedings; (iii) leases or subleases disclosed in Section 4.12 of the Disclosure Letter; (iv) any Lien existing on any real property, covenants, conditions, zoning restrictions, easements, rights-of-way, encumbrances, encroachments, restrictions on use of real property and other matters affecting title that are shown as exceptions on title policies, title commitments and reports or other documents which have been made available to Buyer; (v) any Lien existing on any real property, covenants, conditions, zoning restrictions, easements, rights-of-way, encumbrances, encroachments, restrictions on use of real property and other matters affecting title which do not materially detract from the value or use of such real property for the uses and purposes to which such property is currently employed or materially impair the operations of the Business as performed in such location; and (vi) matters set forth in Section
4.12 of the Disclosure Letter.

            (d) Leased Real Property. Section 4.12 of the Disclosure Letter sets forth the address of each Leased Real Property (as hereinafter defined). Except as set forth in Section 4.12 of the Disclosure Letter and except as would not have a Business Material Adverse Effect, with respect to each of the Real Property Leases and Acquired Real Property Leases: (i) each such lease is the legal, valid, binding obligation of the Lessee, is enforceable, and is in full force and effect (ii) the Lessee has not assigned its interest under such lease, sublet any interest in any Leased Real Property or pledged its interest therein;
(iii) the Lessee's possession and quiet enjoyment of the Leased Real Property has not been disturbed and no material default exists with respect to the Real Property Leases and the Acquired Real Property Leases, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or material default or permit the termination, modification or acceleration of rent under such Real Property Leases and Acquired Real Property Leases, and (iv) other than the Leased Real Property, the Lessee does not lease any other real property which is used exclusively or primarily in the Business.

               (i) "Leased Real Property" means all real property subject to the Real Property Leases and Acquired Real Property Leases.

               (ii) "Real Property Leases" means all real property leases, subleases, licenses and other agreements to occupy real property pursuant to which the Sellers, Acquired Companies or Subsidiaries is the lessee, lessor, sublessor or sublessee and that are used exclusively or primarily in the Business as listed on Section 4.12 to the Disclosure Letter.

               (iii) "Acquired Real Property Leases" means all real property leases, subleases, licenses and other agreements to occupy real property pursuant to which the Sellers or their Affiliates (other than the Acquired Companies and the Subsidiaries) are the lessee or sublessee and that are used exclusively or primarily in the Business as listed on Section 4.12 to the Disclosure Letter.

               (iv) "Lessee" means, with respect to the each of the Real Property Leases and Acquired Real Property Leases, respectively, the Sellers or Affiliate (other than the Acquired Company or Subsidiary), the Acquired Company, or Subsidiary which is a party thereto.

            (e) Improvements. Except as set forth on Section 4.12(e) of the Disclosure Letter, to Sellers' knowledge, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, owned by Sellers and located on the Owned Real Property and the Leased Real Property (collectively, the "Real Property") (the "Improvements") are in all material respects in operable condition and repair, taken as a whole, subject to normal wear and tear sufficient for the operation of the Business.

            (f) Condemnation. Except as set forth on Section 4.12(f) of the Disclosure Letter, to Sellers' knowledge, there is no condemnation, expropriation or other proceeding in eminent domain pending or threatened in writing, affecting any Real Property or any portion thereof or interest therein.

            (g) Certificates of Occupancy. The Acquired Companies or their Subsidiaries, as the case may be, have obtained all certificates of occupancy, and material licenses, permits, easements and rights of way, including proofs of dedication, required to own, use or operate the Real Property in the manner in which the Real Property is currently being used and operated, the failure to obtain which in the aggregate would not cause a Business Material Adverse Effect.

         Section 4.13 Intellectual Property.

            (a) Sections 1.2(i) (R&D Projects at Sellers' Facilities Dedicated to the Business), 1.4 (Acquired Companies' Intellectual Property), 1.6 (Acquired Intellectual Property), 1.7 (Acquired Intellectual Property Contracts), 1.27 (Licensed Intellectual Property) and 1.28 (Licensed Revlon Marks) of the Disclosure Letter, taken together, set forth a complete and accurate list of:
(i) all R&D Projects other than the R&D Projects that are at the facilities of the Acquired Companies and/or the Subsidiaries; (ii) all patents and pending patent applications included in the Business Intellectual Property which is owned by the Acquired Companies, the Subsidiaries, Sellers or Sellers' Affiliates; (iii) all registered and, with respect to certain of the currently used marks, material unregistered trademarks, service marks, certification marks, and registered copyrights included in the Business Intellectual Property which is owned by Acquired Companies, the Subsidiaries, or by Sellers or Sellers' Affiliates; and (iv) all Acquired Intellectual Property Contracts, excluding licenses of software which are Excluded Assets used by the Sellers or their respective Affiliates pursuant to the Transitional Services Agreements and excluding readily-available commercial software acquired or licensed for a cost of less than U.S. $50,000). Except as set forth in Section 4.13 of the Disclosure Letter and except for registrations allowed to lapse or were abandoned in the ordinary course consistent with past practice, registrations for the patented and registered items of Business Intellectual Property included in Sections 1.4 and 1.6 of the Disclosure Letter are valid and subsisting and all maintenance and renewal fees due prior to the date hereof have been paid.

            (b) Except as otherwise set forth in Section 1.3 (Acquired Companies' Intellectual Property), 1.5 (Acquired Intellectual Property) or 1.6 (Acquired Intellectual Property Contracts) of the Disclosure Letter, Sellers or their Affiliates or the Acquired Companies or the Subsidiaries own and possess all right, title and interest in, to and under the Business Intellectual Property, or have or will, at the Closing Date, have the right to use such Business Intellectual Property in connection with the Business as currently conducted pursuant to valid license agreements. Except as set forth on Section 4.13(b) of the Disclosure Letter, the Business Intellectual Property, along with the third party intellectual property rights licensed pursuant to the Acquired Intellectual Property Contracts, and the software which are Excluded Assets or used in the provision of transitional services under the Transitional Services Agreements and any other Intellectual Property used in the provision of Transitional Services that is licensed to Sellers or its Subsidiaries and its Affiliates and cannot be sublicensed to Buyer, comprises all of the Patent Rights, Trademark Rights, Copyrights, Proprietary Information and software (collectively, "Intellectual Property") used in and necessary for the operation of the Business as conducted by Sellers and their Affiliates and the Acquired Companies and any Subsidiaries as of the Closing Date. Except as set forth in
Section 4.13 of the Disclosure Letter and except to the extent that the failure to disclose such claims would not in the aggregate have a Business Material Adverse Effect: (i) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Business Intellectual Property owned by Sellers, their Affiliates, the Acquired Companies or any Subsidiary has been made in writing within the past two years and is currently outstanding or, to the knowledge of Sellers, is threatened; (ii) none of Sellers, their Affiliates, the Acquired Companies or the Subsidiaries has sent within the past two years any written notices of, and none of such parties have knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by any third party with respect to the Business Intellectual Property; (iii) none of Sellers, their Affiliates, the Acquired Companies or any Subsidiary has received within the past two years any written notices of any infringement or misappropriation of any intellectual property rights of a third party (including without limitation, any demand that Sellers, their Affiliates, the Acquired Companies or any Subsidiary license any rights from a third party) as a result of the operation of the Business; and (iv) to the best of Sellers' current knowledge, the conduct of the Business as currently conducted does not infringe or misappropriate any Intellectual Property rights of any third parties.

         Section 4.14 Litigation. Except as disclosed in Section 4.14 of the Disclosure Letter or which would not individually or in the aggregate, if determined on a basis adverse to Sellers, the Acquired Companies, the Subsidiaries or the Business, be reasonably likely to result in Liability exceeding U.S. $100,000, (i) there is no suit, action, claim, arbitration or proceeding pending or, to the knowledge of the Sellers, threatened or, to the knowledge of Sellers, any investigation by any Governmental Entity against the Acquired Companies or any of the Subsidiaries or against Sellers or any of their Affiliates relating to the Business and (ii) none of the Acquired Companies or Subsidiaries or with respect to the Business, the Sellers or their Affiliates, is subject to any outstanding injunction, order, decree, judgment, ruling, settlement, claim or charge.

         Section 4.15 No Default; Compliance with Applicable Laws. Except as set forth in Section 4.15 of the Disclosure Letter, none of the Sellers, the Acquired Companies or the Subsidiaries are in default or violation of any term, condition or provision of (i) their respective articles of incorporation or by-laws or similar organizational documents, (ii) any Material Agreement or
(iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, code, decree, order, concession, Company Permit, or license or other governmental authorization or approval applicable to the Acquired Companies or any of the Subsidiaries or the Business, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not have a Business Material Adverse Effect.

         Section 4.16 Certain Contracts and Arrangements.

            (a) Except as set forth in Section 4.16 of the Disclosure Letter or with respect to Real Property Leases or Acquired Real Property Leases or transactions contemplated hereby or the Ancillary Agreements, none of the Sellers (with respect to agreements used exclusively in the Business), the Acquired Companies or the Subsidiaries are parties to any written (a) collective bargaining agreement, (b) employment or consulting agreement providing for annual payments in excess of U.S. $100,000; (c) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money (other than intercompany accounts which shall be governed by Section
2.9 hereof), or the guaranty of any obligation for the borrowing of money, except any such agreements with an aggregate outstanding principal amount not exceeding U.S. $100,000; (d) partnership, joint venture or other similar agreement or arrangement; (e) material license or other similar agreement, including but not limited to, any exclusive license or sublicense or any other license or sublicense of any material rights under the Acquired Intellectual Property, the Acquired Companies' Intellectual Property, and any licenses under the Licensed Intellectual

Property that would conflict with the licenses contemplated under Section 6.11;
(f) agency, sales representation, distribution or other similar agreement providing for annual payments by the Sellers, the Acquired Companies or the Subsidiaries in excess of U.S. $100,000; (g) agreement for the purchase of supplies or materials other than in the ordinary course of business providing for annual payments by the Sellers, the Acquired Companies or the Subsidiaries in excess of U.S. $100,000; (h) agreement for the sale of goods or services, other than the sale of inventory in the ordinary course of business, providing for annual payments by the Sellers, the Acquired Companies or the Subsidiaries in excess of U.S. $100,000; (i) any other agreement material to the Business taken as a whole; (j) agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments by the Sellers, the Acquired Companies or the Subsidiaries in excess of U.S. $50,000 per annum; (k) agreement concerning confidentiality or noncompetition; (l) agreement with any of the Sellers and their Affiliates (other than the Acquired Companies and the Subsidiaries); (m) profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of its current or former directors, officers, and employees; (n) agreement under which it has advanced or loaned any amounts in each case in excess of U.S. $50,000 to any of its directors, officers, and employees; (o) agreement under which the consequences of a default or termination would have a Business Material Adverse Effect; or (p) other agreement (or group of related agreements) the performance of which involves annual payment by the Sellers, the Acquired Companies or the Subsidiaries in excess of U.S. $100,000. Except as set forth in Section 4.16 of the Disclosure Letter, all agreements set forth in Section 4.16 of the Disclosure Letter are legal, in full force and effect, valid, binding and enforceable in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights or remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of the Sellers, the Acquired Companies nor any Subsidiary nor, to the knowledge of the Sellers, any other party thereto is in default under any of the aforesaid agreements except with respect to any default by the other party thereto as would not, individually or in the aggregate, have a Business Material Adverse Effect.

            (b) The Sellers have provided to Buyer a correct and complete copy of each written agreement listed on Section 4.16 of the Disclosure Letter (as amended to date).

         Section 4.17 Employee Benefit Plans; ERISA.

            (a) Section 4.17(a) of the Disclosure Letter contains a true and complete list of each deferred compensation and each incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); employment, termination or severance agreement; and other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Acquired Companies, the Subsidiaries or by any entity, whether or not incorporated (an "ERISA Affiliate"), that together with the Acquired Companies or the Subsidiaries would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, which, in each case, provides benefits for any employee or former employee of the Acquired Companies or any Subsidiary (the "Benefit Plans").

            (b) Except as set forth in Section 4.17(b) of the Disclosure Letter:

               (i) With respect to each Benefit Plan, the Sellers, the Acquired Companies or the Subsidiaries have provided or made available to Buyer true and complete copies of such Benefit Plan and any amendments thereto (or if such Benefit Plan is not a written Benefit Plan, a description thereof), any related trust or other funding vehicle, any current annual reports on Form 5500 or summary plan description required under ERISA or the Code and the most recent determination letter received from the U.S. Internal Revenue Service (the "IRS") with respect to each Benefit Plan intended to qualify under section 401 of the Code.

               (ii) No material Liability under Title IV or section 302 of ERISA has been incurred by the Acquired Companies, the Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Acquired Companies, the Subsidiaries or any ERISA Affiliate of incurring any such Liability, other than Liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

               (iii) No Benefit Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Benefit Plan a plan described in section 4063(a) of ERISA , and none of the Acquired Companies or the Subsidiaries has any Liability under or with respect to any such multiemployer plan.

               (iv) Each Benefit Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS, and nothing has occurred since the date of such determination that is reasonably likely to adversely affect such determination.

               (v) There are no pending, threatened in writing or material claims anticipated by Sellers by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

               (vi) Each Benefit Plan has been maintained and administered in material compliance with its terms and with the terms of any applicable collective bargaining agreement and in material compliance with all applicable laws or regulations; and none of the Acquired Companies or any Subsidiary has incurred any material penalty relating to a Benefit Plan.

               (vii) Each Benefit Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B ("COBRA") has been administered in all material respects in compliance with such requirements. No Benefit Plan provides medical or life or other welfare benefits to any current or future retired or terminated employees other than as required pursuant to COBRA.

         Section 4.18 Taxes.

            (a) The Acquired Companies and the Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate taxing authorities all Tax Returns of the Acquired Companies and the Subsidiaries, respectively, required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all respects, and (ii) duly paid in full or made provision in accordance with Adjusted U.S. GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes of the Acquired Companies and the Subsidiaries shown to be due on such Tax Returns.

            (b) Except as set forth in Section 4.18 of the Disclosure Letter, no federal, state, local or foreign audits are presently pending with regard to any Tax Return of the Acquired Companies or the Subsidiaries.

            (c) Except as set forth in Section 4.18 of the Disclosure Letter, there are no outstanding written consents to extend or waive the statutory period of limitations applicable to the assessment of any Taxes against the Acquired Companies or any of the Subsidiaries, and no power of attorney granted by any of the Sellers, the Acquired Companies or the Subsidiaries with respect to any Taxes of the Acquired Companies or the Subsidiaries is currently in force.

            (d) Except as set forth in Section 4.18 of the Disclosure Letter, none of the Acquired Companies or any of the Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

            (e) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security (or similar), occupation, use, service, service use, unemployment, disability, registration, estimated, custom duties, capital stock, severance, employment, environmental, license, net worth, payroll, franchise, transfer, value added and recording taxes, fees and charges imposed by any taxing authority (domestic or foreign), including, without limitation, any state, county, local or foreign Governmental Entity, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such Taxes, whether disputed or not. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

            (f) Each of the Acquired Companies and the Subsidiaries has withheld and paid, or accrued on the September 30, 1999 Statement of Net Assets, or the Estimated, Actual or Final Statement of Net Assets, as the case may be, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (g) None of the Acquired Companies and the Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of the Acquired Companies and the Subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Each of the Acquired Companies and the Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Except as disclosed, since December 31, 1987 none of the Acquired Companies and the Subsidiaries, (A) has been a member of an affiliated group (or any other similar group defined under a similar provision of state, local or foreign law) filing a consolidated federal, state, local or foreign income Tax Return (other than a group the common parent of which was M&F) or (B) has any liability for the Taxes of any Person (other than members of the affiliated group of which M&F is the parent) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, or by contract. None of Sellers with respect to the Business, the Acquired Companies and the Subsidiaries has made an election under Code ss. 897(i).

            (h) None of the Acquired Companies and the Subsidiaries currently is the beneficiary of any agreement providing for an extension of time within which to file any Tax Return.

            (i) None of the Acquired Companies and the Subsidiaries is obligated to make any payments, or is a party to any agreement that would obligate it to make any payments, that would not be deductible under Code ss.280G by reason of transactions contemplated by this Agreement.

            (j) Each of the Acquired Companies and the Subsidiaries shall not be required to (A) as a result of any "closing agreement," as described in ss.7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (B) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (C) as a result of any prepaid amount received on or prior to the Closing Date (other than amounts prepaid in the ordinary course of business consistent with past custom or practice), include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

            (k) Sellers represent that as of December 31, 1998, the total amount of losses available to be carried forward by Revlon S.L. which can be utilized to offset taxable income of Revlon S.L. for taxable periods beginning on or after January 1, 1999 was approximately 1,398,000,000 Spanish Pesetas; provided, however, that such losses shall be adjusted upward or downward by an amount representing either the taxable loss or income generated by Revlon S.L. during the taxable periods beginning January 1, 1999 and ending on the Closing Date; and further provided however, that the absolute amount of losses available for carryforward to future periods is subject to adjustment as a result of any audit by the Spanish tax authorities with respect to prior periods up to and including the Closing Date (the "Spanish Tax Loss Carryforwards").

         Section 4.19 Environmental Protection.

            (a) Except as set forth in Section 4.19 of the Disclosure Letter:

               (i) Since January 1, 1997, neither (i) the Sellers, the Acquired Companies or any Subsidiary have received any written communication from any Person (including any Governmental Entity) alleging that the Sellers or the Acquired Companies or any Subsidiary are potentially responsible parties under Environmental Law (as defined in Section 4.19(b)) with respect to any actual or alleged environmental contamination relating to a facility used in or in connection with the Business (including any off-site location where waste or hazardous materials generated or handled by the Sellers, the Acquired Companies or any Subsidiary, in each case with respect to the operation of the Business, have been released, disposed of or otherwise come to be located); none of the Sellers, the Acquired Companies or any Subsidiary, nor, to the Sellers' knowledge, is any Governmental Entity conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in material Liability for the Acquired Companies or any Subsidiary under Environmental Law; and none of the Sellers, the Acquired Companies or any Subsidiary have received any written request for information under Environmental Law from any Governmental Entity or any other Person with respect to any actual or alleged environmental contamination relating to the Business;

               (ii) Since January 1, 1997, neither the Sellers nor the Acquired Companies nor any Subsidiary have violated any Environmental Laws in respect of the Business or have caused or contributed to any material environmental contamination relating to the Business that has caused any material property damage or material personal injury under any Environmental Law;

               (iii) To the knowledge of Sellers, none of the Sellers or their Affiliates, with respect to the Business, the Acquired Companies or any of their Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility, in a manner that has given or is reasonably likely to give rise to any liabilities of any of the Acquired Companies or the Subsidiaries or the Business (including without limitation any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees) pursuant to the federal U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental Law; and

               (iv) None of the following exists at any property or facility owned or operated by any of the Acquired Companies or the Subsidiaries: (1) underground storage tanks containing hazardous materials, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or waste disposal areas, except in the case of each of the foregoing subclauses in compliance with applicable Environmental Laws.

            (b) For purposes of this Section 4.19, "Environmental Law" means all applicable state, federal, local and foreign laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, the preservation of the environment, or the release of hazardous materials, noise, odors or radiation into the environment.

         Section 4.20 Insurance. Section 4.20 of the Disclosure Letter sets forth a complete and correct list as of the date hereof of all current primary, excess and

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umbrella Liability policies (including self-insurance arrangements), and other forms of insurance, owned or held by or on behalf of or providing insurance coverage to or for the benefit of the Acquired Companies or the Subsidiaries or, with respect to the Business, the Sellers. All of such insurance policies are in full force and effect, all premiums currently due and payable or previously due have been paid, no written notice of cancellation or termination has been received with respect to any such policy and no assignment of proceeds (other than mortgage clauses) or Lien exists with respect to the proceeds of any such policy. Except as and to the extent set forth in Section 4.20 of the Disclosure Letter, as of the date hereof, there are no pending claims against any such policies relating to the Business (other than routine claims in the ordinary course of the Business).

         Section 4.21 Labor Matters.

            (a) Except as and to the extent set forth in Section 4.21 of the Disclosure Letter, (i) there is no labor strike, slowdown, stoppage or lockout actually pending (for which written notice has been provided), or to the knowledge of the Sellers, threatened against the Business and during the past three years there has not been any such action; (ii) none of the Acquired Companies or Subsidiaries is a party to or bound by any collective bargaining agreement with any labor organization and there are no collective bargaining agreements relating to the Business; (iii) none of the Affected Employees are represented by any labor organization and the Sellers have no knowledge of any current union organizing activities among such employees; (iv) there is no unfair labor practice charge or complaint against the Acquired Companies or Subsidiaries pending or, to the knowledge of the Sellers, threatened before the National Labor Relations Board or any similar state or foreign agency; and (v) to the knowledge of Sellers, no union organizing or decertification efforts are pending or threatened and no other dispute exists.

            (b) None of the Acquired Companies, Subsidiaries or Sellers has implemented any plant closing or mass layoff in the United States (as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988) covering employees with respect to the Business which is subject to the notice requirements of WARN, and no layoffs of employees with respect to the Business that could implicate the WARN notice requirements will be implemented by the Sellers or their respective Affiliates before the Closing without advance notification to Buyer.

         Section 4.22 Affiliate Agreements. Section 4.22 of the Disclosure Letter lists all material agreements, contracts, arrangements, payables, obligations and understandings that relate to the Business between any of the Acquired Companies or

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

the Subsidiaries, on the one hand, and any Sellers or any other Affiliate of the Sellers other than the Acquired Companies or the Subsidiaries, on the other hand, or any other agreements between any of the Sellers and their Affiliates including, but not limited to, the Acquired Companies and the Subsidiaries which affect or relate to the Licensed Revlon Marks (the "Affiliate Agreements"). As used in this Agreement, "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person.

         Section 4.23 Brokers. No broker, investment banker or other Person, other than Goldman, Sachs & Co. and Lazard Freres & Co. LLC, the Sellers' financial advisors, the fees and expenses of which shall be paid by the Sellers, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers or any of their Affiliates.

         Section 4.24 Permits. Except as set forth on Section 4.24 of the Disclosure Letter, the Acquired Companies and the Subsidiaries currently hold (or are permitted to operate under) all material governmental and other material third party permits (including occupancy permits), licenses, consents and authorizations (including, without limitation, material permits issued under Environmental Laws) (collectively "Company Permits") required in connection with the ownership, use and operation of the Business. Any applications for the renewal of any such Company Permits due prior to the Closing Date have been, or will be, timely filed prior to the Closing Date. Except as set forth in Section
4.24 of the Disclosure Letter, no proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Company Permit is pending or, to the knowledge of Sellers, is threatened. None of the Acquired Companies, Subsidiaries or Sellers is in violation of any Company Permit and no written notice of violation, administrative order, claim or proceeding alleging a violation of any such Company Permit is pending or, to the knowledge of Sellers, threatened and, to the knowledge of Sellers, no administrative or governmental action has been taken or, to the knowledge of Sellers, is threatened in connection with the expiration, continuance or renewal of any such Company Permit.

         Section 4.25 Customers and Suppliers. Since September 30, 1999 nor prior to September 30, 1999 to the extent the effect thereof would occur after September 30, 1999, except as set forth on Section 4.25 of the Disclosure Letter, no material supplier of the Business has provided written notice to any of the Sellers, the Acquired

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

Companies or the Subsidiaries that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Business, and no material customer has provided written notice to any of the Sellers, the Acquired Companies or the Subsidiaries that it shall stop, or materially decrease the rate of, buying Products from the Business.

         Section 4.26 SEC Financial Statements. To the best knowledge of Sellers, as of the date hereof, books and records exist at the facilities of the Sellers, their Affiliates and the Acquired Companies and the Subsidiaries, that would be necessary to prepare audited primary financial statements of the Business for the years ending December 31, 1999 and December 31, 1998, in accordance with the rules and regulations of the Securities and Exchange Commission as in effect on the date hereof for inclusion in a Registration Statement for an initial public offering of securities of the Business (the "SEC Financial Statements"). Sellers make no representation or warranty as to the time, expense or personnel necessary to prepare the SEC Financial Statements. Sellers also do not represent as to the competency of Buyer and its auditors to prepare and complete audited financial statements.

         Section 4.27 Anti-Loading.

            (a) Since September 30, 1999, neither the Sellers, the Acquired Companies, nor any of the Subsidiaries has, with respect to the Business or the Acquired Assets (nor has any other party thereto), accelerated, terminated, made material modifications to, or cancelled any material agreement, contract, lease, or license to which the Sellers, the Acquired Companies, or any of their Subsidiaries is a party or by which it is bound.

            (b) Since September 30, 1999, no incentives have been offered to customers of the Business with the primary intent of accelerating trade purchases to meet volume or profit objectives.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (except for representations and warranties that speak as of a specific date) as though made then and as though the Closing Date

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

were substituted for the date of this Agreement throughout Article V, except as fully set forth in the Disclosure Letter.

         Section 5.1 Organization.

            (a) Buyer is a corporation duly organized, validly existing and (except in such jurisdictions in which applicable law does not provide for a corporation to be in good standing) in good standing under the law of its state or jurisdiction of incorporation and has the requisite corporate and other power and corporate authority to own, lease and operate its properties and to carry on its business and operations as now being conducted, except where any such failure to be so organized, existing and in good standing or to have such power and authority would not individually or in the aggregate have a Buyer Material Adverse Effect.

            (b) Buyer is duly qualified or licensed and (except in jurisdictions in which applicable law does not provide for a corporation to be in good standing) in good standing to do business in each jurisdiction in which the property owned, leased or operated by Buyer makes such qualification necessary.

            (c) Buyer has heretofore made available to Sellers complete and correct copies of the Buyer's certificates of incorporation, by-laws, and other analogous organizational documents as currently in effect.

            (d) As used in this Agreement, "Buyer Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, financial condition or operations of the Buyer.

         Section 5.2 Authorization; Validity of Agreement; Necessary Action. Buyer has all necessary corporate power to perform its obligations hereunder and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of its Board of Directors and no other corporate action on the part of Buyer is necessary to authorize the execution, delivery and performance by Buyer of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and assuming due and valid authorization, execution and delivery hereof by the Sellers, is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization,

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


moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 5.3 Consents and Approvals; No Violations. Except as set forth in Section 5.3 of the Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Buyer, (ii) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Buyer is a party or by which Buyer or any of its respective properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, individually or in the aggregate, have a Buyer Material Adverse Effect, and which shall not materially impair the ability of the Buyer to consummate the transactions contemplated hereby.

         Section 5.4 Financing. Buyer agrees that it shall not, without the prior consent of Revlon, enter into any amendment to, or modification or waiver of, any of the commitment letters attached hereto as Section 5.4 of the Disclosure Letter (the "Commitment Letters"), if such amendment, modification or waiver would (i) reduce the aggregate amount of funds committed under the Commitment Letters or (ii) add additional conditions to the consummation of the transactions contemplated by the Commitment Letters, unless in each case it would not have a material adverse effect on or delay the consummation of the transactions contemplated by this Agreement. Buyer shall use commercially reasonable efforts to (i) enforce the performance of the lenders under the Commitment Letters, (ii) fulfill all of its obligations under the Commitment Letters and (iii) cause all conditions to funding under the Commitment Letters (other than (x) conditions to funding that are conditions to Buyer's consummation of the transactions contemplated by this Agreement or (y) conditions not in the control of Buyer) to be fulfilled as promptly as reasonably practicable. In the event Buyer believes

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

that the consummation of the financing is not likely to occur, Buyer shall give Revlon prompt written notice thereof.

         Section 5.5 Solvency of the Buyer, Acquired Companies and Subsidiaries at the Closing Date. Immediately after the Closing Date and after giving effect to the transactions contemplated hereby, to the knowledge of Buyer, the Buyer and the Acquired Companies and their Subsidiaries will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable Liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as they become due.

         Section 5.6 Litigation. There is no suit, action, claim, arbitration or proceeding pending or, to the knowledge of Buyer, threatened in writing against Buyer which would adversely affect Buyer's performance of its obligations under this Agreement.

         Section 5.7 Brokers. No broker, investment banker or other Person, the Buyer's financial advisor, the fees and expenses of which shall be paid by the Buyer, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.

         Section 5.8 Acquisition of Capital Stock of Acquired Companies for Investment. Buyer is acquiring the Shares for investment and not with a view toward the distribution thereof. Buyer acknowledges that such shares may not be sold or otherwise disposed of in violation of the United States Securities Act of 1933, as amended, (the "Act").

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1 Interim Operations of the Business by Sellers. During the period from the date hereof to the Closing, except as disclosed in Section 6.1 of the Disclosure Letter or otherwise provided for in, or contemplated by, this Agreement or except with the prior written consent of the Buyer, the Sellers shall operate the Business only in the ordinary and usual course of business consistent with past practice and,

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


without limiting the generality of the foregoing (in each case with respect to the Business):

            (a) Sellers and the Acquired Companies shall not, directly or indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any common stock or capital stock of any of the Acquired Companies or Subsidiaries beneficially owned by them, either directly or indirectly; (ii) amend their certificate of incorporation or by-laws or similar organizational documents of the Acquired Companies or Subsidiaries; or (iii) split, combine or reclassify the outstanding common stock or any outstanding capital stock of any of the Acquired Companies or Subsidiaries;

            (b) neither the Acquired Companies nor any of the Subsidiaries shall: (i) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Acquired Companies or the Subsidiaries; (ii) incur or modify any indebtedness or other Liability, other than in the ordinary and usual course of business and consistent with past practice, provided that, the Acquired Companies and the Subsidiaries may borrow money, in an aggregate amount not to exceed U.S. $50,000, and may discount receivables and engage in overdraft financing in the ordinary course of business and consistent with past practice, for use in the ordinary and usual course of business; or (iii) redeem, purchase or otherwise acquire directly or indirectly any of their capital stock;

            (c) neither the Sellers with respect to the Acquired Assets or the Licensed Intellectual Property nor the Acquired Companies nor the Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary and usual course of business and consistent with past practice;

            (d) the Sellers with respect to the Acquired Assets and the Acquired Companies and the Subsidiaries shall not cancel and shall use their commercially reasonable efforts to maintain (and to prevent the termination or cancellation of) any insurance policy naming them as beneficiaries or loss payable payees unless cancelled and replaced with similar coverage, except in the ordinary and usual course of business consistent with past practice;

            (e) neither the Acquired Companies nor any of the Subsidiaries shall: (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to another one of the Acquired Companies or one of the

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


Subsidiaries); or (iii) enter into any commitment or transaction with respect to any of the foregoing (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

            (f) neither the Acquired Companies nor any of the Subsidiaries shall change any of their accounting principles (including Tax accounting principles) unless required by applicable law;

            (g) neither the Acquired Companies nor any of the Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Acquired Companies or any of the Subsidiaries;

            (h) the Sellers shall not and shall cause the Acquired Companies and the Subsidiaries not to, take, or commit to take, any action that would make any representation or warranty of the Sellers contained herein inaccurate in any material respect at, or as of any time prior to, the Closing (except for representations and warranties made as of a specific date);

            (i) Sellers shall not, and shall cause the Acquired Companies and the Subsidiaries not to, sell, encumber, lease, license, transfer or dispose of any Acquired Assets or Licensed Intellectual Property or any assets of the Acquired Companies or Subsidiaries or rights to acquire any assets or rights which would be included in the Acquired Assets or Licensed Intellectual Property or any assets of the Acquired Companies or Subsidiaries, except pursuant to obligations in effect on the date hereof and set forth in Section 6.1 of the Disclosure Letter and except for Permitted Encumbrances;

            (j) Sellers shall not permit and shall cause the Acquired Companies and the Subsidiaries to not permit any Acquired Asset or Licensed Intellectual Property or asset of the Acquired Companies or Subsidiaries to suffer any Lien thereupon, except for such Liens, if existing on the date hereof, as would be Permitted Encumbrances;

            (k) neither the Sellers, the Acquired Companies nor any of the Subsidiaries shall authorize or enter into an agreement to do any of the foregoing;

            (l) the Sellers shall not, and the Sellers shall cause the Acquired Companies and the Subsidiaries to not, engage in any practice, take any action or enter into any transaction (i) of the sort described in Section 4.11(b) or
(ii) which would require disclosure under Section 4.11(b);

            (m) neither the Sellers, the Acquired Companies nor any of the Subsidiaries shall, with respect to the Business or the Acquired Assets, accelerate, terminate, make material modifications to, or cancel any agreement, contract, lease, or license to which any of the Sellers, with respect to the Business or the Acquired Assets, the Acquired Companies or any of their Subsidiaries is a party or by which any of them is bound; and

            (n) no incentives shall be offered to customers of the Business with the primary intent of accelerating trade purchases to meet volume or profit objectives.

         Section 6.2 Preservation of Business. From the date hereof to the Closing, the Sellers shall use their commercially reasonable efforts (and shall use their commercially reasonable best efforts to cause the Acquired Companies and the Subsidiaries to):

            (a) preserve the Business and its properties intact;

            (b) keep available to the Business the services of the employees of the Business listed in Section 6.2 of the Disclosure Letter;

            (c) preserve the Business' relationships with customers, suppliers, licensors, licensees, contractors, distributors and others having material business dealings with the Business including under Material Agreements;

            (d) preserve the Business Intellectual Property and the goodwill of the Business including the payment of all maintenance and renewal fees which come due prior to Closing;

            (e) enforce the rights in the Business Intellectual Property against third parties;

            (f) continue to maintain, in all material respects, the Acquired Assets and the assets of the Acquired Companies and Subsidiaries; and

            (g) maintain all files, books and records with respect to the Business.

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


None of the Sellers will take any action (and Sellers shall cause their Affiliates not to take any action) that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business, the Acquired Companies or the Subsidiaries from maintaining the same business relationships with the Business, the Acquired Companies or the Subsidiaries after the Closing as it maintained with the Business, the Acquired Companies or the Subsidiaries prior to the Closing. From and after the Closing, each of the Sellers will (and shall cause their Affiliates to) refer all customer inquiries relating to the Business to the Buyer and the Buyer and its Affiliates shall refer all customer inquiries regarding the Sellers' retained business to the Sellers.

         Section 6.3 Access to Information. Upon reasonable notice, the Sellers shall (and shall cause each of the Acquired Companies and the Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Buyer, reasonable access, during normal business hours, to all their properties, books, contracts, commitments and records (other than consolidated or combined Tax information but including Tax information relating solely to the Business or the Acquired Companies) as they relate to the Business and, during such period, the Sellers shall (and shall cause each of the Acquired Companies to) furnish promptly to the Buyer all other information concerning the Business as Buyer may reasonably request. Unless otherwise required by law (including the rules and regulations of any stock exchange on which the shares of the respective party or its Affiliates are publicly traded), Buyer and Sellers, and each of their respective Affiliates, shall hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement by and Among Revlon, Inc. and CVC European Equity Partners II, L.P., and Carlos Colomer for Himself and Certain Investors, dated October 20, 1999 (the "Confidentiality Agreement") and Section 6.18 (Confidentiality) hereof.

         Section 6.4 Consents and Approvals.

            (a) As soon as reasonably practicable, Buyer and Sellers shall make, or cause to be made, all filings and submissions under the HSR Act and any other applicable Competition Laws as may be reasonably required in connection with this Agreement and the transactions contemplated hereby. Subject to Section 6.3 hereof, Sellers shall furnish to Buyer and Buyer shall furnish to Sellers, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 6.3 hereof, Sellers shall provide Buyer, and Buyer shall provide Sellers, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The Sellers and Buyer shall consult with one another with respect to any such correspondence, filings or communications and shall engage in any discussions with any Governmental Entity on a joint basis. The filing fees for filings made under the HSR Act and any other applicable Competition Laws shall be borne by the party obligated under such laws to submit the filing, or in the absence of any such obligation, by the party that under the applicable business practices and customs is the primary party responsible for such filing and the expenses associated therewith. As used in this Agreement, "Competition Laws" shall mean foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other foreign laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade or laws regarding the registration of investments, acquisitions or the like.

            (b) Each of Sellers, the Acquired Companies, the Subsidiaries and the Buyer shall take all actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to this Agreement and the transactions contemplated hereby. At Sellers' sole expense, except as expressly set forth herein or in the Ancillary Agreements, each of Sellers and the Acquired Companies shall, and shall cause the Subsidiaries to, take all actions necessary to obtain or make (and shall cooperate with Buyer in obtaining or making) any consent, authorization, termination, filing, certificate, order, separation of agreement (on substantially similar terms) or approval of or from, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Sellers, the Acquired Companies or any of the Subsidiaries or the Business in connection with (A) the separation of the Business from the Sellers as set forth in Section 6.14 or (B) the taking of any action contemplated by this Agreement or the Ancillary Agreements. The Buyer shall take all actions necessary to obtain (and shall cooperate with Sellers in obtaining) any consent, authorization, order, separation or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by the Buyer in connection with the taking of any action contemplated by this Agreement. Without limiting the generality of the foregoing, prior to the Closing, the Sellers, at their sole expense, will use their commercially reasonable best efforts to cause the Acquired Companies and the Subsidiaries to give any notices to third parties required to complete the transactions contemplated by this Agreement, and will cause the Acquired Companies and the Subsidiaries to use their commercially reasonable best efforts, to obtain or make any third party consents, filings, certificates, approvals, terminations, separation or orders required to complete the transactions contemplated by this Agreement or the Ancillary Agreements, that the Buyer may request. Without limiting the generality of the foregoing, after the Closing (i) Sellers shall, at their sole expense, except as expressly set forth herein or in the Ancillary Agreements, obtain or make any necessary consents, authorizations, terminations, filings, certificates, orders, separation of agreement (on substantially similar terms) or approvals of or from, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Sellers, the Acquired Companies, the Subsidiaries or the Business in connection with (A) the separation of the Business from the Sellers as set forth in Section 6.14 or
(B) the taking of any action contemplated by this Agreement or the Ancillary Agreements, including, without limitation, those consents, authorizations, terminations, filings, certificates, orders, separation and approvals set forth on Sections 4.5 and 4.16 of the Disclosure Letter, (ii) to the extent such consent, authorization, termination, filing, certificate, order, separation of agreement (on substantially similar terms) or approval is obtained or made by Buyer or its Affiliates (whether before, on or after the Closing Date), Sellers shall reimburse Buyer for all costs and expenses arising out of or associated with acquiring or making such consent, authorization, termination, filing, certificate, order, separation or approval and (iii) Sellers shall indemnify Buyer and its Affiliates against any Liability or damages (including consequential damages) as and when incurred by Buyer or its Affiliates asserted against or incurred by Buyer or its Affiliates as a result of or arising out of Sellers' failure to obtain or make prior to the Closing Date any necessary consents, authorization, termination, filings, certificates, order, separation of agreement (on substantially similar terms) or approval of or from, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Sellers, the Acquired Companies, the Subsidiaries or the Business in connection with (A) the separation of the Business from the Sellers as set forth in Section 6.14 or (B) taking of any action contemplated by this Agreement or the Ancillary Agreements, including, without limitation, those consents, authorizations, terminations, filings, certificates, orders, separations and approvals set forth on Sections 4.5 and
4.16 of the Disclosure Letter. Notwithstanding the foregoing, Buyer and its Affiliates shall, at Sellers' expense, use their commercially reasonable efforts to mitigate any Liability or damages (including consequential damages) incurred by Buyer or its Affiliate with respect to this Section 6.4(b)(iii).

         Section 6.5 Publicity. The initial press release with respect to the execution of this Agreement and any press release relating to the consummation of the transactions contemplated by this Agreement shall be a joint press release reasonably acceptable to Buyer and Sellers. Thereafter, so long as this Agreement is in effect, neither Sellers, Buyer nor any of their respective Affiliates or representatives shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other transactions contemplated hereby without the prior notice to and consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or as required in connection with any financing or refinancing or sale or merger of Buyer, the Business or the Acquired Companies.

         Section 6.6 Notification of Certain Matters. The Sellers shall give prompt notice to Buyer and Buyer shall give prompt notice to the Sellers, of (i) any matter which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of Sellers or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. No notice or disclosure by the Sellers pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         Section 6.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use their respective commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments (including, if the License Agreement (Revlon Marks) is found by a Governmental Entity to be illegal, invalid or unenforceable, an amended or new trademark license agreement containing such provisions as will set forth the original intent of the parties to the maximum extent possible under applicable law) and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby; provided that, to the extent not indemnified or required hereunder the cost of such action or of such instruments and documents related thereto shall be borne by the party requesting them. The foregoing covenant will survive the Closing of the transactions contemplated herein.

         Section 6.8 Employees; Employee Benefits.

            (a) Immediately following the Closing, Buyer shall, or shall cause the Acquired Companies and each Subsidiary to, employ or continue to employ each Person identified in Section 6.8(a) of the Disclosure Letter as an employee of the

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


Acquired Companies or any Subsidiary immediately prior to the Closing and any employee of Sellers dedicated to the Business and set forth on Section 6.8(a)(i) of the Disclosure Letter (all such employees of the Acquired Companies, Subsidiaries and Sellers identified in Section 6.8(a) of the Disclosure Letter, the "Affected Employees"). Buyer or its Affiliates shall offer the Affected Employees, in the aggregate, benefits, including without limitation, severance, salary and bonus opportunity in accordance with the compensation and benefit plans described in Section 6.8(a)(ii) of the Disclosure Letter. Except as required by applicable law or any collective bargaining agreement, under no circumstances shall Buyer or its Affiliates be required to provide or maintain any particular plan or benefit which was provided to or maintained for Affected Employees prior to the Closing. Any Affected Employee who is receiving benefits as of the Closing under Sellers' short-term or long-term disability program shall be deemed to be an employee of Sellers until such time as such employee returns to active service and if such employee returns to active service within six months of the Closing Date, then such employee shall be deemed an Affected Employee and employed by Buyer in accordance with the terms of this Section. Such employment of such employees dedicated to the Business who do not have employment agreements shall be, if permitted under applicable law, employment at will for the purposes of this Section. For purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of the Buyer (such plans, programs, policies and arrangements, the "Buyer Plans") in which the Affected Employees may participate following the Closing under which an employee's eligibility or benefit depends, in whole or in part, on length of service, Buyer shall cause credit to be given to the Affected Employees for service previously credited with the Acquired Companies and the Subsidiaries and the Sellers, as the case may be, prior to the Closing, provided, that such crediting of service does not result in duplication of benefits, and provided, that except as provided in subsection (d) below, such crediting of service shall not be required for benefit accrual purposes under any Buyer Plan that is a defined benefit plan. Affected Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any Buyer Plan for which deductibles or co-payments are required. Buyer shall also use its commercially reasonable best efforts to cause each Buyer Plan to waive (A) any preexisting condition restriction with respect to conditions which were covered under the terms of any analogous plan immediately prior to the Closing or (B) waiting period limitation which would otherwise be applicable to an Affected Employee on or after the Closing to the extent such Affected Employee had satisfied any similar waiting period limitation under an analogous plan prior to the Closing.

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

            (b) Prior to the Closing Date, Sellers shall take all such action as shall be necessary or appropriate such that the accrued benefit as of the Closing Date of each Affected Employee under the Revlon Employee Retirement Plan, the Revlon Foreign Service Employees' Pension Plan and the Amended and Restated Pension Equalization Plan, dated as of December 14, 1998 (collectively, the "Revlon Pension Plans") shall be fully 100% vested. Following the Closing Date, the Sellers shall cause to be made distributions of benefits under the Revlon Employee Retirement Plan to Affected Employees as and when required in accordance with the terms of the Revlon Employee Retirement Plan.

            (c) Prior to the Closing Date, Sellers shall take all such action as shall be necessary or appropriate such that the account balance as of the Closing Date of each Affected Employee under the Revlon Employee Savings, Investment and Profit Sharing Plan (the "Revlon Savings Plan") and the Revlon Excess Savings Plan for Key Employees (collectively, the "Revlon DC Plans") shall be fully 100% vested. As soon as practicable after the Closing Date, but in no event later than 120 days after the Clos ing Date, Buyer shall establish a defined contribution plan and trust intended to qualify under Section 401(a) and
Section 501(a) of the Code (the "Buyer Savings Plan"). Sellers shall, within 160 days following the Closing Date, but in no event prior to the receipt by Sellers of written evidence of the adoption of the Buyer Savings Plan and the trust thereunder by Buyer and either (A) the receipt by the Sellers of a copy of a favorable determination letter issued by the IRS with respect to the Buyer Savings Plan or (B) an opinion, reasonably satisfactory to Sellers' counsel, of Buyer's counsel to the effect that the terms of the Buyer Savings Plan and its related trust qualify under Section 401(a) and Section 501(a) of the Code, direct the trustee of the Revlon Savings Plan to transfer to the trustee of the Buyer Savings Plan the account balances under the Revlon Savings Plan as of the date of transfer in respect of Affected Employees. Except to the extent mutually agreed to by Sellers and Buyer, the transfer of assets pursuant to this Section 6.8(c) shall be in cash (except that any promissory notes or other evidence of indebtedness with respect to outstanding loans under the Revlon Savings Plan made to any Affected Employee shall also be transferred). From the Closing Date, until the date of such transfer, to the extent allowable by applicable law, the Buyer shall make continuous payroll deductions each pay period from the pay of each Affected Employee who has a loan or loans outstanding from the Revlon Savings Plan of amounts sufficient to pay the installment payments of principal and interest on each such loan as required by the promissory note or other evidence of indebtedness related to such loan or loans. Such deducted amounts shall be paid by the Buyer to the trustee of the Revlon Savings Plan, whom the Sellers shall direct to accept such payments for a credit against such loans. Upon such transfer, the Buyer Savings Plan shall assume all liabilities for all accrued benefits under the Revlon Savings Plan in respect of Affected Employees that

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

are transferred to the Buyer Savings Plan and the Revlon Savings Plan shall be relieved of all liabilities for such accrued benefits. Sellers and Buyer shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein. Notwithstanding anything contained herein to the contrary, no such transfer shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith.

            (d) Effective as of the Closing Date, the Buyer shall assume or shall cause to remain in full force and effect all obligations of the Acquired Companies and Subsidiaries arising under any collective bargaining agreement or other arrangement with any unions or other labor organizations, which agreement or arrangement is scheduled on Section 4.21 of the Disclosure Letter, including without limitation the Labor Agreement between Roux Laboratories Inc. and Local 6520 International Union, United Automobile Aerospace and Agricultural Implement Workers of America (UAW) UAW, AFL-CIO (the "UAW Agreement"). Effective as of the Closing Date, the Buyer shall establish a defined benefit pension plan qualified under Section 401(a) of the Code (the "Buyer UAW DB Plan") for the benefit of Affected Employees the terms of whose employment are subject to the UAW Agreement (the "UAW Affected Employees") and a defined contribution pension plan qualified under Section 401(a) of the Code (the "Buyer UAW DC Plan") for the benefit of UAW Affected Employees. The Buyer UAW DB Plan and the Buyer UAW DC Plan shall (i) recognize all service with Sellers prior to the Closing Date by each UAW Affected Employee for all purposes thereunder and (ii) be substantially identical to the Revlon UAW Pension Plan dated as of October 1, 1991 (the "Sellers UAW DB Plan") and the Putnam Flexible 401(k) and Profit Sharing Plan, respectively. Sellers shall transfer (or cause to be transferred) from the Sellers UAW DB Plan to the Buyer UAW DB Plan the assets (determined as set forth below) and liabilities which are attributable to the UAW Affected Employees who are participants in the Sellers UAW DB Plan as of the Closing Date. Within 30 days after the Closing Date, Sellers shall file or cause to be filed any IRS Forms 5310-A required to be submitted to the IRS in respect to the transfer contemplated by this Section 6.8(d). The asset transfer shall be made as soon as practicable following the determination of the "transfer amount", as described below, but in no event prior to the thirtieth day following the filing of such IRS Forms 5310-A with the IRS (or, in the event the IRS raises any objections to the transfer, the date as of which the IRS withdraws such objections or is satisfied that the terms of the transfer have been modified to the extent necessary to meet such objections). The "transfer amount" shall be determined as follows:

               (i) the total benefits under the Sellers UAW DB Plan, for purposes of section 4044 of ERISA, shall be calculated as if (A) all


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

     participants (not just Affected Employees) ceased accruing any additional benefits thereunder immediately prior to the Closing Date and (B) the Sellers UAW DB Plan thereupon terminated, for purposes of section 4044 of ERISA, as of the Closing Date; with such resulting benefits with respect to all participants (and beneficiaries) under the Sellers UAW DB Plan, for purposes of section 4044 of ERISA, being determined based on the 1983 Group Annuity Mortality Table, the then applicable PBGC interest rates used to value annuities upon plan termination, and the then applicable PBGC expected retirement ages;

               (ii) there shall then be determined the amount of cash which, had the Sellers UAW DB Plan in fact so terminated as of the Closing Date, would have been then allocated to the benefits of each participant (and beneficiary) (with such benefits determined in accordance with the preceding clause (i)), had cash equal to the aggregate fair market value of the assets of the Sellers UAW DB Plan (with such fair market value being determined as of the Closing Date) been allocated as of the Closing Date, in accordance with the requirements of section 4044 of ERISA, among such total benefits; and

               (iii) there shall then be determined the aggregate amount of such cash which would have been so allocated (pursuant to the foregoing clause
     (ii)) to the aggregate benefits (as determined under the foregoing clause
     (i)) of the UAW Affected Employees.

Notwithstanding the foregoing, in the event that the transfer amount determined under clause (iii) above is less than the projected benefit obligation ("PBO"), whether or not vested as determined in accordance with Financial Accounting Standards Board Statement 87 which is attributable to the Affected Employees who are participants in the Sellers UAW DB Plan as of the Closing Date, Sellers shall transfer to Buyer in cash the amount of the difference between such PBO and the transfer amount determined under clause (iii) above. For purposes of the preceding sentence, determination of the PBO shall be calculated in accordance with the actuarial assumptions used for purposes of the 1999 fiscal year disclosures for the Sellers UAW DB Plan and an annual interest rate of 7.5%, 1983 Group Annuity Mortality Table, 5.25% salary scale and retirement age of the earlier of age 62 with ten years of service or age 65. The "transfer amount" shall be entirely in cash, shall be in compliance with the requirements of section 414(1) of the Code, and shall be equal to the amount determined under the foregoing clause (iii) (as such amount shall be reduced by the amount of all payments, if any, from the Sellers UAW DB Plan pursuant to the following sentence) and as adjusted to reflect (A) the actual investment experience of the Sellers UAW DB Plan for the period commencing on the Closing Date and ending 31 days prior to the date of the asset transfer to the

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

Buyer UAW DB Plan and (B) earnings at a rate equal to the rate of interest on 30-year Treasury securities (with such interest rate determined for the month preceding the month in which such asset transfer occurs) for the 30-day period ending on the date of such asset transfer; with such investment experience and 30-year Treasury rate adjustments taking into account such reductions, if any, being made from time to time, from such amount described under the foregoing clause (iii) on account of the payments described in the following sentence. Pending completion of the asset transfer contemplated by this Section 6.8(d), to the extent that any benefits are otherwise then payable to any Affected Employee under the Buyer UAW DB Plan, such Affected Employee shall have the right to have such person's vested benefits under the Sellers UAW DB Plan paid out of the Sellers UAW DB Plan at the same time as benefits are so payable to such person out of the Buyer UAW DB Plan, and the amount to be transferred to the Buyer UAW DB Plan shall, as described under the immediately preceding sentence, be reduced by the amount of all such payments. Pending the completion of such transfer, (i) Sellers shall, with respect to the Sellers UAW DB Plan, cooperate fully with Buyer with respect to all aspects of plan administration, disbursement of benefits and other pertinent information and (ii) Buyer shall provide Sellers with such pertinent information, and otherwise cooperate fully with Sellers, with respect to coordinating any benefit payments described in the immediately preceding sentence.

            (e) Except as otherwise specifically provided in Section 6.8 or except to the extent reflected on the Estimated, Actual or Final Statement of Net Assets, on and after the Closing Date, Sellers shall retain and have sole responsibility for all liabilities, obligations, and commitments of Sellers, the Acquired Companies or any Subsidiary arising under or in connection with any Benefit Plan of the Sellers and their Affiliates, including (but not limited to) such liabilities, obligations and commitments arising under or in connection with any severance plans, policies or programs of the Sellers, and including the guarantee of 50% of target bonuses for 1999, under all management incentive, sales incentive, profit sharing and other bonus plans. Sellers shall be solely responsible for satisfying the continuation coverage requirements of COBRA for all employees or former employees of the Acquired Companies, any Subsidiary or the Sellers in connection with the Business (and any dependents of such employees and former employees) who are receiving COBRA continuation coverage as of the Closing Date or who are entitled to elect such coverage on account of a qualifying event occurring on or before the Closing Date; and Sellers shall be solely responsible for providing any and all short-term and long-term disability benefits (and all other pension and/or welfare benefits to which any such person is entitled on account of disability after becoming eligible for such short-term and long-term disability

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


benefits) which become payable on or after the Closing Date to any Affected Employee who was disabled or was in a disability waiting period as of the Closing Date.

            (f) In the event that any Affected Employee is discharged by the Acquired Companies, Buyer or any Subsidiary within twelve months after the Closing Date, Buyer shall be solely responsible for severance, termination, indemnity or pay in lieu of notice and other severance benefits for an amount calculated in accordance with Section 6.8(a) of the Disclosure Letter. If Buyer takes any action or makes any omission which causes any Affected Employee to resign for "good reason" (as defined in the Revlon Severance Policies in Section
4.17 of the Disclosure Letter) within twelve months after the Closing Date, Buyer shall, at the sole cost and expense of Sellers, cooperate with the Sellers to take commercially reasonable best efforts to reduce or mitigate any severance exposure Sellers would have to such Affected Employee under such Revlon Severance Policies. Any severance benefits provided by the Buyer to an Affected Employee pursuant to this Section 6.8(f) shall be an offset to the Sellers' severance obligation to such Affected Employee pursuant to Section 6.8(e). Nothing herein shall be construed to require the Buyer to provide the Sellers with any notification or information regarding any action or omission with respect to any Affected Employee, except that if the Buyer receives actual notice that an Affected Employee with annual salary and bonus in excess of $100,000 has resigned or expects to resign for "good reason" (as previously defined) the Buyer shall notify the Sellers of such resignation or expected resignation and the stated reasons therefor as soon as practicable following the Buyer's receipt of such notice, and except further, the Buyer shall notify the Sellers if its officers responsible for design and oversight over employee benefit plans have actual knowledge of anticipated action or actions which are likely to cause 25 or more Affected Employees to resign for "good reason" (as previously defined).

            (g) Effective as of the Closing Date, provided Buyer makes the payments provided below in this Section 6.8(g), Sellers shall provide medical and dental coverage to non-union Affected Employees in the United States for a period not to exceed six months (the "Continuation Period"); provided that, Buyer shall have the right to terminate such coverage by giving RCPC thirty days prior written notice. Such coverage shall be provided on the same terms and conditions as in effect for, and elected by, each Affected Employee immediately prior to the Closing Date. Buyer agrees to pay RCPC a fee of $153,640.96 per month for medical coverage, and a fee of $13,525.40 per month for dental coverage which is equal to Sellers administrative service cost (including cost of anticipated claims) with respect to such coverage (the "Monthly Fees"). Buyer shall pay such Monthly Fees to RCPC on the first day of each month for which coverage is provided and shall provide RCPC with a minimum of 30

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


days prior written notice when it no longer requires Sellers to provide such coverage provided the notice period ends on the last day of the calendar month. Buyer shall indemnify and hold Seller Indemnitees harmless from and against all of Seller's Damages arising out of any medical and dental claims of Affected Employees relating to the Continuation Period which in the aggregate exceed the respective medical and dental Monthly Fees paid to RCPC during such month.

            (h) Prior to the Closing Date, Sellers shall, at their option, either (i) take all such action as shall be necessary or appropriate such that the accrued benefit as of the Closing Date of each Affected Employee under the Revlon Canada Pension Plan (the "Canada Plan") shall be fully 100% vested and following the Closing Date shall pay benefits under the Canada Plan to Affected Employees in accordance with the Canada Plan, including, but not limited to, transferring such accrued benefits to an account designated by any such Affected Employee or (ii) transfer the assets and liabilities with respect to Affected Employees in Canada under the Canada Plan to a Group Registered Retirement Savings Plan (the "RRSP") in accordance with Canadian law. In the event Sellers elect option (ii) specified above, Buyer shall maintain and administer the RRSP established by Sellers for a minimum period of 2 years and with a minimum benefit of 7.5% of salary. For purposes of clause (ii) of this subsection (h), accrued benefits shall be determined using the assumptions and methodologies in the Canada Plan's most recent valuation report, including a 8% discount rate and a 6% salary scale.

            (i) Prior to the Closing Date, Sellers shall take all such action as shall be necessary or appropriate such that the accrued benefit as of the Closing Date of each Affected Employee under the Revlon South Africa Pension Plan (the "South Africa Plan") shall be fully 100% vested and following the Closing Date shall pay benefits under the South Africa Plan to Affected Employees in accordance with the South Africa Plan, including, but not limited to, transferring each Affected Employee's actuarial reserve under the South Africa Plan to a plan established by Buyer for the benefit of such Affected Employees or, if no such plan is established, to an account designated by any such Affected Employee, as may be permissible under applicable law. For purposes of this subsection (i), actuarial reserve shall be determined using the assumptions and methodologies in the South Africa Plan's most recent valuation report, including a 13% pre-retirement interest, 8% post-retirement interest, 11% salary scale and the SA72/77 mortality table.

            (j) Prior to the Closing Date, Sellers shall take all such action as shall be necessary or appropriate such that the accrued benefit as of the Closing Date of each Affected Employee under the Pension Plan Nationale Nederlanden (the

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


"Nederlanden Plan") shall be fully 100% vested and the following the Closing Date shall either (i) if an Affected Employee so elects, permit benefits accrued under the Nederlanden Plan for such Affected Employee to remain in the Nederlanden Plan until such Affected Employee attains age 65, at which time benefits shall be paid to such Affected Employee, or (ii) transferring each Affected Employee's accrued benefit to a plan established by the Buyer for the benefit of such Affected Employees or, if no such plan is established, to an account designated by such Affected Employee as may be permissible under applicable law. For purposes of this subsection (j), accrued benefits shall be determined using the assumptions and methodologies in the Nederlanden Plan's most recent valuation report, including a 4% interest rate, Coll '93 mortality table, 0% interest discount and the evenredig deel method of back service calculation.

            (k) Prior to the Closing Date, Sellers shall take all such action as shall be necessary or appropriate such that the accrued benefit as of the Closing Date of each Affected Employee under the Revlon Group Pension Plan (the "Group Pension Plan") shall be fully 100% vested and following the Closing Date shall either (i) if an Affected Employee so elects, permit benefits accrued under the Group Pension Plan for such Affected Employee to remain in the Group Pension Plan until such Affected Employee attains age 65, at which time benefits shall be paid to such Affected Employee, or (ii) pay all benefits under the Group Pension Plan to Affected Employees in accordance with the Group Pension Plan including, but not limited to, transferring each Affected Employee's accrued benefit to a plan established by Buyer for the benefit of such Affected Employees or, if no such plan is established, to an account designated by such Affected Employee as may be permissible under applicable law. For purposes of this subsection (k), accrued benefits shall be determined using the assumptions and methodologies in the Group Pension Plan's most recent valuation report, including a 6.5% discount rate, 4% salary scale and 3% Social Security increase.

            (l) In order for the Sellers to administer the Revlon Pension Plans and the Revlon DC Plans, the Sellers UAW DB Plan, the Putnam Flexible 401(k) and Profit Sharing Plan, the Group Pension Plan, the Canada Plan, the Nederlanden Plan and the South Africa Plan following the Closing Date, it is necessary that information relating to Affected Employees who participated in such plans prior to the Closing Date be provided to the Sellers by the Buyer, the Acquired Companies and the Subsidiaries. As such, the Buyer, the Acquired Companies and the Subsidiaries shall use commercially reasonable best efforts to share information with respect to Affected Employees to the extent reasonably necessary in order to permit compliance by the aforementioned plans with reporting and disclosure requirements under applicable law, or to the extent reasonably necessary or helpful to the administration of such plans.

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

            (m) On the Closing Date, the Sellers will transfer to the Buyer cash equal to the amount of (i) any Affected Employees' accrued benefit under the Revlon Foreign Service Employees Pension Plan, on an accumulated benefit obligation basis (calculated in accordance with the actuarial assumptions used for purposes of the 1999 fiscal year disclosures including a 7.5% discount rate), (ii) any Affected Employee's accrued benefit under the Amended and Restated Pension Equalization Plan, dated as of December 14, 1998, on an accumulated benefit obligation basis (calculated in accordance with the actuarial assumptions used for purposes of the 1999 fiscal year disclosure),
(iii) any Affected Employees' account balance under the Revlon Executive Deferred Compensation Plan and (iv) any Affected Employees' account balance under the Revlon Excess Savings Plan for Key Employees. The Sellers make no representation or warranty as to the tax effect on any Affected Employee of any such transfer. Alternatively, if requested by Buyer at or prior to the Closing Date, the Sellers shall cause to be made distributions of benefits under such of the non-qualified plans referred to in this Section 6.8(m) as shall be designated by the Buyer as and when required in accordance with the terms of such plans or at such other date following the Closing as Buyer and RCPC shall agree.

            (n) Sellers shall recommend to the Compensation Committee of the Board of Directors of Revlon that options held by any Affected Employees shall be provided "retiree treatment" which means they shall continue to vest in accordance with their terms and each award shall remain exercisable until the one-year anniversary of the date on which such award is fully vested.

         Section 6.9 Certain Tax Matters.

            (a) Sellers and Mafco Holdings Inc. Tax Indemnification.

               (i) Separate Return Taxes. Sellers shall indemnify Buyer and its Affiliates and hold them harmless from and against any liability for: (A) Income Taxes of the Acquired Companies, the Subsidiaries or the Business, (other than those indemnified for by M&F, as set forth in 6.9(a)(ii) below) for or related to taxable periods ending on or before the Closing Date as determined pursuant to Section 6.9(e)(i), (B) Non-Income Taxes of the Acquired Companies, the Subsidiaries or the Business, for or related to taxable periods ending on or before September 30, 1999 (the "Cut-Off Date") as determined pursuant to Section 6.9(e)(ii) in excess of the accruals therefor set forth on the September 30, 1999 Statement of Net Assets and
     (C) interest and penalties incurred as a result of Sellers' failure to timely file Tax Returns relating to, or to pay, Non-Income Taxes on or before the Closing Date, in each case, net of

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


     Tax benefit to the Buyer (such Taxes under the preceding clauses (A), (B) and (C), the "Sellers' Separate Return Taxes").

               (ii) Consolidated or Combined Taxes. Mafco Holdings Inc., a Delaware corporation ("M&F") shall indemnify Buyer and its Affiliates and hold them harmless from and against any liability for: (A) Taxes of any member of the "affiliated group" (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) of which M&F (or any predecessor or successor) is the common parent, except for the Taxes related to income of the Acquired Companies and the Subsidiaries, that arise (I) under the provisions of Treasury Regulation Section 1.1502-6(a) (or any successor provision or similar provision under state, local or foreign law), (II) as a transferee or successor, or (III) by contract, and (B) Taxes of the Acquired Companies and the Subsidiaries for taxable periods or portions thereof ending on or before the Closing Date for which the Acquired Companies or the Subsidiaries were included in a consolidated or combined Tax Return of the Sellers or M&F, in each case, net of Tax benefit to the Buyer (such Taxes under preceding clauses (A) and (B), the "Sellers' Consolidated Group Taxes," together with the Sellers' Separate Return Taxes, the "Sellers' Covered Taxes").

               (iii) Breach by Buyer. Notwithstanding anything in this Agreement to the contrary, neither Sellers nor M&F shall indemnify or hold harmless Buyer or its Affiliates (including without limitation the Acquired Companies and the Subsidiaries after the Closing Date) from or against any liability for Taxes attributable to a breach by Buyer or its Affiliates (including without limitation the Acquired Companies and the Subsidiaries after the Closing Date) of their obligations under this Agreement.

               (iv) Acts of Buyer. Notwithstanding anything in this Agreement to the contrary, neither Sellers nor M&F shall have any liability under this Agreement in respect of Taxes of the Acquired Companies or the Subsidiaries relating to any taxable periods or portions thereof ending after the Closing Date as determined pursuant to Section 6.9(e) which is attributable to any action of Buyer or any of its Affiliates (including, without limitation, the Acquired Companies and the Subsidiaries after the Closing
     Date) that occurs after the Closing Date.

               (v) Breach by Sellers or M&F. Notwithstanding anything in this Agreement to the contrary, with respect to liabilities for Taxes, Sellers and M&F shall indemnify Buyer and its Affiliates and hold them

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


     harmless from and against any liability for Taxes attributable to a breach by Sellers or M&F of their obligations under this Agreement.

            (b) Buyer Tax Indemnification.

               (i) Taxes. Buyer shall indemnify Sellers and their Affiliates and hold them harmless from and against any liability for: (A) Income Taxes of the Acquired Companies, the Subsidiaries or the Business, for or related to taxable periods or portions thereof beginning after the Closing Date as determined pursuant to Section 6.9(e)(i) and (B) Non-Income Taxes of the Acquired Companies, the Subsidiaries or the Business, for or related to taxable periods or portions thereof (i) prior to the Cut-Off Date to the extent accrued on the September 30, 1999 Statement of Net Assets and (ii) beginning after the Cut-Off Date determined pursuant to Section 6.9(e)(ii) but excluding any penalties and interest indemnified by Sellers pursuant to
     Section 6.9(a)(i)(C), in each case, net of any Tax benefit to Sellers or M&F (such Taxes under the preceding clauses (A) and (B), the "Buyer Covered Taxes").

               (ii) Breach by Buyer. Notwithstanding anything in this Agreement to the contrary, with respect to liabilities for Taxes, Buyer shall indemnify Sellers and M&F and hold them harmless from and against any liability for Taxes attributable to a breach by Buyer or its Affiliates (including, without limitation, the Acquired Companies and the Subsidiaries after the Closing Date) of their obligations under this Agreement.

               (iii) Breach by Sellers or M&F. Notwithstanding anything in the Agreement to the contrary, Buyer shall not indemnify or shall not hold harmless Sellers or M&F from or against any liability for Taxes attributable to a breach by Sellers or M&F of their obligations under this Agreement.

               (iv) Acts of Sellers or M&F. Other than as contemplated by this Agreement, notwithstanding anything in this Agreement to the contrary, neither Buyer nor its Affiliates shall have any liability under this Agreement in respect of Taxes of the Acquired Companies or the Subsidiaries relating to any periods ending on or before the Closing Date, as determined pursuant to Section 6.9(e) which is attributable to any action of Sellers, M&F, the Acquired Companies or the Subsidiaries that occurs on or before the Closing Date.

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            (c) Procedures Relating to Tax Indemnification.

               (i) Notice of Tax Claims. If a claim for Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any taxing authority to the party seeking indemnification (the "Tax Indemnified Party"), which, if successful, could result in an indemnity payment pursuant to this Section 6.9 (a "Tax Claim"), the Tax Indemnified Party shall notify the other party (the "Tax Indemnifying Party") in writing of the Tax Claim as soon as practicable but in any event not later than 10 days after the receipt or notice of such Tax Claim. If written notice of a Tax Claim is not given to the Tax Indemnifying Party within such 10-day period or in detail sufficient to apprise the Tax Indemnifying Party of the nature of the Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party to the extent that the Tax Indemnifying Party's position is prejudiced as a result thereof.

               (ii) Defense of Tax Claims by Tax Indemnifying Party. Any Tax Indemnifying Party will have the right to defend the Tax Indemnified Party against any Tax Claim asserted against the Tax Indemnified Party with counsel of its choice reasonably satisfactory to the Tax Indemnified Party so long as the Tax Indemnifying Party notifies the Tax Indemnified Party in writing within 12 days after the Tax Indemnified Party has given the Tax Indemnifying Party written notice of such Tax Claim. Further, if at any time the settlement of, or an adverse judgment with respect to, such Tax Claim is, in the good faith judgment of the Tax Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Tax Indemnified Party, the Tax Indemnified Party may at its election waive its rights to indemnification for such Tax Claim, which waiver will release the Tax Indemnifying Party from its obligation hereunder with respect to, and only with respect to, such Tax Claim.

               (iii) Resolution of Tax Claims. So long as the Tax Indemnifying Party is conducting the defense of the Tax Claim in accordance with Section 6.9(c)(ii) above, (A) the Tax Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Tax Claim, (B) the Tax Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to a Tax Claim without the prior written consent of the Tax Indemnifying Party (not to be unreasonably withheld or delayed), and (C) the Tax Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any Tax

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     Claim without the prior written consent of the Tax Indemnified Party (such consent not to be unreasonably withheld or delayed) and, if such consent is unreasonably withheld, the Tax Indemnifying Party's obligation to indemnify the Tax Indemnified Party with respect to such Tax Claim shall not exceed the amount of such judgment or settlement for which consent was withheld by the Tax Indemnified Party.

               (iv) Defense of Tax Claims by Tax Indemnified Party. In the event that the Tax Indemnifying Party elects not to conduct the defense of the Tax Claim and the Tax Indemnified Party defends such Tax Claim, (A) the Tax Indemnified Party may conduct the defense against and consent to the entry of any judgment or enter into any settlement with respect to such Tax Claim in any manner that it reasonably may deem appropriate, provided, however, that the Tax Indemnified Party will not consent to such judgment or enter into such settlement without the prior written consent of the Tax Indemnifying Party (not to be unreasonably withheld or delayed) and (B) the Tax Indemnifying Party will reimburse the Tax Indemnified Party promptly and periodically for the costs of defending against such Tax Claim (including reasonable attorneys' fees and expenses).

               (v) Tax Dispute Resolution Mechanism. Any dispute arising in connection with the application of this Section 6.9 shall be submitted to a jointly selected "Big Five" nationally recognized Tax accounting firm (the "Settlement Accountants") for resolution, which resolution shall be final, conclusive and binding on the parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Settlement Accountants in resolving a dispute shall be paid by Buyer and Sellers or M&F in proportion to each party's respective liability for Taxes which are the subject of the dispute as determined by the Settlement Accountants. Any such settlement shall be deemed a final arbitration award that is enforceable pursuant to all terms of the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et. seq.

               (vi) Survival of Tax Provisions. Any Tax Claim to be made pursuant to this Section 6.9 must be made within a reasonable period of time before the expiration (with valid extensions) of the applicable statutes of limitations relating to the Taxes at issue provided that if claimant complies with Section 6.9(c)(i) and such compliance results in notification being delivered to the Tax Indemnifying Party after the expiration of the applicable statute of limitation, such claim shall survive.

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

               (vii) Overlap. To the extent that an indemnification obligation pursuant to this Section 6.9 may overlap with an indemnification obligation pursuant to Article IX, the provisions of this Section 6.9 shall govern such indemnification and the party entitled to such indemnification shall be limited to only one of such indemnification payments.

               (viii) Purchase Price Adjustment. All indemnification payments under this Section 6.9 shall be deemed adjustments to the Purchase Price.

            (d) Return Filings, Refunds and Credits.

               (i) Sellers and M&F. Sellers or M&F shall prepare or cause to be prepared and file or cause to be filed (i) all consolidated or combined Tax Returns for Income Taxes of or including the Acquired Companies and the Subsidiaries for all periods ending on or prior to the Closing Date, (ii) all Tax Returns for Income Taxes of or including the Acquired Companies and the Subsidiaries (excluding Tax Returns in Section 6.9(d)(i) above) that are due on or prior to the Closing Date, and (iii) all Tax Returns for Non-Income Taxes of or including the Acquired Companies and the Subsidiaries due on or prior to the Closing Date. Unless required by law or consistent with past practices, M&F will take no position on such returns that relate to the Acquired Companies and the Subsidiaries that would adversely affect the Acquired Companies and the Subsidiaries after the Closing Date. Sellers or M&F will allow Buyer an opportunity to review such Tax Returns for Non-Income Taxes (including any amended returns) accrued on the September 30, 1999 Statement of Net Assets or attributable to Tax periods or portions thereof between the Cut-Off Date and the Closing Date to the extent that they relate solely to the Acquired Companies and the Subsidiaries. Sellers or M&F will prepare in a timely manner, and provide to Buyer, pro forma Tax Returns for the Acquired Companies and the Subsidiaries in the case of any combined, consolidated or unitary Tax Returns that Sellers or M&F are required to file under this Section 6.9(d)(i) and that include any entity other than the Acquired Companies and the Subsidiaries. Buyer will cooperate fully with Sellers or M&F in providing the information in a timely manner and access to books and records necessary to prepare and file such Tax Returns. The Acquired Companies and the Subsidiaries will furnish timely Tax information to M&F for inclusion in M&F's federal consolidated income Tax Return for any period ending on or before the Closing Date in accordance with the past custom and practice of the applicable Acquired Companies and the Subsidiaries. According

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

     to past practices and if possible, M&F will include the income of the Acquired Companies and the Subsidiaries (including any deferred income triggered into income by Reg. ss.1.1502-13 and Reg. ss.1.1502-14 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on the M&F consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Buyer shall pay to Sellers or M&F amounts due under Section 6.9(b) within fifteen days before payment is required by law to be made by Sellers, M&F, the Acquired Companies or the Subsidiaries. Buyer shall receive written notice from Sellers or M&F of the amount of each payment that Buyer must make under the prior sentence within 10 days before Buyer is required to make such payment.

               (ii) Buyer. Buyer shall prepare or cause to be prepared and file or cause to be filed (A) all Tax Returns for Income Tax for the Acquired Companies and the Subsidiaries due for all tax periods beginning after the Closing Date, and (B) all other Tax Returns for the Acquired Companies and the Subsidiaries that are not covered under Section 6.9(d)(i) or Section 6.9(d)(ii)(A) that are to be filed. Buyer will allow Sellers and M&F an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Sellers' Covered Taxes. Sellers or M&F shall reimburse Buyer for Taxes of the Acquired Companies and the Subsidiaries pursuant to Section 6.9(a) within five days before payment by Buyer, the Acquired Companies or the Subsidiaries.

               (iii) Cooperation. Sellers, M&F, the Acquired Companies, the Subsidiaries and Buyer shall reasonably cooperate, and shall cause their respective Affiliates and such parties' respective directors, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer, Sellers and M&F recognize that Sellers, M&F and their Affiliates shall need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Acquired Companies and the Subsidiaries to the extent such records and information pertain to Sellers' Covered Taxes or Buyer Covered Taxes and to events occurring prior to the Closing Date; therefore, Buyer shall from and after the Closing Date, and shall cause the Acquired Companies, their Affiliates and their successors to (subject to Section 3.1), (A) retain and maintain such records until such time as Sellers and M&F agree in writing (which cannot be

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


     unreasonably withheld or delayed) that such retention and maintenance is no longer necessary and (B) allow Sellers, M&F and their agents and representatives (and agents and representatives of any of their Affiliates), to inspect, review and make copies of such records as Sellers and M&F may reasonably deem necessary or appropriate from time to time under reasonable circumstances in a reasonable manner at Sellers' and M&F's cost. Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

               (iv) Mitigation of Taxes. Buyer and Sellers further agree, upon request, to use their commercially reasonable best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (v) Refunds and Credits.

                    (A) Sellers' Covered Taxes. Any refunds or credits of Taxes of the Acquired Companies or the Subsidiaries to the extent not reflected on the Final Statement of Net Assets plus any interest received with respect thereto from the applicable taxing authority for any Sellers' Covered Taxes (including, without limitation, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date) shall be for the account of Sellers or M&F and shall be paid by Buyer to Sellers or M&F within 10 days after Buyer receives such refund or after the relevant Tax Return is filed in which the credit is applied against Buyer's, any of its Affiliates' or any of its successors' liability for Taxes. Sellers or M&F agree to indemnify Buyer, up to the amount received by Sellers or M&F pursuant to this Section 6.9(d)(v), for Taxes arising from the disallowance of the position taken on a Tax Return by the Buyer that was the primary determinant for the refund or credit for which the Sellers or M&F were paid under this Section 6.9(d)(v).

                    (B) Carryforwards and Carrybacks. M&F will immediately pay to the Buyer any Tax refund (or reduction in Tax liability) resulting from a carryback of a Tax attribute accrued after the Closing Date of any of the Acquired Companies and the Subsidiaries into the M&F consolidated Tax Return, when such refund or reduction is realized by the M&F group. M&F shall use its commercially reasonable best efforts to cooperate with the Acquired Companies and the Subsidiaries in obtaining such refunds (or reduction in Tax liability), including through the filing of

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


amended Tax Returns or refund claims. The Buyer agrees to indemnify M&F for any Taxes resulting from the disallowance of such Tax attribute on audit or otherwise. Buyer will immediately pay to M&F any Tax refund (or reduction in Tax liability) resulting from a carryforward of a Tax attribute attributable to a taxable period ending prior to the Closing Date or any adjustments to items of income, gain, loss, deductions or credits arising in a taxable period ending prior to the Closing Date which give rise to, or result in, a corresponding adjustment in such items in periods after the Closing Date of the Acquired Companies or the Subsidiaries when such refund or reduction is realized by Buyer, the Acquired Companies or the Subsidiaries, provided, however, that Buyer will not be required to pay M&F or Sellers for any benefits resulting from utilization of net operating losses of Revlon S.L. generated prior to the Closing Date. Buyer, the Acquired Companies and the Subsidiaries, shall use their respective commercially reasonable best efforts to cooperate with M&F in obtaining such adjustments, refunds (or reduction in Tax liability), including, without limitation, through the filing of amended Tax Returns or refund claims. M&F agrees to indemnify Buyer for any Taxes resulting from the disallowance of such Tax attribute or adjustment on audit or otherwise.

            (e) Allocation and Apportionment of Taxes.

               (i) Income Taxes. For purposes of determining the liability of Sellers, M&F or Buyer pursuant to Section 6.9(a)(i)(A) or Section 6.9(b)(i)(A), or as otherwise set forth in this Agreement or where applicable even if not indicated, in the case of Income Taxes that are payable for a taxable period that includes (but does not end on) the Closing Date, the Tax shall be allocated between the portion of such taxable period ending on the Closing Date and the portion of such taxable period beginning after the Closing Date on an interim closing of the books method.

               (ii) Non-Income Taxes. For purposes of determining the liability of Sellers, M&F or Buyer pursuant to Section 6.9(a)(i)(B) or Section 6.9(b)(i)(B), or as otherwise indicated in this Agreement or where applicable even if not indicated, in the case of Non-Income Taxes that are imposed on a periodic basis and that are payable for a taxable period that includes (but does not end on) the Cut-Off Date, the portion of such Tax which is related to the taxable period ending on the Cut-Off Date shall be determined by multiplying the entire Tax for the period by a fraction, the numerator of which is the number of days in the taxable period ending on the Cut-Off Date and the denominator of which is the number of days in the entire taxable period, and the portion of such Tax which is related to the taxable period beginning after the Cut-Off Date

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

     shall be determined by multiplying the entire Tax for the period by a fraction, the numerator of which is the number of days in the taxable period from the Cut-Off Date through the last day of the entire taxable period and the denominator of which is the number of days in the entire taxable period.

               (iii) Method of Allocation. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Acquired Companies and the Subsidiaries.

            (f) Elections. Except as otherwise specifically provided in this Agreement, or as required by law, Buyer shall not, and shall cause the Acquired Companies or the Subsidiaries not to make, amend or revoke any election or change any method of Tax accounting with respect to Taxes, if such action would adversely affect the Tax liability or refund of any member of the affiliated group, as defined in Section 1504(a) of the Code, of which Sellers are a member (the "Sellers Affiliated Group") in any taxable period or increase the Sellers' or M&F's indemnification obligation pursuant to Section 6.9(a).

            (g) Exclusivity. This Section 6.9 shall be the sole provision governing the retention of records of the Acquired Companies or the Subsidiaries and the procedures for all indemnification claims, in each case with respect to Taxes.

            (h) Tax Sharing Agreements. Any and all existing agreements relating to the allocation and sharing of Taxes (the "Tax Sharing Agreements"), including, without limitation, the M&F Group Tax Sharing Agreement, between the Acquired Companies or the Subsidiaries and any member of the Sellers Affiliated Group shall be terminated as of the end of the Closing Date. After the Closing Date, none of the Acquired Companies or the Subsidiaries nor any member of the Sellers Affiliated Group shall have any further rights or obligations under any such Tax Sharing Agreement.

            (i) Allocation of Purchase Price. The Buyer and Sellers hereby agree that the Purchase Price, including any adjustments thereto, will be allocated
(i) to the Acquired Assets and the shares of Revlon Coiffure in an amount equal to the estimated net book value of each of the Acquired Assets and the shares of Revlon Coiffure as of the Closing Date; (ii) U.S. $9,990,000 to the License Agreement (Revlon Marks); (iii) U.S. $10,000 to the one-percent (1.0%) interest in RPHC to be acquired by Buyer or its Affiliates; and (iv) the remainder of the Purchase Price, after subtracting the amounts determined under (i), (ii) and
(iii) of this sentence, to be allocated sixty percent (60%) to the shares of Roux and Fermodyl, together with the

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


Subsidiaries owned directly and indirectly by Roux, and forty percent (40%) to the shares of Revlon S.L., together with the Subsidiaries owned directly and indirectly by Revlon S.L. The Buyer and Sellers will make all reasonable best efforts to duly execute Bills of Sale in connection with the transfer of the Acquired Assets in a manner consistent with such Purchase Price allocation, upon the Closing Date. Sellers and Buyer shall (A) be bound by the allocation determined pursuant to this paragraph for purposes of determining all Taxes; (B) prepare and file all Tax Returns in a manner consistent with such allocation; and (C) take no position inconsistent with such allocation in any Tax Return or in any proceeding before any taxing authority. In the event that such allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party or parties hereto concerning resolution of such dispute. To the extent that the allocation to the shares of Revlon S.L., together with the Subsidiaries owned directly and indirectly by Revlon S.L., in clause (iv) of the first sentence of this section would exceed U.S. $100,000,000, Buyer and Sellers agree that U.S. $100,000,000 will be allocated to the shares of Revlon S.L., together with the Subsidiaries owned directly and indirectly by Revlon S.L., and the remainder of the purchase price (after subtracting such amount and the amounts determined under clauses
(i), (ii) and (iii) of the first sentence of this section) will be allocated to the shares of Roux and Fermodyl, together with the Subsidiaries owned directly and indirectly by Roux and Fermodyl, unless Buyer elects to apply the provisions of such clause (iv), in which event Buyer shall indemnify Sellers for any additional tax cost incurred in connection with the allocation of more than U.S. $100,000,000 of the Purchase Price to the shares of Revlon S.L. and Sellers' repatriation of amounts in excess of U.S. $100,000,000 (to the extent allocable to the shares of Revlon S.L. together with the subsidiaries owned directly and indirectly by Revlon S.L.) from the proceeds of this transaction to the United States.

            (j) Conveyance Taxes. Notwithstanding any other provision of this Agreement to the contrary (i) except as provided in Section 6.9(j)(ii) and
Section 6.9(j)(iii) each of the Buyer and the Sellers shall pay, or cause to be paid one-half of sales, use, transfer, stamp, duties, gains, recording and similar Taxes (collectively "Conveyance Taxes"), arising pursuant to this Agreement and the transactions contemplated hereby, but not including the Restructuring, (ii) Buyer shall pay or cause to be paid all VAT incurred pursuant to this Agreement, and the transactions contemplated hereby, other than the Restructuring, and (iii) Buyer shall pay or cause to be paid all VAT imposed in connection with the Restructuring but only to the extent recoverable by Buyer, all as imposed in accordance with the laws or customs of the applicable jurisdiction.

            (k) Section 338 Election.


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               (i) Buyer shall timely make the election provided for by Section
     338 of the Code and Section 1.388-1 of the Treasury Regulations on Form 8023 and any comparable election under state or local tax law (collectively, the "Election") for each of the foreign Acquired Companies. Buyer and Sellers shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve a timely Election in accordance with the provisions of Section 338 of the Code and Section 1.338-1 of the Treasury Regulations (or any comparable provisions of state or local tax law) or any successor provisions. Sellers and Buyer shall report the purchase by Buyer of the Shares pursuant to this Agreement consistent with the Election and shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise.

               (ii) Notwithstanding anything in this Agreement to the contrary, Buyer shall indemnify and hold harmless Sellers and M&F for any and all Incremental Tax Liability of Sellers and M&F (as defined below) resulting from the Election. As used herein, the term "Incremental Tax Liability of Sellers and M&F" shall mean the excess of the Sellers' and M&F's actual liability for Taxes over what the Sellers' and M&F's liability for Taxes would have been if no Election had been made. Sellers and M&F shall provide to Buyer, in a timely manner, the calculation of Tax liability if no Election had been made. If the parties cannot agree on such calculation, the parties shall utilize the dispute resolution procedures set forth in ss. 6.9(c)(v).

         Section 6.10 Supplemental Disclosure. Sellers, on the one hand, and Buyer, on the other hand, shall have the right from time to time prior to the Closing to supplement or amend the Disclosure Letter with respect to only those events which arise after the date hereof which if existing at the date of this Agreement would have been required to be set forth or described in such Disclosure Letter. Any such supplemental or amended disclosure shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of Article IX to the extent of such breach as a result of the non-disclosure of such fact or event, but shall not be deemed to have cured any such breach made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of determining whether the conditions set forth in Article VII hereof have been satisfied.

         Section 6.11 Licensing Arrangements.


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            (a) Upon the Closing Date, Sellers and their Affiliates and Buyer or one or more of the Acquired Companies or the Subsidiaries shall execute and deliver the following Intellectual Property license agreements whereby Buyer shall obtain rights to use the Licensed Intellectual Property:

               (i) the License Agreement (COLORLOCK);

               (ii) the Patent and Formula and Know-How License Agreement (Revlon to Buyer); and

               (iii) the License Agreement (Revlon Marks).

            (b) Upon the Closing Date, Sellers and their Affiliates and Buyer and one or more of the Acquired Companies or the Subsidiaries shall execute and deliver the following Intellectual Property license agreements whereby Sellers shall obtain the rights to use certain Acquired Companies Intellectual Property and/or Acquired Intellectual Property:

               (i) the License Agreement (INTERACTIVES).

            (c) Upon the Closing Date, Sellers and their Affiliates and Buyer and one or more of its Affiliates shall execute and deliver (i) the Toiletries Agreement, (ii) the Cosmetics Agreement, (iii) the South Africa Agreement, (iv) the Natural Honey Agreement and (v) the Charlie Agreement.

            (d) As soon as practicable after the Closing Date, but no later than sixty (60) days after the Closing Date, Buyer shall, or shall cause the Acquired Companies to, change their corporate names, trade names and "d/b/a's" to delete therefrom the Revlon Marks, including the Licensed Revlon Marks and to adopt new corporate names, trade names, and "d/b/a's" that do not include the Revlon Marks, or any word or phrase confusingly similar thereto (including without limitation any contractions, abbreviations or variations thereof).

            (e) Buyer and Sellers hereby agree that (i) the License Agreement (Revlon Marks) is an integral part of the Business and (ii) damages to Buyer and its Affiliates in connection with any early termination, invalidation or other impairment of the License Agreement (Revlon Marks) shall not be limited to, or defined by, the allocation set forth in Section 6.9(i).

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         Section 6.12 Transitional Use of Excluded Intellectual Property Rights.

            (a) Other than as permitted under Section 6.11(d) hereof, the License Agreements set forth in Section 6.11 above, or any other license granted to Buyer, and as follows under this Section, from and after the Closing Date, Buyer shall and shall cause the Acquired Companies and the Subsidiaries to cease all use of all trademarks and other Intellectual Property of Sellers and their Affiliates (other than the Business Intellectual Property).

            (b) Notwithstanding the foregoing, except to the extent that the subject matter is covered in the License Agreements set forth under Section 6.11 above, Sellers hereby grant to Buyer, effective upon the Closing, a non-exclusive, royalty-free, worldwide right and license under the Intellectual Property Rights of Sellers which are not included in the Acquired Assets or Acquired Companies' Intellectual Property (the "Sellers Intellectual Property Rights"), and which are embodied in any stationery, business cards, internal documents in general circulation such as employee manuals, advertising and promotional materials, and inventory which is in existence at Closing and is being used in the conduct of the Business ("Business Materials"). Such license shall be solely for the purpose of continuing to use such Business Materials in the conduct of the Business for transitional purposes and shall run for the shorter of (i) the Buyer's exhaustion of the stock of Business Materials and
(ii) twelve (12) months after the . The Business Materials shall be used solely in the form and consistent with the manner in which such Business Materials have been used in the Business as of September 30, 1999.

               (1) All rights and goodwill arising from the use of the Sellers Intellectual Property Rights shall inure solely to Sellers' benefit. Buyer and its Affiliates shall have no interest in the Sellers Intellectual Property Rights, except as expressly provided in this Agreement (or in any other license agreements between the parties), and neither Buyer nor its Affiliates shall claim any other rights therein.

               (2) Buyer shall assist Sellers in protecting and maintaining Sellers' rights in the Sellers Intellectual Property Rights, including the execution of documents necessary or appropriate to register the Sellers Intellectual Property Rights and/or record this Agreement. As between the parties, Sellers shall have the sole right to, and in their sole discretion may, commence, prosecute or defend, control, and settle any action concerning the Sellers Intellectual Property Rights.

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               (3) Buyer agrees to maintain the quality of the Business (e.g., products and services, advertising) which is conducted in connection with the Business Materials at a level that meets or exceeds those standards maintained by the Sellers and Sellers' Affiliates as of the Closing Date.

               (4) Buyer's rights under this license are personal and may not be sublicensed, assigned, or otherwise transferred.

               (5) Buyer and its Affiliates shall indemnify, defend and hold harmless Sellers and their Affiliates, and their respective officers, directors, shareholders, employees, and agents from any Liability arising out of or resulting from use of the Business Materials by or on behalf of Buyer or its Affiliates. Such indemnification, defense, and hold harmless rights shall be exercised in accordance with the indemnification procedures contained in Article IX of this Agreement and shall be in addition to any other indemnification available hereunder or under any other agreement between the parties.

               (6) Upon termination of the license granted under Section 6.12(b), Buyer shall immediately cease use of the Sellers' Intellectual Property Rights (except to the extent permitted under any other license agreement between the parties), and either destroy, or obliterate the Sellers' Intellectual Property Rights on, all Business Materials.

         Section 6.13 Insurance; Risk of Loss. The Sellers shall keep, or cause to be kept, all current insurance policies including self insurance programs relating to the Business and the Acquired Companies and the Subsidiaries (including those set forth in Section 4.21 of the Disclosure Letter), or replacements therefor, in full force and effect through the close of business on the Closing Date. As of the close of business on the Closing Date, the Sellers shall terminate or cause their Affiliates to terminate all coverage, including without limitation, self-insurance programs, relating to the Business and the Acquired Companies and the Subsidiaries and their respective businesses, assets, and employees under the general corporate policies of insurance of the Sellers or its Affiliates for the benefit of all their controlled Affiliates, including the Acquired Companies and the Subsidiaries; provided, however, that (i) no such termination of any occurrence based policy in force as of the Closing Date shall be effected so as to prevent the Acquired Companies and the Subsidiaries from asserting a claim under such policies, subject to all policy deductibles, self insured retention policy limits and all

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other terms and conditions thereof, for losses from events occurring prior to the Closing Date to the extent that Revlon's Risk Management department shall have received written notice related to such events; (ii) no such termination of any "claims made" policy in force as of the Closing Date shall be effected so as to prevent the Acquired Companies and the Subsidiaries from asserting a claim under such policies, to the extent that such claim was filed with the applicable insurer prior to the Closing Date, subject to all policy limits and all other terms and conditions thereof, for losses from events occurring prior to the Closing Date to the extent Revlon's Risk Management department shall have received written notice related to such events. The Sellers and Buyer shall jointly notify each applicable insurance company for any claims made prior to the Closing Date. In order to remove or release Sellers from standby irrevocable letter of credit obligations maintained by the Sellers for the Business as a result of applicable law requirements, Buyer shall at its expense establish and maintain standby irrevocable letters of credit in respect to the Business and the Affected Employees from and after the Closing Date.

         Section 6.14 Separation of the Business from Sellers.

            (a) Sellers, at their sole expense, shall take (and shall cause their Affiliates to take) all actions necessary prior to the Closing to separate the Acquired Assets and the Assumed Liabilities from the other businesses, assets and operations, Excluded Assets and Excluded Liabilities of Sellers and their Affiliates and that after the Closing, Sellers, at their sole expense shall, including upon the reasonable request of Buyer, take (and shall cause their Affiliates to take), all action necessary to transfer to Buyer or one of its Affiliates, the Acquired Companies or the Subsidiaries as requested by Buyer, the Acquired Assets and the Assumed Liabilities but which have not been transferred or assumed at or prior to the Closing and which were not specifically excluded as Excluded Assets or Excluded Liabilities and Buyer shall accept or assume, as the case may be, such assets or liabilities. Buyer shall, upon the reasonable request of Sellers and at the sole cost of Sellers, take all action necessary to transfer (or cause one of the Acquired Companies and the Subsidiaries to transfer) to Sellers or any of their Affiliates, as requested by Sellers, any Excluded Assets and Excluded Liabilities (in each case, to the extent not reflected on the Final Statement of Net Assets), but which have been transferred to or are held by Buyer, one of the Acquired Companies or the Subsidiaries and Sellers shall accept or assume, as the case may be, such assets or liabilities.

            (b) To the extent any of the agreements or any other contracts used exclusively or primarily in the Business, or any of the Acquired Assets, including the Company Permits, would terminate or be terminable at the election of another

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Person or would be breached if assigned to one of the Acquired Companies or the
Subsidiaries as part of the Restructuring or assigned or transferred as part of the transactions contemplated by this Agreement (including the separation of any agreement or contract used jointly by the Business and any of the Sellers and their Affiliates), as the case may be, without the consent of another Person, this Agreement shall not be deemed to require an assignment or an attempted assignment thereof if such consent shall not have been obtained prior to the Restructuring or the Closing, as the case may be. Except as otherwise provided herein, Sellers shall (at Sellers' sole expense) use their commercially reasonable best efforts and Buyer (at Sellers' sole expense) agrees to cooperate with Sellers, to obtain the consent of each such Person to such assignment prior to the Closing. If such consent is not obtained at or prior to the Closing,
Section 6.4(b) shall apply and, until and unless such consent is obtained (but not beyond the term thereof, including any renewals permitted to Sellers), in any reasonable arrangements which are permitted under such agreements or contracts or with respect to the Acquired Assets, designed to provide to one of the Acquired Companies or the Subsidiaries as designated by Buyer after the Closing the benefits under any such contract or agreement or with respect to the Acquired Assets, including by consenting to the enforcement by Buyer or one of the Acquired Companies or the Subsidiaries in Sellers' name (as the case may be) of any and all rights of Sellers against each other party thereto. The Sellers shall promptly (but no later than 15 business days after receipt) pay to the Buyer, when received, all monies received by the Sellers under any such contract or agreement or with respect to the Acquired Assets or any benefit arising thereunder. Sellers shall use their commercially reasonable best efforts to collect full payment from their customers under such contracts and agreements. To the extent that Buyer is provided the benefits, pursuant to this Section 6.14, of any contract or agreement or with respect to the Acquired Assets, Buyer shall perform for the benefit of the other party or parties thereto, the obligations of Sellers thereunder or in connection therewith, and if Buyer shall fail to materially perform to the extent required herein, Sellers shall cease to be obligated under this Section 6.14 in respect of the item which is the subject of such failure to perform and subject to Sellers' compliance with this Section
6.14 with respect thereto Buyer shall indemnify Sellers from any claims arising out of such non-performance. If Sellers shall have complied with their obligations under this Section 6.14, the inability to secure the consent to the assignment thereof shall not constitute a breach of any of Sellers' representations, covenants or obligations under this Agreement and Sellers shall have no Liability with respect thereto other than their obligations under this
Section 6.14.

            (c) Sellers shall pay all search, filing, application, prosecution and registration costs, fees and expenses (including attorneys' and agents' fees and expenses) for the registration of Licensed Revlon Marks in an amount not to exceed


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U.S. $1,000,000. Buyer, the Acquired Companies and/or the Subsidiaries shall be responsible for such amounts in excess of U.S. $1,000,000 and for all search, filing, application, prosecution, registration and maintenance costs, fees and expenses (including attorneys' and agents' fees and expenses) incurred thereafter in connection with the Licensed Marks throughout the term of the License Agreement (Revlon Marks).

         Section 6.15 Guarantees and Other Commitments.

            (a) Prior to the Closing, Sellers shall use commercially reasonable best efforts (except neither shall be required to commence any litigation or proceedings in connection therewith) to cause Sellers and their Affiliates (other than any of the Acquired Companies and the Subsidiaries) to be released, effective as of the Closing, from any and all obligations for or Liability under the guarantees, letters of comfort or other contractual commitments of Sellers and their Affiliates (other than any of the Acquired Companies and the Subsidiaries), listed in Section 6.15 of the Disclosure Letter to the extent related to the Business, the Acquired Assets, the Acquired Companies or the Subsidiaries (individually, a "Guaranty" and collectively, the "Guarantees"); provided that Sellers agree that in no event shall the terms and conditions of any Material Agreements be amended or altered (other than the release of such Guarantees).

            (b) With respect to any Guarantees as to which Sellers and their Affiliates are not released prior to the Closing, notwithstanding Sellers' efforts pursuant to subsection (a) hereof, Buyer shall, at Sellers' sole expense, use commercially reasonable best efforts to secure the written agreement of such third Persons releasing Sellers and their Affiliates (other than any of the Acquired Companies and the Subsidiaries) from any Liability under such Guarantees arising out of products sold, transactions occurring, credit extended or other obligations or liabilities accruing on or after the Closing Date; provided that nothing herein shall require Buyer to amend or alter any Material Agreement (other than the release of such Guarantee under such agreement).

            (c) With respect to any Guarantee as to which (i) Sellers and their Affiliates are not released prior to the Closing, and (ii) a written agreement has not been secured pursuant to Section 6.15(b), Buyer and its Affiliates shall refrain from either increasing the scope of its commitments thereunder or exercising a renewal option or otherwise extending the term of any Guaranteed commitment without first obtaining a Guaranty release therefor.

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

            (d) In the event that Buyer transfers a Guaranteed commitment to a third party, such third party shall expressly agree to be subject to the obligations of Buyer set forth in this Section 6.15.

            (e) Buyer shall indemnify, defend and hold harmless the Sellers from and against any claim or loss (i) arising from and after the Closing Date under any Guarantees, and (ii) related to any commitments of Sellers or their Affiliates referred to in Section 6.15(c), in each case with respect to Products sold, transactions occurring or other obligations or liabilities (A) accruing on or after the Closing Date, (B) accruing prior to the Closing Date to the extent the underlying obligation or Liability is an Assumed Liability, or (C) of the Acquired Companies or the Subsidiaries other than Excluded Liabilities.

         Section 6.16 Exclusivity. Except as disclosed in Section 6.16 of the Disclosure Letter (Restructuring), until consummation of the transactions contemplated hereby or the termination of this Agreement pursuant to Article VIII, none of the Sellers nor any of their respective Affiliates, or their respective representatives, officers, employees, directors or agents will (and the Sellers shall cause the Acquired Companies and its Subsidiaries not to) directly or indirectly, (i) submit, solicit, initiate or discuss any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution, or recapitalization of any of the Acquired Companies, the Subsidiaries or the Business, (b) merger or consolidation involving any of the Acquired Companies, the Subsidiaries and the Business, (c) purchase or sale of any assets or capital stock (other than a purchase or sale of inventory and equipment in the ordinary and usual course of business consistent with past practice) of any of the Acquired Companies or the Subsidiaries or (d) similar transaction or business combination involving any of the Acquired Companies, the Subsidiaries, the Business and the assets of any of them (other than purchases or sales of inventory and equipment in the ordinary and usual course of business consistent with past practice) (each of the foregoing actions described in clauses (a) through (d), a "Company Transaction") or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. The Sellers agree to notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to a Company Transaction.

         Section 6.17 Noncompete and Nonsolicitation. In further consideration of the transactions contemplated by this Agreement:

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

            (a) During the period from the Closing Date to and including the fifth anniversary of the Closing Date (the "Noncompete Period"), (i) the Sellers and their Affiliates shall not and (ii) the Sellers shall not have, and shall cause their Affiliates, successors and assigns not to have, any affiliation (as defined below) with any Person, anywhere in the world which owns, operates or franchises any Professional Salon or Spa, excluding Reserved Spas as defined in the License Agreement (Revlon Marks), or which manufactures, markets, distributes or sells:

               (i) Professional Products to the Professional Field (each as defined in the License Agreement (Revlon Marks)), other than the manufacture, marketing, distribution or sale of (A) Professional Products (other than Hair Care Products and Nail Care Products each as defined in the License Agreement (Revlon Marks)), to Reserved Spas and (B) products under the "Gatineau" or "Ultima II" brands to the extent Sellers conduct any of such activities pursuant to this subclause (i) (B) on or prior to the Closing Date;

               (ii) retail or professional Ethnic Products including Hair Relaxer Products (each, as defined in the License Agreement (Revlon Marks));

               (iii) retail permanent hair waves and retail temporary hair color rinses, provided that this clause (iii) shall continue to apply upon expiration of the Non-Compete Period and until the seventh anniversary of the Closing with respect to retail temporary hair color rinses under the "Revlon" brand name or a derivative thereof;

               (iv) Skin Care Products (as defined in the License Agreement (Revlon Marks)) and Natural Honey Products (as defined in the Patent Formula and Know-How License Agreement (Revlon to Buyer)) in each case marketed or advertised as containing honey, other than the manufacture, marketing, distribution or sale of the "Dry Skin Relief" brand in Ireland, the United Kingdom, Puerto Rico and South Africa; provided that, nothing herein shall be construed to permit the Sellers and their Affiliates to, and the Sellers and their Affiliates hereby agree not to, export any "Dry Skin Relief" brand from such jurisdictions; and

               (v) Skin Care Products (excluding Facial Skin Care Products and other than those Skin Care Products containing or marketed or advertised as containing honey which are covered by Section 6.17(a)(iv)), other than products sold under existing brands of Sellers in the jurisdictions and to the

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


     extent Sellers conduct any of such activities on or prior to the Closing Date (the "Current Skin Care Products"); provided that this clause (v) shall continue to apply upon the expiration of the Non-Compete Period and until the seventh anniversary of the Closing except with respect to Current Skin Care Products and products that would otherwise be covered by this clause (v) that are distributed in containers that are 200 ml or less, provided further that this clause (v) shall not apply to Skin Care Products sold exclusively in the United States and its territories and possessions.

            (b) During the period from the Closing Date to and including 18 months following the later of the termination of the sales services or manufacturing services under the South Africa Agreement, the Sellers shall not, and shall cause their Affiliates, successors and assigns not to, nor shall they have any affiliation with any Person who, directly or indirectly, manufactures, markets, distributes or sells Ethnic Products as defined in the License Agreement (Revlon Marks) in South Africa.

Each of the activities described in Section 6.17(a) or 6.17(b) above shall be a "Buyer Competitive Activity".

            (c) For so long as the License Agreement (Revlon Marks) remains in full force and effect, Sellers shall not distribute, manufacture, market, advertise or sell (i) Skin Care Products or Natural Honey Products marketed or advertised as containing honey, (ii) the "Dry Skin Relief" brand (other than in Ireland, the United Kingdom, Puerto Rico and South Africa, so long as subsequent to the expiration of the Non-Compete Period, it is not marketed or advertised under the "Revlon" brand name or a derivative thereof or exported from such jurisdictions), (iii) body lotion products and for a period of seven years following the Closing, bath gels, body splashes, deodorant, waxes, and body oils in a "D" shaped bottle similar to that used for products marketed or advertised by Sellers or their Affiliates under the "Natural Honey" brand on the date hereof, provided that this clause (iii) shall not apply to Skin Care Products or Natural Honey Products sold exclusively in the United States, its territories and possessions or restrict activities permissible under clause (ii).

            (d) Nothing contained in Section 6.17 shall prohibit the Sellers from entering into arm's length agreements with third parties who distribute products other than the Sellers', whose products would otherwise be competitive with the products of the Business, with respect to the manufacture, advertisement, promotion, distribution or sale of Sellers' products that are not included in the Business or purchasing, in the aggregate, up to an aggregate of 5% of any class of the outstanding voting securities of any Person whose securities are listed on a national securities

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exchange or traded in the NASDAQ national market system (a "Public Company")
(including, for purposes of calculating the percentage of such securities which may be purchased by the Sellers, the securities of such Public Company then owned by all Affiliates of the Sellers to the extent such Persons are acting in concert or otherwise constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), if the Sellers do not have an active role in the management of such Public Company (it being understood that the exercise of voting rights with respect to any such voting securities, in and of itself, shall not constitute such a role).

            (e) The provisions of this Section 6.17 shall not restrict the actions of any Person that acquires, merges with, or engages in a business combination with, any Sellers, so long as the action that would otherwise constitute a Buyer Competitive Activity is not conducted by or through any one or more of the Sellers and their Affiliates (other than any affiliation that has resulted from such transaction) and does not use any tangible or intangible assets of Sellers.

            (f) For purposes of this Section 6.17, the term "affiliation" shall mean any direct or indirect interest in a Person whether as an officer, director, employee, investor, stockholder, partner, member, joint venturer, sole proprietor, trustee, consultant, agent, representative, broker, promoter or otherwise; and

            (g) Except to the extent contemplated by the Cosmetics Agreement, from and after the Closing Date, until the second anniversary of the Closing Date, the Sellers, on the one hand, and the Buyer, on the other hand, shall not (and shall cause their respective Affiliates, successors and assigns not to) (a) induce or attempt to induce in the case of Sellers any employee of the Business, the Acquired Companies or the Subsidiaries or in the case of Buyer any employee of RCPC or any of its Affiliates to leave the employ of such Person, (b) hire directly or through an Affiliate any Person who is or was, within the one year period prior to the date of hire, (i) an employee of the Business, the Acquired Companies or the Subsidiaries, in the case of the Sellers, or (ii) an employee of RCPC or any of its Affiliates (other than the Acquired Companies, the Subsidiaries or Business), in the case of the Buyer, or (c) initiate, participate in or contribute to any interference with (i) the Buyer's relationship with the employees of the Business, the Acquired Companies or the Subsidiaries, in the case of the Sellers or (ii) RCPC's or any of its Affiliates' (other than the Acquired Companies, the Subsidiaries or Business) relationship with its employees, in the case of the Buyer. The placing of an advertisement of a position of employment by either party to members of the public generally and the recruitment of a Person through an employment agency shall not constitute a breach of this paragraph, provided that such party does not, nor does any

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of its representatives, encourage or advise such agency to approach any employee of the other party.

Notwithstanding anything in this Section 6.17 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this Section 6.17 are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the parties that the restrictions contained herein shall be effective to the fullest extent permissible. Each of the Sellers, on the one hand, and the Buyer on the other, acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this
Section 6.17 and that, in such event, the parties hereto or their respective successors or assigns may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, injunctive and other relief in order to enforce or prevent any violations of the provisions of this Section 6.17. Any injunction shall be available without the posting of any bond or other security. In the event of an alleged breach or violation by any party (or their respective Affiliates, successors and assigns) of any of the provisions of this Section 6.17, the Noncompete Period or other restrictive period will be tolled for it until such alleged breach or violation is resolved; provided that if it is found to have not violated the provisions of this Section 6.17, then the Noncompete Period or other restrictive period will not be deemed to have been tolled. Each of the Sellers, on the one hand, and the Buyer, on the other, agrees that the restrictions contained in this Section 6.17 are reasonable in all respects.

         Section 6.18 Confidentiality.

            (a) Each of the Sellers on the one hand, and the Buyer, on the other hand, shall (and shall cause their respective Affiliates, successors and assigns to) treat and hold as confidential all of the Confidential Information, and refrain from using any of the Confidential Information except in connection with this Agreement and the Ancillary Agreements. In the event that any of the Sellers, on the one hand, and the Buyer on the other hand, or their respective Affiliates, successors and assigns is requested or required (by law or by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Person will notify the other party promptly of the request or requirement so that the other party may seek an appropriate protective order or waive compliance with the provisions of this Section

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


6.18. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers, on the one hand, or Buyer, on the other, or their respective Affiliates, successors and assigns is, on the advice of counsel, compelled to disclose any Confidential Information to any Governmental Entity or else stand liable for contempt, then that Person may disclose the Confidential Information to such Governmental Entity; provided, however, that the disclosing Person shall use her, his or its commercially reasonable best efforts to obtain, at the request of the other party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public prior to the time of disclosure or from a third party not known to be under any obligation of confidentiality to Buyer or Sellers. "Confidential Information" means (i) with respect to the Buyer prior to the Closing Date and with respect to the Sellers and their Affiliates after the Closing Date, any information concerning the businesses and affairs of the Business, the Acquired Companies and the Subsidiaries, (ii) with respect to the Sellers, any information concerning the business and affairs of the Buyer and its Affiliates, in each case other than (a) that is already generally available to the public, (b) that becomes generally available to the public other than as a result of a disclosure by the other party or its Affiliates or their respective directors, officers, employees, agents or advisors, or (c) that becomes available to the other party or its Affiliates or their respective directors, officers, employees, agents or advisors on a non-confidential basis from a source other than the Buyer or Sellers or their Affiliates or their respective directors, officers, employees, agents or advisors, provided that such source is not bound by a confidentiality agreement or other obligation of secrecy.

            (b) If the transactions contemplated hereby are not consummated, then Buyer shall promptly destroy (other than one copy for the files of outside counsel) and not use any Confidential Information relating to the Business, the Acquired Companies, the Subsidiaries or the Sellers and shall treat all such information in accordance with the Confidentiality Agreement and shall promptly destroy (other than one copy to be retained in the files of outside counsel) all tangible embodiments (and all copies) of the Confidential Information which are in Buyer's or its Affiliates' or their respective directors', officers', employees', agents' or advisors' possession and Sellers shall promptly destroy (other than one copy to be retained in the files of Sellers' outside counsel) and not use any Confidential Information relating to the Buyer (or its Affiliates) and shall treat all such information in accordance with the Confidentiality Agreement and shall promptly destroy (other than one copy for the files of Sellers' outside counsel) all tangible embodiments (and all copies) of the Confidential

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Information which are in Sellers' or their Affiliates' or their respective directors', officers', employees', agents' or advisors' possession.

         Section 6.19 Litigation Support. In the event and for so long as any party hereto actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the Acquired Companies or the Subsidiaries, each of the other parties hereto will reasonably cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX hereof).

         Section 6.20 Restructuring. In connection with the transactions contemplated herein, the Sellers shall complete the Restructuring (including making any capital infusions that may be required) and separate certain assets from the Business pursuant to Section 6.14 above. Prior to any such Restructuring and separation to occur after the date hereof, Sellers shall (and shall cause the Acquired Companies and the Subsidiaries to) consult with Buyer regarding the structuring and implementation of such Restructuring and separation and shall allow Buyer to comment on such structuring and implementation.

         Section 6.21 Estoppel Certificates. The Sellers shall obtain and deliver to Buyer an estoppel certificate (each an "Estoppel Certificate," and collectively, the "Estoppel Certificates") with respect to the Real Property Leases listed in Section 6.21 of the Disclosure Letter from the other party to such Real Property Lease, in form and substance reasonably satisfactory to Buyer. In no event shall Sellers be required to obtain an estoppel certificate certifying to more than is provided for in the estoppel provisions expressly contained in any such Real Property Lease. Sellers shall use reasonable efforts to cause the other party to such Real Property Lease to execute and return the Estoppel Certificate dated not later than 10 days (or the time period for response as provided for in the estoppel provision of such Real Property Lease, if more than 10 days) prior to Closing.

         Section 6.22 Right of Offset. Each party acknowledges and agrees that, in addition to any other remedies available, any Liabilities arising under this Agreement or the Ancillary Agreements which are undisputed or if disputed, which are

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determined by binding and final arbitration or a decision of a court of competent jurisdiction (either such determination, a "Judgment"), may be satisfied by exercise of a right of offset (an "Offset Right") against any amounts that are or shall be payable to such party, including any amounts payable in respect of the Ancillary Agreements. In connection therewith, the party seeking to exercise the Offset Right (the "Offsetting Party") shall give at least 15 days' prior written notice to the party against whom the Judgment has been entered of its intention to exercise such Offset Right, after which period the Offset Right may be exercised unless the Judgment has been satisfied in full. The Offset Right shall be subject to the limitations set forth in Sections 9.2(b) or 9.3(b), as the case may be.

         Section 6.23 Interim Operations of the Business by Buyers. During the period from the date hereof to the Closing, Buyer shall indemnify Sellers for the amount of any capital lease entered into by the Acquired Companies or capital expenditures outside the ordinary course of business and, which is in excess of U.S. $50,000 (in each case with respect to the Business) made at the direction of Carlos Colomer or Michael Powell, except those expenditures made with the prior written consent of the Sellers.

         Section 6.24 Transition Countries. Without limiting the provisions of Sections 6.7 and 6.14 above and in furtherance thereof, if by the Closing Date, Sellers, Buyer or their respective Affiliates have not received regulatory clearance under applicable Competition Laws as referred to in Section 4.5 and
Section 5.3 of the Disclosure Letters in one or more countries to close the transactions contemplated by this Agreement or the Ancillary Agreements (a "Transition Country"), it is agreed that the Sellers shall, directly or indirectly, on and after the Closing Date, and during the period from the Closing Date until receipt of such regulatory clearance in such country (the "Transition Phase"), carry on in good faith and in the ordinary course of business consistent with past practice that part of the Business as agent and trustee and for the account of Buyer or its designated Affiliate (after the Closing Date) in accordance with the following provisions:

            (a) Sellers shall within 30 days after the end of each calendar month of the Transition Phase, and within 30 days after the end of the Transition Phase, prepare, or cause to be prepared, an account for the Business in each Transition Country, showing for each such calendar month or other period:

               (i) all receipts received by Sellers and their Affiliates with respect to the Business; and


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               (ii) all out-of-pocket expenses incurred by Sellers and their
     Affiliates directly relating to the Business and the amounts that would have been charged to the Business had the Sellers been providing transitional services under the applicable Transitional Services Agreement in such Transition Country during such month.

The account shall show the net difference between (i) and (ii), and shall be accompanied by payment of the difference to Buyer (or its designated Affiliate) if (i) is greater than (ii), or an invoice to Buyer (or its designated Affiliate) for the difference if (ii) is greater than (i), which invoice Buyer (or its designated Affiliate) shall pay within five days after receipt.

            (b) Any comments or objections which Buyer may have with respect to the accounts rendered for that Transition Country under Section 6.24(a) above shall be discussed promptly between Buyer and Revlon. If such comments or objections result in the matter under discussion being resolved, then any appropriate amendment shall be made to such account and Buyer and Revlon shall account to each other accordingly.

            (c) If any claim which is covered by insurance of Sellers or any of their Affiliates shall arise during the Transition Phase in respect of any of the Acquired Assets of the Business relating to a part of the Business carried on in a Transition Country, Sellers shall promptly submit, or cause to be submitted, all relevant documents to the insurers to substantiate such claim in trust for Buyer (or its designated Affiliate) and turn over the proceeds to Buyer net of self-insurance retentions, deductibles and costs of collection (or its designated Affiliate). Sellers shall promptly inform Buyer of the circumstances giving rise to such insurance claim.

         Section 6.25 Preparation of GAAP Statement of Net Assets. Within 90 days after the Closing Date, Sellers shall prepare and deliver to the Buyer an audited statement setting forth the September 30, 1999 Statement of Net Assets prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), omitting certain footnotes that U.S. GAAP would otherwise customarily require.

         Section 6.26 Sellers Cooperation in Buyer Preparation of SEC Financial Statements. For a period of three years following the Closing Date, if Buyer determines to prepare, or cause the preparation of, SEC Financial Statements, Sellers shall cooperate with Buyer (and Buyer shall cooperate with Sellers) in connection therewith, unless Sellers determine in good faith that any disclosure required in

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connection therewith could be materially detrimental to RCPC. Any such SEC
Financial Statements shall be prepared solely at Buyer's sole expense (and Buyer shall reimburse Sellers promptly from time to time upon receipt of a written request for all Sellers' reasonable out-of-pocket and other costs (including without limitation reasonable charges for internal labor usage) incurred in connection therewith). Sellers' covenant to cooperate with Buyer pursuant to this Section 6.26 shall not require that Sellers hire additional personnel or engage any outside advisors, provided that if Sellers require the assistance of Sellers' outside auditors, whether in connection with issuance of any auditor's reports or opinions or the preparation of the SEC Financial Statements, such shall be done at Buyer's sole expense. If the preparation of the SEC Financial Statements requires the assistance or engagement of Sellers' outside auditors, Sellers shall use their commercially reasonable efforts to assist, and shall cooperate with, Buyer in securing such assistance or engagement.

         Section 6.27 Amend User Agreements. On the Closing Date or as soon as practicable thereafter, Sellers shall use reasonable best efforts to amend the registered user agreements between Nadri Cosmetics and Revlon Consumer Products Corporation so that (i) Revlon Professional Holding Company, LLC, a limited liability company organized under the laws of Delaware ("RPHC") or another Seller or Affiliates, as appropriate, is identified as the owner of the Licensed Revlon Marks, and (ii) they cover only the Licensed Revlon Marks and no longer cover any marks which are included within the Acquired Intellectual Property or Acquired Companies' Intellectual Property. Sellers shall promptly notify the Buyer in writing of such filing.

         Section 6.28 Cease and Desist. From and after the Closing Date, Buyer and its Affiliates shall cease the use of any and all materials, including but not limited to advertisements, promotional materials, and packaging (regardless of their form and media) which embody or make reference to the names, likenesses, images, photographs, voices, signatures or biographical information of spokespersons and models under exclusive contracts with Sellers and their Affiliates, as follows: Halle Berry, Cindy Crawford, Kim Delaney, Karen Duffy, Emme Aronson, Melanie Griffith, Salma Hayek, Sarah O'Hare, Cybill Shepherd, Courtney Thorne-Smith, Vendela Thomesson, and Shania Twain, provided that nothing herein shall require Buyer to collect or otherwise obtain any such materials distributed to third parties prior to the Closing Date.

         Section 6.29 Buyer Cooperation with Respect to Certain Books and Records. Following the closing, Buyer shall maintain and make available (at Sellers' expense) to the officers, employees, accountants, counsel and other representatives of Sellers, upon reasonable notice, books and records, and earn-out and net sales statements reasonably necessary for Sellers to satisfy their obligations, including, without limitation, the

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obligation to make earn-out payments, under the following agreements: (1) the
American Crew Agreement, (2) the A.P. Products Agreement, (3) the Creative Nail Agreement, (4) Pan-African J.V. Agreement, (5) Stock Purchase Agreement dated as of September 5, 1998 and amended as of September 28, 1998 by and among Aderans Co., Ltd., as Buyer, Roux, as Seller, and RCPC, as Seller Guarantor, in connection with the sale by Roux of General Wig Manufacturers, Inc., (6) the Huber Agreement, and (7) the Intercosmo Agreement.

         Section 6.30 Sellers' Agreement to Indemnify for American Crew Earnouts. Subject to Buyer's satisfaction of its obligations pursuant to Section
6.29 (Buyer Cooperation with Respect to Certain Books and Records), from and after the Closing Date, Sellers shall, jointly and severally, repay and/or indemnify Buyer and its Affiliates from and against (A) any payment Buyer or its Affiliates make on behalf of the Sellers and their Affiliates which was contractually required under, and (B) all Buyer Damages (as defined herein) asserted against or incurred by any Buyer Indemnitee (as defined herein) as a result or arising out of, any earnout under the American Crew Agreement; provided that Sellers shall not be required to make such repayment or indemnification if the payment of such earnout was not required under the terms of the American Crew Agreement including, without limitation, the dispute resolution mechanism set forth therein.

         Section 6.31 Third Party Beneficiary under Purchase Agreements. Sellers shall use their commercially reasonable efforts to confer upon and provide Buyer with the rights of a third party beneficiary under the following agreements: (1) the American Crew Agreement, (2) the A.P. Products Agreement, (3) the Creative Nail Agreement, (4) Pan-African J.V. Agreement, (5) Stock Purchase Agreement dated as of September 5, 1998 and amended as of September 28, 1998 by and among Aderans Co., Ltd., as Buyer, Roux, as Seller, and RCPC, as Seller Guarantor, in connection with the sale by Roux of General Wig Manufacturers, Inc., (6) the Huber Agreement and (7) the Intercosmo Agreement.

         Section 6.32 Revlon S.L. Tax Losses. The Sellers covenant that from December 31, 1998 until the Closing Date, they will utilize Spanish Tax Loss Carryforwards only to offset the Income Tax liability of Revlon S.L. as permitted under Spanish law and regulations.

         Section 6.33 Creation of RPHC.

            (a) Prior to the Closing Date, Sellers shall organize and take such other actions with respect to RPHC in accordance with the terms set forth in the


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term sheet attached hereto as Exhibit L (the "RPHC Term Sheet"), in each case, in form and substance reasonably satisfactory to Buyer.

            (b) Sellers and Buyer shall share on an equal basis all costs related to (i) the creation of RPHC, (ii) the transfer of assets, including the Licensor Marks (as defined in the License Agreement (Revlon Marks)), into RPHC,
(iii) the creation and perfection of any liens related to such trademarks, and
(iv) the ongoing operation of RPHC except as otherwise set forth in the License Agreement (Revlon Marks).

         Section 6.34 Research & Development Projects. The Sellers shall use their respective commercially reasonable best efforts to complete their research and development projects marked by an asterisk on Section 1.2(i) of the Disclosure Letter prior to the Closing and the other projects on such schedule shall be delivered at whatever stage of completion they are in and in a commercially reasonable manner to the Buyer on the Closing Date (with Sellers making available to Buyer Alan Paster in making such delivery provided such assistance does not materially interfere with his responsibilities for Sellers). Other than its obligations under this Section 6.34 to use commercially reasonable best efforts to complete certain research and development projects and to deliver the remaining projects in a commercially reasonable manner, Sellers make no representations and warranties as to such services, including the merchantability, fitness for a particular purpose or non-infringement of such services and shall not be liable for their failure, or non-completion.

         Section 6.35 Delivery of Formula Documentation. Sellers shall deliver the product formula information and related documentation as set forth on Exhibit M attached hereto with respect to the Acquired Proprietary Information and Acquired Companies Proprietary Information.

         Section 6.36 Spanish Headquarters. Sellers shall pay all costs and expenses associated with the removal and replacement of any sign, banner or similar structural element of the facade containing the name "Revlon" from the headquarters of the Business in Barcelona, Spain.

         Section 6.37 MIS. Sellers and Buyer hereby agree that Exhibit N attached hereto sets forth the understanding and agreement of Buyer and Sellers with respect to the treatment of the management information system ("MIS") of the Business and the separation thereof from the Sellers' management information system (the "MIS Agreement"), including (i) the determination of Excluded Assets and Acquired Assets with respect to MIS (including software and hardware), (ii) the method of separation of


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such system from the Sellers and (iii) the cost of both (A) transitional services to be provided by the Sellers (and their Affiliates) to Buyer (and its Affiliates) after the Closing Date and (B) certain start-up or replacement costs which Buyer will incur in connection with the separation of the Business from the Sellers, which costs shall be paid by the Sellers in accordance with Exhibit N.

         Section 6.38 Revlon Coiffure. Prior to the Closing Date, Sellers shall transfer the Acquired Assets which are used or held for use primarily or exclusively in the Business in France to Revlon Coiffure.

         Section 6.39 Transitional Services. Sellers hereby agree and covenant that the services set forth in the Transitional Services Agreements and the MIS Agreement will be provided to Buyer and its Affiliates in a timely manner consistent with past practices and at the same level of quality historically provided to the Business by Sellers and their Affiliates.

         Section 6.40 Accrued Italian Severance. In connection with the Restructuring in Italy (the "Italian Restructuring"), approximately 1,036,000,000 Italian Lira of accruals (the "Italian Reserves") relating to the severance of Italian agents and a corresponding and equal amount of cash (the "Severance Fund") were transferred from EBP Italy to Intercosmo S.p.A. ("Intercosmo"). Sellers hereby agree and covenant to (and shall cause their Affiliates to) (i) prior to the Closing Date, to the extent permitted under applicable law, (A) remove the Italian Reserves and the Severance Fund from the books and records of Intercosmo and place the Italian Reserves and the Severance Fund on the books and records of a Seller or an Affiliate of the Sellers (other than the Acquired Companies and the Subsidiaries) and (B) if removed, treat the Italian Reserves consistently by excluding such reserves from the September 30, 1999 Statement of Net Assets, the Estimated Statement of Net Assets and the Final Statement of Net Assets, and (ii) to the extent that applicable law does not allow the Italian Reserves and Severance Fund to be removed from the books and records of Intercosmo, treat any claim for Taxes asserted with respect to the transfer of the Italian Reserves and the Severance Fund to the books and records of Intercosmo in accordance with the provisions of Section 6.9 as if the Liability for such a claim were part of Sellers' Covered Taxes. If the Italian Reserves are removed from the books and records of Intercosmo and from the September 30, 1999 Statement of Net Assets, the Estimated Statement of Net Assets, and the Final Statement of Net Assets, the Liability underlying such reserves shall nevertheless be Assumed Liabilities.

         Section 6.41 Italian Receivables. In connection with the Italian Restructuring, as of the termination of the Affitto Agreement, Sellers hereby agree and


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covenant that trade receivables (the "Intercosmo Receivable") shall be transferred from EBP Italy to Intercosmo at the gross value of such receivables stated on the books and records of the Intercosmo division of EBP Italy, as of the termination of the Affitto Agreement, less a reserve for bad debts equal to three percent (3%) of the gross value of the Intercosmo Receivable.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         Section 7.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) No statute, law, rule or regulation shall have been enacted, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby;

            (b) There shall not be in effect any judgment, order, injunction, ruling, charge or decree of any Governmental Entity (i) enjoining or preventing the consummation of the transactions contemplated hereby (ii) with respect to the obligations of only the Buyer to consummate the transactions contemplated hereby, (1) causing any of the transactions contemplated by this Agreement to be rescinded following consummation, (2) affecting adversely the right of the Buyer to own the Shares or the share capital of the Subsidiaries and to control the Acquired Companies or any of the Subsidiaries, or (3) affecting adversely the right of the Acquired Companies or any of the Subsidiaries to own their respective assets and to operate their respective businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

            (c) Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act and applicable Competition Laws shall have expired or been terminated and all Governmental Entity authorizations or approvals required in connection with the transactions contemplated by this Agreement shall have been obtained or given, other than those authorizations and approvals, the failure of which to have been obtained, would not (in the good faith judgment of Buyer), in the aggregate, have a Business Material Adverse Effect or a Buyer Material Adverse Effect.

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         Section 7.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

            (a) The representations and warranties of the Buyer contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth in such representation or warranty), with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth in such representation or warranty);

            (b) Buyer shall have performed in all material respects its obligations, covenants and agreements under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

            (c) Buyer shall have delivered to Sellers a certificate reasonably requested by Sellers, dated as of the Closing and executed by an officer of such entity; and

            (d) Buyer shall have delivered to Sellers or their Affiliates those items set forth in Section 2.6 hereof.

         Section 7.3 Conditions to Obligations of the Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

            (a) The representations and warranties of Sellers contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth in such representation or warranty), with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth in such representation or warranty);

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

            (b) The Sellers shall have performed in all material respects their obligations, covenants, and agreements under this Agreement required to be performed by them at or prior to the Closing pursuant to the terms hereof;

            (c) All consents, notices, terminations, certificates, filings and approvals set forth on Section 2.5(h) of the Disclosure Letter shall have been obtained, filed or made;

            (d) Except as set forth on Section 4.11 of the Disclosure Letter on the date hereof, from and after October 1, 1999, no change has or shall have occurred or is likely to occur, that would reasonably be expected to have a Business Material Adverse Effect (excluding any change, event, effect or circumstance arising in connection with the announcement or performance of the transactions contemplated by this Agreement;

            (e) The Sellers shall have delivered to Buyer certificates reasonably requested by Buyer, dated as of the Closing and executed by an officer or director of each of the Sellers;

            (f) The Sellers or their Affiliates shall have delivered to Buyer those items set forth in Section 2.5 hereof;

            (g) Buyer shall have received from Sellers' counsel in the United States of America and Spain opinions in form and substance as set forth in Exhibit O attached hereto, each such opinion addressed to the Buyer and dated as of the Closing Date;

            (h) Buyer shall have received the cash proceeds of the financing transactions contemplated by the Commitment Letters (or replacements thereof on terms reasonably satisfactory to Buyer) necessary to consummate the transactions described herein and provide for the ongoing working capital needs of the Business;

            (i) the Compensation Committee of the Board of Directors of Revlon shall have approved the treatment of the options held by Affected Employees in accordance with Section 6.8(n); and


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            (j) Sellers shall have organized and taken such other actions with respect to RPHC in accordance with the RPHC Term Sheet, in each case, in form and substance reasonably satisfactory to Buyer.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

            (a) at any time, by mutual written consent of Sellers and Buyer;

            (b) at any time on or after February 29, 2000 by either Sellers, on the one hand, or Buyer, on the other hand, if the Closing shall not have occurred on or prior to such date (in each case provided that such failure to close was not due to the breach of this Agreement by the terminating party);

            (c) by the Sellers in the event that (i) the Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, (ii) the Sellers have notified the Buyer in writing of such breach, and
(iii) such breach has continued without cure for a period of 15 days after the notice of breach; or

            (d) by the Buyer in the event that (i) any of the Sellers have breached any representation, warranty or covenant contained in this Agreement in any material respect, (ii) the Buyer has notified Revlon in writing of such breach, and (iii) such breach has continued without cure for a period of 15 days after the notice of breach.

         Section 8.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1(b) hereof, written notice thereof shall forthwith be given by the party so terminating to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Sellers, on the one hand, or Buyer, on the other hand. If this Agreement is terminated pursuant to Section
8.1 hereof:

            (a) each party shall redeliver or destroy all documents, work papers and other materials of the other parties relating to the transactions contemplated

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hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all Confidential Information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement and Section 6.18 above;

            (b) all filings, applications and other submissions made pursuant hereto shall, at the mutual agreement of Buyer and Revlon, and to the extent practicable, be withdrawn from the Governmental Entity or other Person to which made; and

            (c) there shall be no Liability hereunder on the part of Sellers or Buyer or their respective Affiliates or any of their respective directors, officers, employees, agents or representatives, except that Sellers or Buyer, as the case may be, shall have Liability to the other party for any breach by Sellers or Buyer, as the case may be, of one or more of the covenants or agreements of this Agreement, and except that the obligations provided for in Sections 6.18, 8.2(a), 8.2(b) and 10.1 hereof shall survive any such termination.

         Section 8.3 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the Buyer and Revlon. Any failure of the Sellers, on the one hand, or the Buyer, on the other hand, to comply with any term or provision of this Agreement may be waived, with respect to the Buyer, by Revlon and, with respect to the Sellers, by the Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 9.1 Survival of Representations and Warranties and Agreements.

            (a) The representations and warranties of Sellers and Buyer (other than with respect to Taxes for which indemnification will be provided exclusively in accordance with Section 6.9) made in Articles IV and V, respectively, of this Agreement shall survive the Closing for a period of 18 months, except that the representations and warranties in Section 4.19 (Environmental Protection) shall survive the Closing until 36 months following the Closing Date, and the representations and

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warranties in Sections 4.1 (Organization), 4.2 (Authorization), 4.3 (Capital
Stock), 4.4 (Ownership of Shares), 4.17 (Employee Benefit Plans), 4.22 (Affiliate Agreements) and 4.23 (Brokers) shall survive until thirty (30) days after the expiration of the applicable statute of limitations (including all extensions) relating to any issue thereunder (each an "Indemnity Period"), but, except as provided in Section 8.2(c) hereof, shall not survive any termination of this Agreement.

            (b) The parties intend to shorten the statute of limitations and no claims or causes of action shall be brought by the parties against Sellers, Buyer or their respective Affiliates or any of their respective directors, officers, employees, agents or representatives based upon, directly or indirectly, any misrepresentations or breach of warranties contained in this Agreement after the Indemnity Period or, except as provided in Section 8.2(c) hereof, any termination of this Agreement unless notice thereof shall have been provided to such party prior to the end of the Indemnity Period. This Section
9.1 shall not limit any covenant or agreement of the parties which contemplates performance before, at, or after, the Closing, including, without limitation, the covenants and agreements set forth in Articles II and VI hereof.

            (c) With respect to the representations and warranties set forth in Articles IV and V hereunder, the consummation by the Sellers or Buyer of the transactions contemplated by this Agreement with actual knowledge of a misrepresentation or breach of warranty by the other party shall be considered a waiver of any claim under this Article IX for indemnification with respect to that misrepresentation or breach of warranty. For purposes of this Section 9.1(c), Buyer will be deemed to have knowledge of any facts known by Carlos Colomer or Mike Powell as of the Closing Date.

         Section 9.2 Sellers' Agreement to Indemnify.

            (a) Subject to the terms and conditions set forth herein, from and after the Closing, Sellers shall, jointly and severally, indemnify, defend and hold harmless Buyer and its Affiliates and their respective directors, officers, employees, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all Liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as and when incurred, all net of the present value of any Tax benefit, insurance proceeds (excluding self insurance) or amount received from any other party alleged to be responsible therefor actually received (less any costs or expenses arising out of or in connection with receiving and/or collecting such amount) (collectively "Losses and Damages") by Buyer or its Affiliates

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(collectively "Buyer Damages") asserted against or incurred by any Buyer
Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of Sellers contained in this Agreement (other than Section 4.18 for which indemnification will be provided exclusively in accordance with Section 6.9), (ii) a breach of any agreement or covenant of Sellers in this Agreement (other than with respect to Taxes for which indemnification will be provided exclusively in accordance with Section 6.9) or any Ancillary Agreement subject to the terms, conditions, and any damage limitations therein, (iii) any Excluded Liabilities, (iv) any claim by Sellers against any independent accounting firm in connection with access provided to Buyer to such accounting firm's work papers as described in Section 2.9 hereof, which results in such independent accounting firm seeking indemnification from Buyer under such Accountant's Engagement Letter, or (v) the Off-Balance Sheet Intercompany Liability Settlement (whether prior to, on or after the Closing Date, including Tax liabilities relating thereto). The Buyer shall pay and discharge when due out of the funds of it, the Acquired Companies and the Subsidiaries, with no right of contribution or recourse against the assets of the Sellers, or contest in good faith at no cost or expense to the Sellers or their Affiliates, all of the Assumed Liabilities.

            (b) Sellers' obligations to indemnify and defend the Buyer Indemnitees pursuant to Section 9.2(a)(i) hereof with respect to a breach of a representation or warranty contained in Article IV of this Agreement are subject to the following limitations:

               (i) Except with respect to the representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Authorization), 4.3 (Capital Stock), 4.4 (Ownership of Shares), 4.6.(c) (Business Financial Statements),
     4.22 (Affiliate Agreements) and 4.23 (Brokers), no indemnification shall be made by Sellers unless and until and only to the extent that the aggregate amount of Buyer Damages exceeds U.S. $6,000,000 (six million dollars);

               (ii) In no event shall Sellers' aggregate obligation to indemnify the Buyer Indemnitees exceed 100% of the Purchase Price except with respect to the representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Authorization), 4.3 (Capital Stock), 4.4 (Ownership of Shares), 4.22 (Affiliate Agreements) and 4.23 (Brokers);

               (iii) The Buyer Indemnitees (at Seller's expense) shall use their commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Buyer Indemnitee receives an amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by the Sellers pursuant to this
     Section 9.2, then such Buyer Indemnitee shall promptly reimburse the Sellers for any payment made or expense incurred by the Sellers in connection with providing such indemnification up to such amount received by the Buyer Indemnitee, but net of all reasonable costs or expenses incurred by such Buyer Indemnitee in collecting such amount; and

               (iv) With respect to the Sellers' obligation to indemnify the Buyer Indemnitees with respect to any liability arising out of a breach of
     Section 4.19 (Environmental Protection) that gives rise to or relates to an obligation to undertake an environmental cleanup, Sellers shall have the right to control (subject to Buyer's right to be reasonably satisfied with the timing, manner and procedures undertaken, to receive contemporaneous copies of all correspondence and other documentation relating to such matters, to be present at all scheduled meetings with regulators where such matters are discussed, and to observe all on-site activities, all at Buyer's expense), and shall only be liable for amounts necessary to complete remediation as required by Environmental Laws (and not ancillary expenses for activities not required by Environmental Laws). Sellers shall manage the matter in compliance with Environmental Laws, in good faith and in a responsible and reasonably cost-effective manner, and any activities conducted in connection therewith shall be undertaken promptly and completed expeditiously using commercially reasonable efforts, subject to the schedules and approvals required by the applicable Governmental Entity;

               (v) Sellers shall be obligated to indemnify the Buyer Indemnitees only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given Sellers written notice thereof promptly after determination that a claim for Buyer Damages has occurred and, in any event, and, with respect to a breach of a representation and warranty, prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Buyer Damages. Any written notice delivered by a Buyer Indemnitee to Sellers with respect to Buyer Damages shall set forth with as much specificity as is reasonably available and practicable the basis of the claim for Buyer Damages and, to the extent reasonably available and practicable, a reasonable estimate of the amount thereof;

               (vi) Each of the Sellers hereby agrees that Sellers will not make any claim for indemnification against the Buyer, the Business, the Acquired Companies or the Subsidiaries by reason of the fact that the Sellers or any of its Affiliates was a partner, trustee, director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, by-law, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand arising out of this Agreement brought by the Buyer Indemnitees against such Sellers; and

               (vii) Other than a claim based on fraud, the remedies expressly provided in this Agreement shall constitute the Buyer Indemnitees' exclusive remedy against Sellers for any and all Buyer Damages. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy based on fraud and any equitable remedy any party hereto may have with respect to the Business, the Acquired Companies or the Subsidiaries, or the transactions contemplated by this Agreement.

         Section 9.3 Buyer's Agreement to Indemnify.

            (a) Subject to the terms and conditions set forth herein, from and after the Closing, Buyer shall indemnify, defend and hold harmless Sellers and their Affiliates and their respective directors, officers, employees, agents and representatives and their successors and assigns (collectively, the "Sellers Indemnitees") from and against all Losses and Damages asserted against or incurred by any Sellers Indemnitee (collectively "Sellers Damages") as a result of or arising out of (i) a breach of any representation or warranty of Buyer contained in this Agreement, (ii) a breach of any agreement or covenant of Buyer in this Agreement (other than with respect to matters relating to Taxes for which indemnification will be provided exclusively in accordance with Section 6.9) or any Ancillary Agreement subject to the terms, conditions and damage limitations therein, (iii) any claim made by any Affected Employee related to the benefits accrued by such Affected Employee under the Revlon Savings Plan prior to the Closing Date provided that the assets attributable to the account balance of such Affected Employee have been transferred to the Buyer pursuant to the provisions of Section 6.8(c) hereof, (iv) any claim made by any Affected Employee related to the benefits accrued by such Affected Employee under the Sellers UAW DB Plan prior to the Closing Date provided that the assets attributable to the accrued benefit of such

Affected Employee have been transferred to the Buyer pursuant to the provisions of Section 6.8(d) hereof, (v) any claim made by any Affected Employee for the benefit accrued by any such Affected Employee under any of the four Revlon non-qualified deferred compensation plans identified in Section 6.8(m) prior to the Closing Date provided that the assets attributable to the accrued benefits of such Affected Employee have been transferred to the Buyer pursuant to the provisions of Section 6.8(m) hereof, or (vi) any Assumed Liabilities. The assumption by the Buyer of the Assumed Liabilities, and the transfer thereof by the Sellers shall in no way expand the rights or remedies of any third party against the Buyer or the Sellers or their respective officers, directors, employees, members, managers and advisors as compared to the rights and remedies which such third party would have had against such Parties had the Buyer not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the Buyer of said liabilities shall not create any third party beneficiary rights. The Sellers shall pay and discharge when due out of their own funds, with no right of contribution or recourse against the assets of the Buyer, or contest in good faith at no cost or expense to the Buyer or its Affiliates, all of those Liabilities of the Sellers which the Buyer has not specifically agreed to assume hereunder.

            (b) Buyer's obligations to indemnify and defend the Sellers Indemnitees pursuant to Section 9.3 hereof with respect to a breach of a representation or warranty contained in Article V of this Agreement are subject to the following limitations:

               (i) Except with respect to the representations and warranties set forth in Sections 5.1 (Organization), 5.2 (Authorization) and 5.7 (Brokers), no indemnification shall be made by Buyer unless and until and only to the extent that the aggregate amount of Sellers Damages exceeds U.S. $6,000,000 (six million dollars);

               (ii) In no event shall Buyer's aggregate obligation to indemnify the Sellers Indemnitees exceed 100% of the Purchase Price except with respect to the representations and warranties set forth in Sections 5.1 (Organization), 5.2 (Authorization) and 5.7 (Brokers);

               (iii) The Sellers Indemnitees (at Buyer's expense) shall use commercially reasonable best efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Sellers Indemnitee receives an amount under such insurance coverage or from such other party with respect to Sellers Damages at any time subsequent to any indemnification provided by the Buyer pursuant to this

     Section 9.3, then such Sellers Indemnitee shall promptly reimburse the Buyer for any payment made or expense incurred by the Buyer in connection with providing such indemnification up to such amount received by the Sellers Indemnitee, but net of any expenses incurred by such Sellers Indemnitee in collecting such amount; and

               (iv) Buyer shall be obligated to indemnify the Sellers Indemnitees only for those claims giving rise to Sellers Damages as to which the Sellers Indemnitees have given Buyer written notice thereof promptly after determination that a claim for Sellers Damages has occurred and, in any event, prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Sellers Damages. Any written notice delivered by a Sellers Indemnitee to Buyer with respect to Sellers Damages shall set forth with as much specificity as is reasonably available and practicable the basis of the claim for Sellers Damages and, to the extent reasonably available and practicable, a reasonable estimate of the amount thereof.

         Section 9.4 Third Party Indemnification. The obligations of any indemnifying party under Sections 9.2 or 9.3 (the "Indemnifying Party") to indemnify any indemnified party (the "Indemnified Party") under this Article IX with respect to Buyer Damages or Sellers Damages, as the case may be, resulting from the assertion of Liability by a third party (a "Claim"), shall be subject to the following terms and conditions:

            (a) Any party against which any Claim is asserted shall give the party required to provide indemnity hereunder written notice of any such Claim promptly after learning of such Claim, and the Indemnifying Party may at its option undertake the defense thereof by representatives of its own choosing, provided, that, before the Indemnifying Party assumes control of such defense it must first: enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party shall be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Damages relating to such Claim and unconditionally guarantees the payment of any Liability resulting therefrom; and furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such Liability. Failure to give prompt notice of a Claim hereunder shall not relieve the Indemnifying Party from any obligation under this Article IX, except to the extent that the Indemnifying Party is materially prejudiced by such failure to give prompt notice. If the Indemnifying Party, within 15 days after receiving written notice of any such Claim, fails to adequately assume the defense of such Claim (by either notifying the Indemnified Party thereof, failing to taking action within prescribed time periods in defense of such Claim or otherwise), the Indemnified Party against which such Claim has been made shall (upon further written notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the Indemnifying Party, without obtaining the consent of the Indemnifying Party and the Indemnifying Party shall be responsible for the costs, fees and expenses of counsel to the Indemnified Party in connection therewith. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with any Claim.

            (b) Anything in Section 9.4(a) to the contrary notwithstanding:

               (i) if any Claim involves solely the recovery of a sum of money (and does not seek injunctive or other equitable relief); or involves the recovery of any combination of money, on the one hand, and seeks injunctive or other equitable relief, on the other, or the Indemnified Party reasonably believes that an adverse determination of such Claim could be detrimental to or injure the Indemnified Party's reputation or future business prospects and notifies the Indemnified Party of such belief; the Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party receives a bona fide settlement proposal or compromise which includes provisions that would bind the Indemnified Party other than with respect to the payment of monetary damages, or which the Indemnified Party reasonably believes could be detrimental to or injure its reputation or future business prospects, and in either such case which the Indemnifying Party, in good faith reasonably believes would not have an adverse effect on the Indemnified Party, if such settlement or compromise is acceptable to the Indemnifying Party but the non-monetary portion of such compromise or settlement is not acceptable to the Indemnified Party (acting reasonably and without delay), the Indemnified Party must either accept such settlement or compromise or continue the defense of any such matter for its own account, and the costs and expense of such defense from and after the date that the Indemnifying Party notified the Indemnified Party of the terms of such settlement or compromise as well as any Losses and Damages in excess of the amount which the Indemnifying Party would have borne had the settlement proposed by the Indemnifying Party been accepted, shall be for the account of the Indemnified Party; provided that Indemnifying Party shall pay to the Indemnified Party the full amount of such proposed monetary settlement at the time the Indemnified Party assumes such defense;

               (ii) if any Claim solely seeks injunctive or other equitable relief, the Indemnifying Party shall not be entitled to have, and the Indemnified Party shall, subject to the Indemnifying Party's rights pursuant to Section 9.4(a), have the sole right to undertake the defense thereof by representatives of its own choosing by notifying the Indemnifying Party of such election together with its initial notice of the Claim pursuant to Section 9.4;

               (iii) No Indemnifying Party shall settle or compromise or consent to the entry of any judgment with respect to any Claim unless such settlement, compromise or consent includes an unconditional written release of the Indemnified Party from all Liability arising out of such Claim.

            (c) Notwithstanding Section 9.4(b) above; (i) the Indemnified Party will be entitled to participate in the defense of any Claim and employ counsel of its choice for such purpose at its own expense, beginning five days subsequent to the date upon which the Indemnified Party notified the Indemnifying Party of the existence of such Claim (ii) the Indemnifying Party will not be entitled to assume control of the defense of such Claim and shall enter into a joint defense agreement with the Indemnified Party and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Claim, and (iii) the Indemnifying Party will not be entitled to assume control of the defense of such Claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such Claim.

         Section 9.5 Purchase Price Adjustment. All indemnification payments under this Article IX shall be deemed adjustments to the Purchase Price.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Fees and Expenses. Whether or not the transactions contemplated herein are consummated pursuant hereto, except as otherwise provided herein, each of Sellers, on the one hand, and Buyer, on the other hand, shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary, the Sellers agree that the Buyer, the Business, the Acquired Companies and the Subsidiaries have not borne or will not bear (i) any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby (including, without limitation, expenses directly or indirectly attributable to the Restructuring) other than as provided in Section 6.9(j), or (ii) any costs or expenses (including any severance costs) incurred between October 1, 1999 and the Closing Date in connection with or arising out of the termination, retirement, layoff, resignation or other separation of employment (for any reason) of any employee of the Sellers, the Acquired Companies, the Subsidiaries and their Affiliates, except to the extent accrued on the September 30, 1999 Statement of Net Assets or the Final Statement of Net Assets.

         Section 10.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be delivered in writing by any of the following methods: (a) personal delivery; (b) registered or certified mail, postage prepaid, return receipt requested; or (c) overnight delivery service, provided that, in each case a copy shall also be sent via facsimile transmission. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

If to the Buyer, to:

               Beauty Care Professional Products Luxembourg, S.a.r.l. c/o CVC Capital Partners
               Hudson House
               8-10 Tavistock Street
               London WC2E 7PP
               England
               Fax:  +44-171-420-4231
               Attention:       Hardy M. McLain

               Carlos Colomer
               Revlon S.A.
               Calle Aragon, 499
               08013 Barcelona
               Spain 13

               with copies (which shall not constitute notice to Buyer) to:

               Kirkland & Ellis
               Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               U.S.A.
               Fax:  +1-212-446-4900
               Attention:       Kirk A. Radke
                                Geoffrey W. Levin

               and

               Clifford Chance
               Paseo de la Castellana
               110 28046 Madrid
               Spain
               Fax:  +34-91-590-7575
               Attention:       Pablo Bieger

               If to Sellers, to:

               Revlon Consumer Products Corporation
               625 Madison Avenue
               New York, New York  10022
               Fax No. (212) 527-5693
               Attention:  General Counsel

               with a copy (which shall not constitute notice to Sellers) to:

               Skadden, Arps, Slate,
               Meagher & Flom LLP
               Four Times Square
               New York, New York  10036-6522
               Fax No.  (212) 735-2000
               Attention:    Franklin M. Gittes, Esq. and
                             Alan C. Myers, Esq.


All such notices, requests, demands, waivers and communications shall be deemed received (i) in the case of personal delivery, upon actual receipt thereof by the addressee, (ii) in the case of overnight delivery, on the day following delivery to the overnight delivery service, (iii) in the case of mail, upon receipt of the return receipt, provided that, in each case, there is issuance by the transmitting facsimile machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error.

         Section 10.3 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

         Section 10.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of Revlon and Buyer, provided, however, that either party may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) assign this Agreement (or any Ancillary Agreement entered into in connection with the transactions contemplated hereby) or any of its rights and interests hereunder and thereunder in connection with a merger, consolidation or sale involving a transfer of all or substantially all of the assets of the Acquired Companies or Subsidiaries or the Business in the case of Buyer, or, in the case of Sellers, a merger, consolidation or sale involving all or substantially all of their respective assets and (iii) assign its rights under this Agreement (including its right to indemnification) to any of its or its Affiliates' lenders as collateral security; provided further that, (A) nothing in this Section 10.4 shall be construed to allow any of the Sellers to assign its Liability or obligations hereunder to any Person (whether an Affiliate or not) and (B) if any of the Sellers makes an assignment pursuant to this Section 10.4, then such assigning Sellers shall agree in writing to remain, and the transferee shall agree in writing to become, jointly and severally liable with respect to the Liabilities of the Sellers hereunder.

         Section 10.5 No Third Party Beneficiaries. This Agreement is solely for the benefit of Sellers and their successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its respective successors and permitted assigns, with respect to the obligations of Sellers, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, Liability, reimbursement, cause of action or other right.

         Section 10.6 Appointment of Seller Representative. By execution of a counterpart of this Agreement, Sellers hereby appoint RCPC to act as their representative (the "Seller Representative") and take all actions in their name and stead in all matters provided for herein, including without limitation the resolution or dispute of any claims or matters related to Article II, Article VI and Article IX. In the event of the bankruptcy, insolvency, incapacity, removal or resignation of RCPC, a successor Seller Representative shall be appointed by the Sellers.

         Section 10.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Any reference to any domestic or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant. The Exhibits, Annexes, Schedules and the Disclosure Letter identified in this Agreement are incorporated herein by reference and made a part hereof. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day which is not a business day in the State of New York or in Barcelona, Spain, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding business day. The word "including" shall mean including without limitation. If there is any inconsistency between this Agreement and the Disclosure Letter attached hereto, then the provisions of this Agreement will control. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance.

         Section 10.8 Exclusive Jurisdiction and Consent to Service.

            (a) Except as provided in any Ancillary Agreement, any suit, action or proceeding arising out of or relating to this Agreement may only be brought in the state or federal courts of New York;

            (b) Each of Sellers and Buyer consents to the exclusive jurisdiction of each such state or federal court of New York in any suit, action or proceeding relating to or arising out of this Agreement, except as provided in any Ancillary Agreement;

            (c) Sellers and Buyer shall waive any objection which they may have to the laying of venue in any such suit, action or proceeding in any such state or federal court of New York; and

            (d) Service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

         Section 10.9 Entire Agreement. This Agreement, the Confidentiality Agreement, the Disclosure Letter, and the Exhibits, Annexes, Schedules and the Ancillary Agreements and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

         Section 10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         Section 10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  SELLERS:


                                  REVLON, INC.

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:

                                  REVLON CONSUMER PRODUCTS
                                  CORPORATION

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:

                                  REMEA 2 B.V.

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:

                                  REVLON EUROPE, MIDDLE EAST AND
                                  AFRICA, LTD.

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:

                                  REVLON INTERNATIONAL
                                  CORPORATION

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                  EUROPEENNE DE PRODUITS DE
                                  BEAUTE S.A.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                  DEUTSCHE REVLON GMBH & CO. K.G.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                  REVLON CANADA, INC.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                  REVLON DE ARGENTINA, S.A.I.C.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON SOUTH AFRICA (PROPRIETARY)
                                 LIMITED

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON (SUISSE) S.A.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON OVERSEAS CORPORATION
                                 C.A.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 CEIL -COMERCIAL, EXPORTADORA,
                                 INDUSTRIAL LTDA.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON MANUFACTURING LTD.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON BELGIUM N.V.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON (CHILE) S.A.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON (HONG KONG) LIMITED

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON, S.A.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON NEDERLAND B.V.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 REVLON NEW ZEALAND LIMITED

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 EUROPEAN BEAUTY PRODUCTS S.p.A.

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:

                                 BUYER:

                                 BEAUTY CARE PROFESSIONAL PRODUCTS
                                 LUXEMBOURG, S.a.r.l.

                                  By:
                                     -------------------------------------
                                     Name:  Carlos Colomer
                                     Title:

                                  By:
                                     -------------------------------------
                                     Name:  Hardy McLain
                                     Title:

With respect to Section 6.9 only:

MAFCO HOLDINGS INC.

By:
   -------------------------------------
   Name:
   Title:

ANNEX A
BRANDS

Note:  Marks are listed alphabetically by column.

African Pride                     Mendex
Alfil Set                         Midollo
All Ways Natural                  Modern Organic Products or MOP
Alpha                             Moell
Alpha 5 in 1                      Moistcure
Alpha Set                         Moisture Recovery Treatment
American Crew                     Muscle
Arosci                            Nail Fresh
Artistic World                    Nail Intensity
Artwork                           Natural Honey
Attrezzature                      Natural Wonder
Axium                             Neutroperm
Biopoint                          Nice Change
Biopon                            Oksipul
Biotec                            Oxi Plus
Capvit                            PC2000
Citroperm                         Perfect Perm
Citroperm Henry                   Perfect Touch
Clean Touch                       Perm & Care
Color Clean                       Perm Life
Color Lock*                       Perm No Perm
Colorissimo                       Perm Up
Cool Blue                         Personal Bio Point
Cool Hue                          PH7
Cool Hue Color                    PH7 Perm
Cosmetic Touch                    Pointine
Creative Nail                     Porosity Control
Creme of Nature                   Porosity Equalizer
Creme Superoxide                  Licensed Revlon Marks**
D:Fi                              Radical Solar Nail
D:Stressed                        Realistic
Designer Look                     Retention+
Diaffany                          Roulite
Dry & Shine                       Roux
Eclipse Formation                 Roux White
Eco                               Ryellis
Eco 12                            Salon Perfection
Eco 13                            Scentsations


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

Ecologique                        Scrub
Ekinos                            Scrub Fresh
Equave                            Sensor
Fabu-laxer                        Sensor Body
Fabusilk                          Sensor Perm
Fanci-Full                        Sensor Prestige
Fanci-Tone                        Sensor Supreme
Fashion Onda Fix                  Sheer Delight
Fashion Onda Perm                 Solar Nail
Fashion Wave Perm                 Solaroil
Fermodual                         Solar Seale
Fermodyl                          Spa Manicure
Fermopoint                        Spa Pedicure
Fermostyle                        Special Feeling
Fiesta                            Speed Bond
Finisheen                         Speedy
Fixpray                           Spritzhold
Floid                             Super Blonde
Free Perm                         Super Quick Out
Frosty Roulite                    Super Shiney
Gel Bond                          Supphold
Ginseng Miracle                   Surgiva
Geniol                            Synaplex
Gentle Blonde                     Thermal Tex
Gentle Meche                      Tiazolin
Great Feeling                     Tinturex
Great Feeling Perm                True Blue
Hair Base                         True Cystem
Henry                             Tween Time
Herbal Deep Clean                 Ultra Clean Touch
Herbarich                         Ultra Pointe
Interactives                      Velocity
Intercosmo                        Voila
Intragen 5                        Volumage 3
Iroside                           Wrap'n & Tap'n
Ivola                             Young Color
Jean Doran                        Young Color II
La mouse                          Young Color Cream
Lanocolor                         Young Color Excel
Lanofil                           Young Color Mask
Lash & Brow                       Young Hair
Lauripon                          Zelig
Liquid Tex                        Zelig Perm
Lottabody                         Zuska


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



Lovely Color                                  911
Llongueras (subject to license)
Luminates


* Licensed under and subject to the provisions of the License Agreement (Color Lock)
** As defined in the Purchase Agreement, all of which are licensed under and subject to the provisions of the License Agreement (Revlon Marks)

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